UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Hilltop Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Hilltop Holdings Inc. 200 Crescent Court, Suite 1330 Dallas, Texas 75201 Tel: 214.855.2177 Fax: 214.855.2173 www.hilltop-holdings.com NYSE: HTH

NOTICE OF 2017 ANNUAL MEETING

AND PROXY STATEMENT

May 8, 2017

You are cordially invited to attend our 2017 Annual Meeting of Stockholders at 10:00 a.m., Dallas, Texas, local time, on June 15, 2017. The meeting will be held at 2323 Victory Avenue, 5th Floor, Dallas, Texas 75219.

This booklet includes the formal notice of the meeting and our proxy statement. The proxy statement tells you about the matters to be addressed, and the procedures for voting, at the meeting.

YOUR VOTE IS VERY IMPORTANT. Even if you only have a few shares, we want your shares to be represented.  If your shares are held in a brokerage account, your broker no longer has discretion to vote on your behalf with respect to electing directors or certain other non-routine matters. Accordingly, you must provide specific voting instructions to your broker in order to vote. Please vote promptly in order to ensure that your shares are represented at the meeting.

The Notice of Internet Availability of Proxy Materials or this proxy statement and the accompanying proxy card, as applicable, Notice of 2017 Annual Meeting of Stockholders and annual report for the year ended December 31, 2016 were first provided to stockholders of record on or about May 8, 2017.

We look forward to seeing you at the meeting.

Very truly yours,

Jeremy B. Ford	Alan B. White
President and Co-Chief Executive Officer	Vice Chairman and Co-Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2017.

Our proxy statement and our annual report for the fiscal year ended December 31, 2016 are both available at www.proxyvote.com.

Notice of 2017 Annual Meeting of Stockholders

To Be Held on June 15, 2017

WHEN:	Thursday, June 15, 2017, at 10:00 a.m., Dallas, Texas local time

WHERE:	2323 Victory Avenue, 5th Floor
Dallas, Texas 75219

WHY:	At this meeting, you will be asked to:

	1.	Elect 21 directors to serve on our Board of Directors until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified;

	2.	Conduct an advisory vote to approve executive compensation;

	3.	Conduct an advisory vote on the frequency of stockholder advisory votes on executive compensation;

	4.	Reapprove the 2012 annual incentive plan performance goals;

	5.	Reapprove the 2012 equity incentive plan performance goals;

	6.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017; and

	7.	Transact any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

WHO MAY VOTE:	Stockholders of record at the close of business on April 20, 2017.

ANNUAL REPORT:	Our 2016 Annual Report is enclosed.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials, including this proxy statement and our annual report for the year ended December 31, 2016, over the Internet. As a result, we are providing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who are not sent a notice will be sent a paper copy of our proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is very important. Please read the proxy statement and voting instructions on the enclosed proxy card.  Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please vote by Internet, telephone or by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States. Please see “General Information – What should I do if I want to attend in person?” for information on how to obtain directions to be able to attend the meeting and vote in person.

By Order of the Board of Directors,

Corey G. Prestidge
Executive Vice President, General Counsel & Secretary

May 8, 2017

Dallas, Texas

PROXY STATEMENT

i

HILLTOP HOLDINGS INC.

200 Crescent Court, Suite 1330

Dallas, Texas 75201

PROXY STATEMENT

2017 Annual Meeting of Stockholders

To be Held on June 15, 2017

GENERAL INFORMATION

The Notice of Internet Availability of Proxy Materials, or this Proxy Statement and the accompanying proxy card, as applicable, Notice of 2017 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2016 were first provided to stockholders of record on or about May 8, 2017.

Unless the context otherwise indicates, all references in this Proxy Statement to the “Company,” “we,” “us,” “our” or “ours” or similar words are to Hilltop Holdings Inc. and its direct and indirect wholly owned subsidiaries, references to “Hilltop” refer solely to Hilltop Holdings Inc., references to “PlainsCapital” refer to PlainsCapital Corporation (a wholly owned subsidiary of Hilltop), references to “Securities Holdings” refer to Hilltop Securities Holdings LLC (a wholly owned subsidiary of Hilltop), references to “Hilltop Securities” refer to Hilltop Securities Inc. (a wholly owned subsidiary of Securities Holdings), references to the “Bank” refer to PlainsCapital Bank (a wholly owned subsidiary of PlainsCapital), references to “FNB” refer to First National Bank, references to “SWS” refer to the former SWS Group, Inc., references to “First Southwest” refer to First Southwest Holdings, LLC (a wholly owned subsidiary of Securities Holdings) and its subsidiaries as a whole, references to “FSC” refer to First Southwest Company, LLC (a former wholly owned subsidiary of First Southwest), references to “PrimeLending” refer to PrimeLending, a PlainsCapital Company (a wholly owned subsidiary of the Bank) and its subsidiaries as a whole, references to “NLC” refer to National Lloyds Corporation (a wholly owned subsidiary of Hilltop) and its subsidiaries as a whole, and references to “NLIC” refer to National Lloyds Insurance Company (a wholly owned subsidiary of NLC).

Why am I receiving these proxy materials?

The Board of Directors of Hilltop, or the Board of Directors, has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our 2017 Annual Meeting of Stockholders, or the Annual Meeting, which will take place at 10:00 a.m. (Dallas, Texas local time) on Thursday, June 15, 2017, at 2323 Victory Avenue, 5th Floor, Dallas, Texas 75219. This Proxy Statement describes matters on which you, as a stockholder, are entitled to vote. This Proxy Statement also gives you information on these matters so that you can make an informed decision with respect to your vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

In accordance with rules promulgated by the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet. Accordingly, on or about May 8, 2017, we provided a Notice of Internet Availability of Proxy Materials, or the Notice, to selected stockholders of record and beneficial owners. These stockholders have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the printing and distribution of our proxy materials.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

➢	view our proxy materials for the Annual Meeting on the Internet;

➢	vote your shares after you have viewed our proxy materials;

➢	register to attend the meeting in-person;

➢	request a printed copy of the proxy materials; and

➢	instruct us to send our future proxy materials to you electronically by email.

Copies of the proxy materials are available for viewing at www.proxyvote.com.

You may have received proxy materials by email. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of printing and distributing our proxy materials. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What am I voting on?

At the Annual Meeting, stockholders will be asked to:

➢	Elect 21 directors to serve on our Board of Directors until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified;
➢	Conduct an advisory vote to approve executive compensation;
➢	Conduct an advisory vote on the frequency of stockholder advisory votes on executive compensation;
➢	Reapprove the performance goals of the Hilltop Holdings Inc. 2012 Annual Incentive Plan, or the Annual Incentive Plan or the 2012 Annual Incentive Plan;
➢	Reapprove the performance goals of the Hilltop Holdings Inc. 2012 Equity Incentive Plan, or the 2012 Equity Incentive Plan;
➢	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017; and
➢	Transact any other business that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

What are the Board of Directors’ recommendations?

The Board of Directors recommends that you vote your shares:

➢	FOR each of our director candidates;
➢	FOR the approval, on an advisory basis, of the compensation of our named executive officers;
➢	Every 1 YEAR, on an advisory basis, for the frequency of stockholder advisory votes on executive compensation;
➢	FOR the reapproval of the 2012 Annual Incentive Plan performance goals;
➢	FOR the reapproval of the 2012 Equity Incentive Plan performance goals; and
➢	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.

Who is entitled to vote?

Holders of record of our common stock at the close of business on April 20, 2017, are entitled to vote at the Annual Meeting. With respect to each matter presented, a stockholder is entitled to cast one vote for each share of common stock owned at the close of business on April 20, 2017.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

➢

In Person.  You may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, we will provide stockholders of record with a ballot at the Annual Meeting. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You always can change your vote at the Annual Meeting.

➢

Via the Internet.  You may vote by proxy via the Internet by visiting www.proxyvote.com. Have your proxy card or Notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

➢	Via Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

➢	Via Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by marking, signing and dating the proxy card and sending it back in the envelope provided.

If you are the beneficial owner of shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides to you. New York Stock Exchange, or NYSE, rules prohibit your broker from voting for the election of directors, the approval of executive compensation, the selection of the frequency of stockholder votes on executive compensation, and the reapproval of the performance goals of the 2012 Annual Incentive Plan and the 2012 Equity Incentive Plan on your behalf without specific voting instructions from you. Many brokers allow stockholders to provide voting instructions by mail, telephone and the Internet.

How do proxies work?

Our Board of Directors is asking for your proxy. Giving your proxy to the persons named by us means you authorize them to vote your shares at the Annual Meeting in the manner you direct. You may vote for all of our director candidates or withhold your vote as to one or more director candidates, and you may vote for or against, or abstain from voting on, executive compensation, the reapproval of the 2012 Annual Incentive Plan performance goals, the reapproval of the 2012 Equity Incentive Plan performance goals, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017. For the frequency of advisory votes on executive compensation, you may vote every 1 year, 2 years or 3 years.

If you are a stockholder of record and (a) you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors or (b) you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of all of our director candidates, FOR the approval, on an advisory basis, of our executive compensation, every 1 YEAR, on an advisory basis, for the frequency of stockholder advisory votes on executive compensation, FOR the reapproval of the 2012 Annual Incentive Plan performance goals, FOR the reapproval of the 2012 Equity Incentive Plan performance goals, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.

If you are the beneficial owner of shares held by a broker or other nominee, also referred to as held in “street name,” and you do not provide such broker or nominee with specific voting instructions, under the rules promulgated by the NYSE, the broker or nominee that holds your shares may generally vote on “routine” matters at its discretion, but cannot vote on “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that broker or nominee will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares, which is generally referred to as a “broker non-vote.”

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you also may receive material from them asking how you want those shares voted. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

Which matters are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 is considered to be a “routine” matter. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist with respect to this matter. All other matters set forth in this Proxy Statement are matters that we believe will be designated “non-routine” matters. A broker or other nominee cannot vote without instructions on non-routine matters and, therefore, there may be broker non-votes on all matters other than the ratification of the appointment of PricewaterhouseCoopers LLP.

Can I change my vote or revoke my proxy after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting (or before any earlier deadline specified in the Notice or the proxy card) by (a) voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (b) signing and returning a new proxy card or vote instruction form with a later date or (c) attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting, however, will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering, prior to the Annual Meeting, a written notice of revocation to the corporate Secretary at the address listed under “Questions” on page 74.

Will my shares be voted if I don’t sign a proxy?

If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or attend the Annual Meeting and vote in person. Under certain conditions, shares that you own that are held by a broker or nominee may be voted even if you do not provide voting instructions to the broker or nominee. As discussed above under “— How do proxies work?”, brokerage firms have the authority under applicable rules to vote on certain “routine” matters, including the ratification of the appointment of auditors.

What constitutes a quorum?

In order to carry on the business of the Annual Meeting, we must have a quorum present. This means that the holders of at least a majority of the outstanding shares eligible to be cast must be represented at the Annual Meeting, either in person or by proxy. Any shares that we hold for our own benefit may not be voted and are not counted in the total number of outstanding shares eligible to be voted. Both abstentions and broker non-votes (described above) are counted as present for purposes of determining the presence of a quorum. On April 20, 2017, we had 98,529,976 shares of common stock outstanding, of which 96,672,027 were entitled to vote at the Annual Meeting.

How many votes are needed for approval?

Election of Directors

Election of the director nominees requires the affirmative vote of a plurality of the votes cast on the matter. The director candidates receiving the highest number of affirmative votes will be elected as directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Stockholders may not cumulate votes in the election of directors.

Advisory Vote to Approve Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on an advisory basis, our executive compensation. The Compensation Committee of the Board of Directors will review the results of this matter and will take the results into account in making future determinations concerning executive compensation. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on an advisory basis, the frequency of stockholder advisory votes on executive compensation. The Compensation Committee of the Board of Directors will review the results of this matter and will take the results into account in making future determinations concerning the frequency of stockholder advisory votes on executive compensation. For purposes of the advisory vote on the frequency of stockholder advisory votes on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Reapproval of the 2012 Annual Incentive Plan Performance Goals

The affirmative vote of a majority of the votes cast on the matter is required to reapprove the 2012 Annual Incentive Plan performance goals. For purposes of the vote on the reapproval of the 2012 Annual Incentive Plan performance goals, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Reapproval of the 2012 Equity Incentive Plan Performance Goals

The affirmative vote of a majority of the votes cast on the matter is required to reapprove the 2012 Equity Incentive Plan performance goals. For purposes of the vote on the reapproval of the 2012 Equity Incentive Plan performance goals, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Ratification of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 will be ratified if this proposal receives the affirmative vote of a majority of the votes cast on the matter. Brokers have the authority to vote on this proposal in the absence of contrary instructions from a beneficial owner. If this appointment is not ratified by our stockholders, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP. With respect to this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Who conducts the proxy solicitation?

Our Board of Directors is soliciting the proxies, and we will bear all costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement. Copies of proxy materials will be furnished to banks, brokerage houses and other agents and nominees holding shares in their names that are beneficially owned by others so that they may forward the proxy materials to those beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the proxy materials to the beneficial owners. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all proxy materials to the beneficial owners of the shares that they hold of record. Certain of our officers and employees also may solicit proxies on our behalf by mail, email, phone or fax or in person.

What should I do if I want to attend in person?

You will need an admission ticket to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to stockholders of record at the close of business on April 20, 2017 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the Annual Meeting, please indicate that you intend to do so when you are voting by telephone or Internet or follow the instructions on your proxy card, and we will promptly mail an admission ticket to you.

If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the corporate Secretary at the address listed under “Questions” on page 74. If you do not have an admission ticket, you must show proof of your ownership of the Company’s common stock at the registration table at the door.

PROPOSAL ONE — ELECTION OF DIRECTORS

General

At the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the director candidates named under “— Nominees for Election as Directors” below.

Our Board of Directors oversees our management on your behalf. The Board of Directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the approval of business combination transactions, the authorization of dividends, the selection of the Chief Executive Officers, setting the scope of their authority to manage our day-to-day operations and the evaluation of their performance.

Our Board of Directors is not classified; thus, all of our directors are elected annually. The Nominating and Corporate Governance Committee has recommended, and our Board of Directors has nominated, for re-election all 21 persons currently serving as directors whose terms are expiring at the 2017 Annual Meeting of Stockholders.

If elected, each of the persons nominated as a director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Personal information on each of our nominees is given below.

Nominees for Election as Directors

Charlotte Jones Anderson Age 50

Ms. Anderson has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. She previously served as a director of PlainsCapital from September 2009 to November 2012. She currently serves as Executive Vice President and Chief Brand Officer for the Dallas Cowboys Football Club, Ltd., a National Football League team. She has worked in various capacities for the Dallas Cowboys organization since 1990. Since 2012, she has served as Chairman of the NFL Foundation and in 2014 she was appointed by the NFL commissioner to be a member of the NFL Personal Conduct Committee. Ms. Anderson is actively involved with a number of charitable and philanthropic organizations, including The Boys and Girls Clubs of America, the Salvation Army, The Rise School, the Southwest Medical Foundation, the Dallas Symphony, The Dallas Center for Performing Arts Foundation, the Shelton School, TACA, and Make-a-Wish North Texas Foundation.

Rhodes R. Bobbitt Age 71

Mr. Bobbitt has served as a director of Hilltop since November 2005. Mr. Bobbitt is retired. From 1987 until June 2004, he served as a Managing Director and the Regional Office Manager of the Private Client Service Group of Credit Suisse First Boston/Donaldson, Lufkin & Jenrette. Mr. Bobbitt was formerly Vice President of Security Sales in the Dallas office of Goldman, Sachs & Company from 1969 until 1987. He also serves on the Board of Directors of First Acceptance Corporation, including the Nominating and Corporate Governance, Investment, and Audit Committees of that company.

Tracy A. Bolt Age 53

Mr. Bolt has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. In 1994, Mr. Bolt co-founded Hartman Leito & Bolt, LLP, an accounting and consulting firm based in Fort Worth, Texas, where he served as a partner and a member of the firm’s leadership committees until its sale in June 2014. Mr. Bolt holds a Bachelor of Science and Master of Science from the University of North Texas, and he is a certified public accountant. He currently serves as a business advisor to numerous management teams, public and private company boards, not for profit organizations and trusts.

W. Joris Brinkerhoff Age 65

Mr. Brinkerhoff has served as a director of Hilltop since June 2005. Mr. Brinkerhoff founded a Native American-owned joint venture, Doyon Drilling Inc. J.V., in 1981 and served as its operations Chief Executive Officer and Chief Financial Officer until selling his venture interests in 1992. Doyon Drilling Inc. J.V. designed, built, leased and operated state of the art mobile drilling rigs for ARCO and British Petroleum in conjunction with their development of the North Slope Alaska petroleum fields. Mr. Brinkerhoff currently manages, on a full-time basis, family interests, including oil and gas production, a securities portfolio and various other business interests. He actively participates in numerous philanthropic organizations.

J. Taylor Crandall Age 63

Mr. Crandall has served as a director of Hilltop since April 2015. Mr. Crandall is a founding Managing Partner of Oak Hill Capital Management, LLC (“OHCM”) and has served OHCM (or its predecessors) since 1986. He has senior responsibility for originating, structuring and managing investments for OHCM’s Media and Telecom and Technology industry groups. Mr. Crandall has also served as Chief Operating Officer of Keystone, Inc., the primary investment vehicle for Robert M. Bass. Prior to joining OHCM, Mr. Crandall was a Vice President with the First National Bank of Boston. Mr. Crandall serves on the board of directors of Intermedia.net, Inc., Wave Division Holdings, LLC, Omada International, Pulsant Limited, Berlin Packaging LLC and Powdr Corporation. Mr. Crandall is the secretary-treasurer of the Anne T. and Robert M. Bass Foundation, the trustee of the Lucile Packard Foundation for Children’s Health and currently serves on the boards of trustees of The Park City Foundation and the U.S. Ski and Snowboard Team Foundation.

Charles R. Cummings Age 80

Mr. Cummings has served as a director of Hilltop since October 2005. Mr. Cummings currently serves as the Co-Manager of Acoustical Control LLC, a provider of noise abatement equipment primarily for the oil and gas industry; DCB Solutions, LLC, a service provider to the waste industry; and Argyle Equipment, LLC, a lessor of equipment to the waste industry. In addition, Mr. Cummings is the President and Chief Executive Officer of CB Resources LLC, an investor in the oil and natural gas industry, and Container Investments, LLC, a lessor of equipment to the waste industry, each of which positions he has held since 1999 and 1991, respectively. Until its sale in January 2014, he served as the Chairman of Aaren Scientific, Inc., a manufacturer of intraocular lenses used in cataract surgery. From 1998 through 2008, he was the Chairman and Chief Executive Officer of Aaren Scientific, Inc. and its predecessors. In 1994, Mr. Cummings co-founded I.E.S.I. Corporation, a regional, non-hazardous waste management company, and serving as a director until its sale in 2005. Prior to that, he served as a Managing Director of AEA Investors, Inc., a private investment firm. Prior to 1979, he was a partner with Arthur Young & Company.

Hill A. Feinberg Age 70

Mr. Feinberg serves as Chairman and Chief Executive Officer of Hilltop Securities, a continuation of Mr. Feinberg’s previous role with First Southwest since 1991. He has also served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from December 31, 2008 (in conjunction with PlainsCapital’s acquisition of First Southwest) to November 2012. Prior to joining First Southwest, Mr. Feinberg was a senior managing director at Bear Stearns & Co. Mr. Feinberg is a past chairman of the Municipal Securities Rulemaking Board, the self-regulatory organization with responsibility for authoring the rules that govern the municipal securities activities of registered brokers. Mr. Feinberg also is a member of the board of directors of Energy XXI (Bermuda) Limited, a public company. Mr. Feinberg also formerly served as a member of the board of directors of Compass Bancshares, Inc. and Texas Regional Bancshares, Inc., as an advisory director of Hall Phoenix Energy, LLC and as the non-executive chairman of the board of directors of General Cryogenics, Inc.

Gerald J. Ford Age 72

Mr. Gerald J. Ford has served as Chairman of the Board of Hilltop since August 2007, and has served as a director of Hilltop since June 2005. Mr. Gerald J. Ford served as interim Chief Executive Officer of Hilltop from January 1, 2010 until March 11, 2010. Mr. Gerald J. Ford is a banking and financial institutions entrepreneur who has been involved in numerous mergers and acquisitions of private and public sector financial institutions, primarily in the Southwestern United States, over the past 40 years. In that capacity, he acquired and consolidated 30 commercial banks from 1975 to 1993, forming First United Bank Group, Inc., a multi-bank holding company for which he functioned as Chairman of the Board and Chief Executive Officer until its sale in 1994. During this period, he also led investment consortiums that acquired numerous financial institutions, forming in succession, First Gibraltar Bank, FSB, First Madison Bank, FSB and First Nationwide Bank. Mr. Gerald J. Ford also served as Chairman of the Board of Directors and Chief Executive Officer of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from 1998 to 2002. He currently serves as Chairman of the Board of Freeport McMoRan Copper and Gold Inc. and as a director of Scientific Games Corporation and Mechanics Bank. Mr. Gerald J. Ford previously served as Chairman of Pacific Capital Bancorp and a director of First Acceptance Corporation, SWS Group, Inc. and McMoRan Exploration Co. Mr. Gerald J. Ford also currently serves on the Board of Trustees of Southern Methodist University, is the Co-Managing Partner of Ford Financial Fund II, L.P., a private equity fund. Hilltop’s President and Co-Chief Executive Officer, Jeremy B. Ford, is the son of Mr. Gerald J. Ford, and Hilltop’s Executive Vice President, General Counsel and Secretary, Corey G. Prestidge, is the son-in-law of Mr. Gerald J. Ford.

Jeremy B. Ford Age 42

Mr. Jeremy B. Ford was appointed Co-Chief Executive Officer of Hilltop in September 2016 and prior to that he served as the sole Chief Executive Officer of Hilltop since March 2010. Mr. Jeremy B. Ford also has served as President and a director of Hilltop since 2010. Mr. Jeremy B. Ford has worked in the financial services industry for over 18 years, primarily focused on investments in, and acquisitions of, depository institutions and insurance and finance companies. He has been actively involved in numerous potential acquisitions for Hilltop prior to 2010, and the divestiture of the mobile home communities business in 2007. Mr. Jeremy B. Ford also is currently Chairman of the Board of First Acceptance Corporation. Prior to becoming President and Chief Executive Officer of Hilltop, he was a principal of Ford Financial Fund, L.P., a private equity fund. From 2004 to 2008, he worked for Diamond A-Ford Corporation, where he was involved in various investments made by a family limited partnership. Prior to that, he worked at Liberté Investors Inc. (now First Acceptance Corporation), California Federal Bank, FSB (acquired by Citigroup Inc.), and Salomon Smith Barney (acquired by Citigroup Inc.). Jeremy B. Ford is the son of Gerald J. Ford, Hilltop’s Chairman of the Board, and the brother-in-law of Corey G. Prestidge, Hilltop’s Executive Vice President, General Counsel and Secretary.

J. Markham Green Age 73

Mr. Green has served as a director of Hilltop since February 2004. Mr. Green is a private investor. From 2001 to 2003, he served as Vice Chairman of the Financial Institutions and Governments Group in investment banking at JP Morgan Chase. From 1993 until joining JP Morgan Chase, Mr. Green was involved in the start-up, and served on the boards, of eight companies, including Affordable Residential Communities Inc., the predecessor company to Hilltop. From 1973 to 1992, Mr. Green served in various capacities at Goldman, Sachs & Co. in investment banking including general partner of Goldman, Sachs & Co. and co-head of its Financial Services Industry Group. From 1967 to 1973, Mr. Green worked in the Research Department and Investment Banking Division of Merrill Lynch. Mr. Green is Chairman Emeritus of Owner Resource Group, a private equity firm. He is Chairman of ORG Chemical Holdings, LLC a portfolio company of Owner Resource Group.

William T. Hill, Jr. Age 74

Mr. Hill has served as a director of Hilltop since April 2008. He currently has his own law firm. Prior to 2012, Mr. Hill was of counsel at Fitzpatrick Hagood Smith & Uhl, a criminal defense firm. Prior to that, Mr. Hill served as the Dallas District Attorney and the Chief Prosecuting Attorney of the Dallas District Attorney’s office. During his tenure at the District Attorney’s office, Mr. Hill restructured the office of 250 lawyers and 150 support personnel, including the computerization of the office in 1999. For more than four decades, Mr. Hill has been a strong community leader serving on a number of charitable boards and receiving numerous civic awards, including President of the SMU Mustang Board of Directors and Chairman of the Doak Walker Running Back Award for its first year. Mr. Hill currently serves on the board of directors of Oncor Electric Delivery Company LLC, Oncor Electric Delivery Holdings Company LLC and Baylor Hospital Foundation, and is actively involved in the Mercy Street Mission. Mercy Street is a Christian-based organization serving West Dallas children by placing mentors with the children.

James R. Huffines Age 66

Mr. Huffines is Chief Operating Officer of Subsidiaries at Hilltop, a position he has held since September 2016. Mr. Huffines previously served as the President and Chief Operating Officer of PlainsCapital from 2010 to 2016. He has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from May 2011 to November 2012. Prior to that, Mr. Huffines served as the Chairman of the Central and South Texas region and a director of the Bank, a position he held since joining PlainsCapital in 2001. He served on the board of Energy Future Holdings (formerly TXU Corp.), from 2007 until 2012. In addition, Mr. Huffines previously served as Chairman of the University of Texas System Board of Regents for over four and a half years. Mr. Huffines also participates in many community and business organizations, including serving as a board member of the Dallas Citizens Council, Board of Advisors of Dallas Chamber, Chariman of Governor’s University Research Initiative Board, Dallas Foundation Board, Executive Committee of Southwestern Medical Foundation Board, and a member of the Texas Philosophical Society.

Lee Lewis Age 65

Mr. Lewis has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from 1989 to November 2012. He founded in 1976, and currently serves as the Chief Executive Officer of, Lee Lewis Construction, Inc., a construction firm based in Lubbock, Texas. Mr. Lewis is a member of the American General Contractors Association, West Texas Chapter, Chancellors Council for the Texas Tech University System, and Red Raider Club.

Andrew J. Littlefair Age 56

Mr. Littlefair has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. He is a co-founder of Clean Energy Fuels Corp., a provider of compressed and liquefied natural gas in the United States and Canada that is publicly traded on the NASDAQ Global Select Market, and has served as that company’s President, Chief Executive Officer and a director since 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, he served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. He served as the Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market from 2007 to June 2010.

W. Robert Nichols, III Age 72

Mr. Nichols has served as a director of Hilltop since April 2008. Mr. Nichols has been a leader in the construction machinery business since 1966. He was the president of Conley Lott Nichols, a dealer for several manufacturers of construction machinery, until its sale in 2012. In 2013, he purchased an oilfield services company in Midland, Texas, for which he serves as Chairman and President. He has served on numerous bank and bank holding company boards, including United New Mexico Bancorp and Ford Bank Group. Mr. Nichols is active in civic and charitable activities, serving as an active director at M.D. Anderson Hospital, The Nature Conservancy of Texas and Mercy Street.

C. Clifton Robinson Age 79

Mr. Robinson has served as a director of Hilltop since March 2007. From 2000 until its acquisition by a subsidiary of Hilltop in January 2007, Mr. Robinson was Chairman of the Board and Chief Executive Officer of NLASCO, Inc., an insurance holding company domiciled in Texas. Until December 2012, Mr. Robinson served as Chairman of the Board of NLASCO, Inc. In 2000, Mr. Robinson formed NLASCO, Inc. in conjunction with the acquisition of American Summit Insurance Company and the reacquisition of National Lloyds Insurance Company, which he had initially acquired in 1964 and later sold. In 1979, he organized National Group Corporation for the purpose of purchasing insurance companies and related businesses. In 1964, he became the President and Chief Executive Officer of National Lloyds Insurance Company in Waco, Texas, one of the two current insurance subsidiaries of NLC (formerly known as NLASCO, Inc.). From 1964 to the present, Mr. Robinson has participated in the formation, acquisition and management of numerous insurance business enterprises. Mr. Robinson established the Robinson-Lanham Insurance Agency in 1961. He previously has held positions with various insurance industry associations, including Vice-Chairman of the Board of Texas Life and Health Guaranty Association, President of the Independent Insurance Agents of Waco-McLennan County and member of the board of directors of the Texas Life Insurance Association and the Texas Medical Liability Insurance Underwriting Association. Mr. Robinson currently serves on the Board of Trustees of the Scottish Rite Hospital for Children in Dallas, Texas and the Baylor University Board of Regents.

Kenneth D. Russell Age 68

Mr. Russell has served as a director of Hilltop since August 2010. Mr. Russell currently serves as the Interim President and Chief Executive Officer of First Acceptance Corporation. Prior to that he served as the President and Chief Executive Officer of Mechanics Bank from June 2015 to October 2016.  Mr. Russell has been a Principal of Ford Financial Fund II, L.P., a private equity fund based in Dallas, Texas, since 2010. Over a long career at KPMG, he rose from a staff accountant in the U.S. division to become a member of KPMG Germany’s managing Board of Directors. During 20 years in KPMG LLP’s Dallas office, he led the engagement efforts with the firm’s regional banking, thrift and other financial service clients. In 1993, Mr. Russell joined KPMG’s national office in New York and led their financial services advisory unit, which supported many of the nation’s largest banks. In 2001, he joined the Managing Board for KPMG in Germany, where he served as the global lead partner in the firm’s relationship with Deutsche Bank. That position entailed managing and consulting on banking operations in over 50 countries for the multi-national German bank. Mr. Russell retired from the KPMG Germany Managing Board in 2008 in order to lead a new Partner Mentoring Program for KPMG’s offices throughout Europe, working to help young professionals become category and practice leaders. He also serves on the Board of Directors of First Acceptance Corporation and Mechanics Bank.

A. Haag Sherman Age 51

Mr. Sherman has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. Mr. Sherman is the Chief Executive Officer and Chief Investment Officer of Tectonic Advisors LLC a registered investment advisor, and is a private investor and co-owner of an energy services company. Prior thereto, Mr. Sherman co-founded and served in various executive positions (including Chief Executive Officer and Chief Investment Officer) of Salient Partners, LP, a Houston-based investment firm. In addition, he previously served as an executive officer and partner of The Redstone Companies where he, among other things, managed a private equity portfolio. He previously served as a director of Miller Energy Resources and ZaZa Energy Corp. Mr. Sherman has served as an adjunct professor of law at The University of Texas School of Law. Mr. Sherman previously practiced corporate law at Akin, Gump, Strauss, Hauer & Feld, LLP and was an auditor at Price Waterhouse, a public accounting firm. Mr. Sherman is an attorney and certified public accountant.

Robert C. Taylor, Jr. Age 69

Mr. Taylor has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from 1997 to November 2012. He has been engaged in the wholesale distribution business in Lubbock, Texas since 1971. In February 2009, Mr. Taylor was appointed to serve as Chief Executive Officer for United Supermarkets, LLC, a retail grocery business in Texas since 1915 and has served as its President since its acquisition by Albertsons LLC. He also serves on the board of directors of United Supermarkets, LLC. Prior to that appointment, Mr. Taylor served as the Vice President of Manufacturing and Supply Chain for United Supermarkets since 2007. From 2002 to 2007, Mr. Taylor was the President of R.C. Taylor Distributing, Inc., a business engaged in the distribution of general merchandise, candy and tobacco to retail outlets in West Texas and Eastern New Mexico. He is chairman of the Lubbock Downtown Tax Increment Finance Redevelopment Committee and serves on the Texas Tech Chancellors Advisory Board.

Carl B. Webb Age 67

Mr. Webb has served as a director of Hilltop since June 2005. Mr. Webb is  a Co-Managing Member of Ford Financial Fund II, L.P., a private equity fund based in Dallas, Texas. From August 2010 until December 2012, Mr. Webb served as the Chief Executive Officer of Pacific Capital Bancorp and as Chairman of the Board and Chief Executive Officer of Santa Barbara Bank & Trust, N.A. He was a Senior Principal of Ford Financial Fund, L.P., a private equity fund that was the parent company of SB Acquisition Company LLC, the majority stockholder of Pacific Capital Bancorp prior to its sale to UnionBanCal Corporation. In addition, Mr. Webb has served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. He served as the Co-Chairman of Triad Financial Corporation, a privately held financial services company, from July 2007 to October 2009, and was the interim President and Chief Executive Officer from August 2005 to June 2007. Previously, Mr. Webb was the President and Chief Operating Officer and a Director of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from September 1994 to November 2002. Prior to his affiliation with California Federal Bank, FSB, Mr. Webb was the President and Chief Executive Officer of First Madison Bank, FSB (1993 to 1994) and First Gibraltar Bank, FSB (1988 to 1993), as well as President and a Director of First National Bank at Lubbock (1983 to 1988). Mr. Webb also is the Chairman of Mechanics Bank and a director of Prologis, Inc. He is a former director of Pacific Capital Bancorp, M&F Worldwide Corp. and Plum Creek Timber Company.

Alan B. White Age 68

Mr. White is one of PlainsCapital’s founders. He has served as Co-Chief Executive Officer of Hilltop since September 2016. He also has served as Chairman and Chief Executive Officer of PlainsCapital since 1987. He has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012 and is the Vice-Chairman of the Board of Directors and the Chairman of Hilltop’s Executive Committee. Mr. White’s current charitable and civic service includes serving as a member of the Cotton Bowl Athletic Association Board of Directors, the MD Anderson Cancer Center Living Legend Committee and the Dallas Citizens Council. He was also the founding chairman of the Texas Tech School of Business Chief Executive’s Roundtable; the former Chairman of the Texas Tech Board of Regents, the Covenant Health System Board of Trustees, and the Methodist Hospital System Board of Trustees; and a member of the Texas Tech University President’s Council and the Texas Hospital Association Board.

Director Independence

Our Board of Directors has affirmatively determined that 12 of the 21 nominees for election as directors at the Annual Meeting have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and are independent within the meaning of the director independence requirements of the listing standards of the NYSE. The independent directors are Charlotte Jones Anderson, Rhodes Bobbitt, Tracy A. Bolt, W. Joris Brinkerhoff, J. Taylor Crandall, Charles R. Cummings, J. Markham Green, William T. Hill, Jr., Andrew J. Littlefair, W. Robert Nichols, III, A. Haag Sherman and Robert C. Taylor, Jr. The determinations regarding the independence of these individuals were based upon information known by the members of the Board of Directors concerning each other and supplied by each of the directors for the purpose of this determination.

In conducting its annual review of director independence, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company. The Board of Directors considered that one director it determined to be independent —Mr. Littlefair — has, or a member of his immediate family or an affiliated company in which he is employed or in which he is a principal equity holder has, received a loan from the Bank in the ordinary course of business, which our Board of Directors did not view as compensation. In our management’s opinion, these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Bank with other unaffiliated persons and do not involve more than normal risk of collectability. In addition, the Board of Directors considered transactions between the Bank and Clean Energy Finance, Inc., a subsidiary of Clean Energy Fuels Corp., a company for which Andrew J. Littlefair serves as a director and president and chief executive officer. Mr. Littlefair also beneficially owned 1.6% of the outstanding shares of common stock of Clean Energy Fuels Corp. at April 4, 2017. From late 2011 through March 31, 2017, the Bank purchased, in a series of transactions, an aggregate of approximately $16.4 million in original principal amount of promissory notes issued by unaffiliated third parties from Clean Energy Finance, Inc. Although purchased at a premium to the outstanding principal balance on the notes, at the time of purchase, the interest rates on the notes exceeded the market rates charged by the Bank on similar-type loans that it originated. Clean Energy Finance, Inc. performs the servicing on the notes at no cost to the Bank, and the Bank purchased these notes with recourse to Clean Energy Finance, Inc. in the event of default. The aggregate yearly payments of the purchase prices in these transactions constituted less than 2% of the consolidated gross revenues of each of Clean Energy Fuels Corp. and the Company in the applicable year purchased and were made in the ordinary course of business in arms-length transactions. Mr. Littlefair did not have a direct financial interest in any of the transactions with Clean Energy Finance, Inc.

Meeting Attendance

Our Board of Directors met six times during 2016. No director attended fewer than 75% of the meetings of the Board of Directors and of the board committees on which he or she served during 2016. Our Board of Directors has not adopted a formal policy with regard to director attendance at the annual meetings of stockholders. We, however, encourage members of the Board of Directors to attend annual meetings. Messrs. Gerald J. Ford, Jeremy B. Ford, Alan B. White, James R. Huffines and Hill A. Feinberg attended the 2016 annual meeting of stockholders.

Vote Necessary to Elect Directors

Election of the director nominees requires the affirmative vote of a plurality of the votes cast on the matter. The director candidates receiving the highest number of affirmative votes will be elected as directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Under applicable NYSE rules, a broker or other nominee does not possess the authority to vote for the director nominees in the absence of instructions from the beneficial owner of the relevant shares. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

Director Compensation

General

Members of our Board of Directors who also are full-time employees do not receive any compensation for their service on the Board of Directors or any committee of the Board of Directors. Prior to July 1, 2016, the Chairman of the Board of Directors received an annual retainer of $200,000, plus a participation fee for attendance at each meeting as described below, and all other directors received the following compensation for their service on the Board of Directors:

•	$40,000 annual retainer; and
•

$2,000 fee for participation in each meeting of the Board of Directors at which attendance in person is requested (one-half of that fee is paid for participation in any meeting at which attendance is requested by telephone).

In addition, prior to July 1, 2016, members of board committees received the following additional compensation:

•	Audit Committee — $65,000 annual fee for the chairperson of the committee;
•	Nominating and Corporate Governance Committee — $10,000 annual fee for the chairperson of the committee;
•	Compensation Committee — $10,000 annual fee for the chairperson of the committee;
•	Investment Committee — $25,000 annual fee for the chairperson of the committee;
•	Risk Committee — $10,000 annual fee for the chairperson of the committee;
•	Merger and Acquisition Committee — $10,000 annual fee for the chairperson of the committee; and
•	$1,000 fee for participation in each meeting of a board committee.

Effective July 1, 2016, the Compensation Committee of the Board of Directors and the Board of Directors approved a new compensation plan for service of directors on the Board of Directors and committees of the Board of Directors, as follows:

•	Board of Directors — $210,000 annual fee for the Chairman and $48,000 annual fee for the other members of the Board of Directors;
•	Audit Committee — $70,000 annual fee for the chairperson of the committee and $8,000 annual fee for the other members of the committee;
•	Nominating and Corporate Governance Committee — $15,000 annual fee for the chairperson of the committee and $5,000 annual fee for the other members of the committee;
•	Compensation Committee — $15,000 annual fee for the chairperson of the committee and $5,000 annual fee for the other members of the committee;

•	Investment Committee — $30,000 annual fee for the chairperson of the committee and $5,000 annual fee for the other members of the committee;
•	Risk Committee — $15,000 annual fee for the chairperson of the committee and $5,000 annual fee for the other members of the committee;
•	Merger and Acquisition Committee — $15,000 annual fee for the chairperson of the committee and $5,000 annual fee for the other members of the committee; and
•	Executive Committee — $5,000 annual fee for members of the committee.

Members of our Board of Directors may elect to receive their aggregate Board of Directors and board committee compensation:

•	entirely in the form of cash;
•	entirely in the form of common stock; or
•	one-half in cash and one-half in common stock.

Any elections, or changes in elections, by directors regarding the form of compensation to be received may only occur during a “trading window” and only become effective at the “trading window” immediately following such election or change in election. Cash and shares of common stock are paid and issued, respectively, in arrears on a calendar quarterly basis, with no vesting requirements. Customarily, these payments and issuances occur by the 15th day of the month following the applicable calendar quarter-end. The value of the common stock awarded is based upon the average closing price per share of our common stock for the last ten consecutive trading days of the applicable calendar quarter.  In lieu of fractional shares of common stock that would otherwise be issuable to directors, we pay cash to the director based upon the value of those fractional shares at the value the shares are awarded to the director. If a director does not serve for the entire calendar quarter, that director is compensated based upon the time of service during the applicable calendar quarter.

Each member of our Board of Directors is reimbursed for out-of-pocket expenses associated with his service on, and attendance at, Board of Directors or board committee meetings. Other than as described above, members of our Board of Directors receive no additional compensation for their service on the Board of Directors or board committees.

Political Action Committee Matching Program

The NLASCO Political Action Committee, or the PAC, is a separate segregated fund that was formed to make political contributions. To encourage participation in the PAC by eligible participants, for each contribution made to the PAC by an eligible individual contributor, NLC makes a matching contribution to any Section 501(c)(3) organization of the contributor’s choice, dollar for dollar, up to the maximum amount an eligible individual can contribute to the PAC in a given calendar year. Under this program, no contributor to the PAC receives any financial, tax or other tangible benefit or premium from either the recipient charities or us. This program is completely voluntary.

2016 Director Compensation

Director Compensation Table for 2016(a)

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)	($)	($)
Charlotte Jones Anderson	27,542	27,458	55,000
Rhodes R. Bobbitt	85,500	—	85,500
Tracy A. Bolt	58	60,942	61,000
W. Joris Brinkerhoff	53,500	—	53,500
J. Taylor Crandall	62,000	—	62,000
Charles R. Cummings	120,000	—	120,000
Hill A. Feinberg	—	—	—
Gerald J. Ford	30	231,470	231,500
Jeremy B. Ford	—	—	—
J. Markham Green	63,000	—	63,000
William T. Hill, Jr.	60,500	—	60,500
James R. Huffines	—	—	—
Lee Lewis	52,500	—	52,500
Andrew J. Littlefair	27,300	27,200	54,500
W. Robert Nichols, III	65,000	—	65,000
C. Clifton Robinson	48,000	—	48,000
Kenneth D. Russell	61,500	—	61,500
A. Haag Sherman	68,000	—	68,000
Robert C. Taylor, Jr.	27,047	26,953	54,000
Carl B. Webb	48	51,452	51,500
Alan B. White	—	—	—

(a)

Fees earned for services performed in 2016 include annual retainers, meeting fees and chairperson remuneration. Aggregate fees paid to non-employee directors for annual retainers and committee chairmanships were paid quarterly in arrears. Cash was paid in lieu of the issuance of fractional shares. Service for any partial quarter is calculated and paid on the basis of time served during the applicable calendar quarter. Non-employee directors are solely responsible for the payment of taxes payable on remuneration paid by the Company. The number of shares awarded was determined based upon the average closing price per share of our common stock for the last ten consecutive trading days of the calendar quarter during which the stock was earned and the dollar value reported in the table for each stock award was determined in accordance with the provisions of the Stock Compensation Topic of the Accounting Standards Codification (“ASC”).

As described above, the 2016 stock awards were issued to each non-employee director who elected to receive all or part of his or her director compensation in the form of our common stock, generally within 15 days following each applicable calendar quarter-end. All of our personnel, as well as non-employee directors, are subject to trading restrictions with regard to our common stock, and trading may only occur during a “trading window.” Provided that any such party does not possess material, non-public information about us, this trading period commences on the next trading day following two trading days after the public release of quarterly or annual financial information and continues until the close of business on last day of the month preceding the last month of the next fiscal quarter.

The following numbers of shares of our common stock were issued to our directors for services performed during 2016:

Number of
Name	Shares
Charlotte Jones Anderson	1,229
Tracy A. Bolt	2,718
Gerald J. Ford	10,526
Andrew J. Littlefair	1,233
Robert C. Taylor, Jr.	1,202
Carl B. Webb	2,313

Each of the following directors had outstanding the following aggregate numbers of shares of our common stock awarded for services performed on behalf of us from election or appointment through the end of fiscal 2016:

Number of
Name	Shares
Charlotte Jones Anderson	5,540
Rhodes R. Bobbitt	1,562
Tracy A. Bolt	12,881
W. Joris Brinkerhoff	9,943
Charles R. Cummings	5,379
Gerald J. Ford	20,776
J. Markham Green	3,872
Andrew J. Littlefair	5,497
Robert C. Taylor, Jr.	5,492
Carl B. Webb	42,109

For further information about the stockholdings of these directors and our management, see “Security Ownership of Certain Beneficial Owners and Management” commencing on page 24 of this Proxy Statement.

Board Committees

General

The Board of Directors appoints committees to assist it in carrying out its duties. In particular, committees work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors. Each committee reviews the results of its deliberations with the full Board of Directors.

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Risk Committee, the Investment Committee, the Merger and Acquisition Committee, and the Executive Committee. A more detailed description of these committees is set forth below. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management. Current copies of the charters for each of the foregoing committees, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, or the General Code of Ethics and Business Conduct, and Code of Ethics for Chief Executive and Senior Financial Officers, or the Senior Officer Code of Ethics, may be found on our website at ir.hilltop-holdings.com, under the heading “Investor Relations  — Corporate Information — Governance Documents.” Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at the address listed under “Questions” on page 74.

Committee Membership

The following table shows the current membership of, and the 2016 fiscal year meeting information for, each of the committees of the Board of Directors.

	Audit		Compensation		Nominating and Corporate		Risk		Investment		Merger and		Executive
Name	Committee		Committee		Governance Committee		Committee		Committee		Acquisition Committee		Committee
Charlotte Jones Anderson*													
Rhodes Bobbit*									Chairman				
Tracy A. Bolt*							Chairman						
W. Joris Brinkerhoff*													
J. Taylor Crandall*											Chairman		
Charles R. Cummings*	Chairman												
Hill A. Feinberg													
Gerald J. Ford													
Jeremy B. Ford													
J. Markham Green*													
William T. Hill, Jr.*													
James Huffines													
Lee Lewis													
Andrew J. Littlefair*													
W. Robert Nichols, III*					Chairman								
C. Clifton Robinson													
Kenneth D. Russell													
A. Haag Sherman*			Chairman										
Robert C. Taylor, Jr.*													
Carl B. Webb													
Alan B. White													Chairman
Meetings in Fiscal 2016	5		6		4		7		4		0		10

*     Denotes independent director.

Audit Committee

We have a standing Audit Committee established within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee helps our Board of Directors ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. In furtherance of those matters, the Audit Committee assists in the establishment and maintenance of our internal audit controls, selects, meets with and assists the independent registered public accounting firm, oversees each annual audit and quarterly review and prepares the report that federal securities laws require be included in our annual proxy statement, which appears on page 72. Mr. Cummings has been designated as Chairman, and Messrs. Green and Bolt are members, of the Audit Committee. Our Board of Directors has reviewed the education, experience and other qualifications of each member of the Audit Committee. Based upon that review, our Board of Directors has determined that each of Mr. Cummings and Mr. Bolt qualifies as an “audit committee financial expert,” as defined by the rules of the SEC, and each member of the Audit Committee is independent in accordance with the listing standards of the NYSE. Currently, none of our Audit Committee members serve on the audit committees of three or more public companies.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits of our executive officers, administers the 2012 Annual Incentive Plan, the Hilltop Holdings Inc. 2003 Equity Incentive Plan, or the 2003 Equity Incentive Plan, and the 2012 Equity Incentive Plan and produces the annual report on executive compensation for inclusion in our annual proxy statement, which appears on page 40. Each member is independent in accordance with the listing standards of the NYSE.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s purpose is as follows:

•	Identify, screen and recommend to our Board of Directors individuals qualified to serve as members, and on committees, of the Board of Directors;
•	Advise our Board of Directors with respect to the composition, procedures and committees of the Board of Directors;

•	Advise our Board of Directors with respect to the corporate governance principles applicable to the Company; and
•	Oversee the evaluation of the Board of Directors and our management.

Each member of the Nominating and Corporate Governance Committee is independent in accordance with the listing standards of the NYSE.

Risk Committee

The purpose of the Risk Committee is to provide assistance to the Board of Directors in its oversight of:

•	The Company’s risk governance structure;
•	The Company’s risk tolerance;
•	The Company’s risk management and risk assessment guidelines and policies regarding market, credit, operation, liquidity, funding, strategic, regulatory, and such other risks as necessary;
•	The Company’s capital and liquidity and funding; and
•	The performance of the Company’s Chief Risk Officer.

The duties assigned to the Risk Committee are meant to ensure that there is an effective system reasonably designed to evaluate and control risk throughout the Company.

Investment Committee

The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures that we utilize in determining that funds are invested in accordance with policies and limits approved by the Investment Committee; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities.

Merger and Acquisition Committee

The purpose of the Merger and Acquisition Committee is to review potential mergers, acquisitions or dispositions of material assets or a material portion of any business proposed by management and to report its findings and conclusions to the Board of Directors. Each member of the Merger and Acquisition Committee is independent in accordance with the listing standards of the NYSE.

Executive Committee

The Executive Committee, with certain exceptions, has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors.

Corporate Governance

General

We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to maintain our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education, management succession and executive sessions. A copy of the corporate governance guidelines may be found at our corporate website at ir.hilltop-holdings.com under the heading “Investor Relations — Corporate Information — Governance Documents.” A copy also may be obtained upon request from our corporate Secretary at the address listed under “Questions” on page 74.

Board Leadership Structure

We have separated the offices of Chief Executive Officer and Chairman of the Board as a means of separating management of the Company from our Board of Director’s oversight of management. Separating these roles also enables an orderly leadership transition when necessary. We believe, at this time, that this structure provides desirable oversight of our management and affairs. We have in the past appointed, and will continue to appoint, lead independent directors as circumstances require.

Risk Oversight

Our Board of Directors and the Risk Committee of the Board of Directors oversee an enterprise-wide approach to risk management, intended to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Our Board of Directors and the Risk Committee are actively involved in establishing and refining our business strategy, including assessing management’s appetite for risk and determining the appropriate level of overall risk for the Company. The Company conducts continual assessments through the Chief Risk Officer who is overseen by the Risk Committee.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors outside of the Risk Committee also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and, from time to time, discusses and evaluates matters of risk, risk assessment and risk management with our management team. The Compensation Committee is responsible for overseeing the management of risk associated with our compensation policies and arrangements. The Nominating and Corporate Governance Committee ensures that the internal rule processes by which we are governed are consistent with prevailing governance practices and applicable laws and regulations. Finally, the Investment Committee ensures that our funds are invested in accordance with policies and limits approved by it. Our Senior Officer Code of Ethics, General Code of Ethics and Business Conduct, committee charters and other governance documents are reviewed by the appropriate committees annually to confirm continued compliance, ensure that the totality of our risk management processes and procedures is appropriately comprehensive and effective and that those processes and procedures reflect established best practices.

Board Performance

Our Board of Directors conducts a survey of its members regarding its performance and reviews the results of the survey with a view to improving efficacy and effectiveness of the Board of Directors. In addition, the full Board of Directors reviews annually the qualifications and effectiveness of the Audit Committee and its members.

Director Qualifications for Service

As described below, the Nominating and Corporate Governance Committee considers a variety of factors when evaluating a potential candidate to fill a vacancy on the Board of Directors or when nomination of an incumbent director for re-election is under consideration. The Nominating and Corporate Governance Committee and the Board of Directors strive to balance a diverse mix of experience, perspective, skill and background with the practical requirement that the Board of Directors will operate collegially, with the common purpose of overseeing our business on behalf of our stockholders. All of our directors possess relevant experience, and each of them approaches the business of the Board of Directors and their responsibilities with great seriousness of purpose. The following describes, with respect to each director, his or her particular experience, qualifications, attributes and skills that qualify him or her to serve as a director:

Charlotte Jones Anderson

Ms. Anderson has significant managerial and executive officer experience with large entrepreneurial businesses and provides the Board of Directors the perspective of one of PlainsCapital’s significant customers.

Rhodes Bobbitt	Mr. Bobbitt has an extensive investment background. This is particularly important given the investment portfolios at our subsidiaries.

Tracy A. Bolt	Mr. Bolt has significant experience concerning accounting matters that is essential to our Audit Committee’s and Board of Directors’ oversight responsibilities.

W. Joris Brinkerhoff

Mr. Brinkerhoff has participated, and continues to participate, in a number of business interests. Accordingly, he brings knowledge and additional perspectives to our Board of Directors from experiences with those interests.

J. Taylor Crandall	Mr. Crandall has significant experience in finance and management and board governance, including his experience serving on the Boards of Directors of several public and private companies.

Charles R. Cummings	Mr. Cummings has an extensive operational and accounting background. His expertise in these matters brings considerable strength to our Audit Committee and Board of Directors in these areas.

Hill A. Feinberg

Mr. Feinberg has extensive knowledge and experience concerning the broker-dealer segment and the industry in which it operates through his extended period of service to First Southwest and Hilltop Securities.

Gerald J. Ford

Mr. Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 40 years. His extensive banking industry experience and educational background provide him with significant knowledge in dealing with financial and regulatory matters, making him a valuable member of our Board of Directors. In addition, his service on the boards of directors and audit and corporate governance committees of a variety of public companies gives him a deep understanding of the role of the Board of Directors.

Jeremy B. Ford

Mr. Jeremy B. Ford’s career has focused on mergers and acquisitions in the financial services industry. Accordingly, he has been actively involved in numerous acquisitions, including our acquisitions of NLC, PlainsCapital, substantially all of the assets of FNB, and SWS. His extensive knowledge of our operations makes him a valuable member of our Board of Directors.

J. Markham Green

Mr. Green has an extensive background in financial services, as well as board service. His investment banking background also provides our Board of Directors with expertise surrounding acquisitions and investments.

William T. Hill, Jr.

Mr. Hill’s experience with legal and compliance matters, along with his management of a large group of highly skilled professionals, have given him considerable knowledge concerning many matters that come before our Board of Directors. Mr. Hill has also served on several civic and charitable boards, which has given him invaluable experience in corporate governance matters.

James R. Huffines	Mr. Huffines’ significant banking and managerial experience provide unique insights and experience to our Board of Directors.

Lee Lewis

Through his service on our Board of Directors and PlainsCapital’s Board of Directors, Mr. Lewis has many years of knowledge of PlainsCapital and the challenges and opportunities that it is presented. The background of Mr. Lewis as an owner and chief executive officer of a Texas-based company also provides unique insight to the Board of Directors.

Andrew J. Littlefair

Mr. Littlefair has significant experience serving as a chief executive officer and as a director of publicly traded companies and provides the Board of Directors with the perspective of one of PlainsCapital’s significant customers.

W. Robert Nichols III	Mr. Nichols has broad experience in managing and leading enterprises. This significant experience provides our Board of Directors with additional perspectives on our operations.

C. Clifton Robinson

Mr. Robinson possesses particular knowledge and experience in the insurance industry, as we purchased NLC from him in 2007. Mr. Robinson provides our Board of Directors with expertise in regards to our insurance operations.

Kenneth D. Russell	Mr. Russell’s extensive background in accounting and operating entities provides valuable insight to our Board of Directors, including merger and acquisition activities.

A. Haag Sherman	Mr. Sherman has significant experience concerning investing, legal and accounting matters that is essential to our Board of Director’s oversight responsibilities.

Robert C. Taylor, Jr.

Through his service on our Board of Directors and PlainsCapital’s Board of Directors, Mr. Taylor has many years of knowledge of PlainsCapital and the challenges and opportunities that it is presented. The background of Mr. Taylor as a manager of a Texas-based company also provides unique insight to the Board of Directors.

Carl B. Webb

Mr. Webb possesses particular knowledge and experience in strategic planning and the financial industry, as well as expertise in finance, that strengthen the Board of Directors’ collective qualifications, skills and experience.

Alan B. White

Mr. White possesses knowledge of our business and industry through his lengthy tenure as PlainsCapital’s Chief Executive Officer that aids him in efficiently and effectively identifying and executing our strategic priorities.

Executive Board Sessions

The current practice of our Board of Directors is to hold an executive session of its non-management directors at least once per quarter. The individual who serves as the chair at these executive sessions is the Chairman of the Board of Directors. Executive sessions of the independent directors of the Board of Directors also are held at least once per fiscal year, and the independent directors select the independent director to preside over each executive session.

Communications with Directors

Our Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member or all members of the Board of Directors by mail. To communicate with our Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. The correspondence should be sent to Hilltop Holdings Inc., c/o Secretary, 200 Crescent Court, Suite 1330, Dallas, Texas 75201.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board of Directors or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board of Directors may consider approving a process for review, organization and screening of the correspondence by the corporate Secretary or other appropriate person.

Code of Business Conduct and Ethics

We have adopted a Senior Officer Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. We also have adopted a General Code of Ethics and Business Conduct applicable to all officers, directors and employees. Both codes are available on our website at ir.hilltop-holdings.com under the heading “Investor Relations — Corporate Information — Governance Documents.” Copies also may be obtained upon request by writing our corporate Secretary at the address listed under “Questions” on page 74. We intend to disclose any amendments to, or waivers from, our Senior Officer Code of Ethics and our General Code of Ethics and Business Conduct at the same website address provided above.

Director Nomination Procedures

The Nominating and Corporate Governance Committee believes that, at a minimum, candidates for membership on the Board of Directors should have a demonstrated ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate’s experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the Board of Directors, the Nominating and Corporate Governance Committee also seeks to have the Board of Directors nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

The Nominating and Corporate Governance Committee expects, in the future, to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above. The Nominating and Corporate Governance Committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee also will consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee expects to collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, and if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee expects to request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

In addition to formally nominating individuals for election as directors in accordance with our Second Amended and Restated Bylaws, as summarized below on page 74 under “Stockholder Proposals for 2018,” stockholders may send written recommendations of potential director candidates to the Nominating and Corporate Governance Committee for its consideration. Such recommendations should be submitted to the Nominating and Corporate Governance Committee “c/o Secretary” at Hilltop Holdings Inc., 200 Crescent Court, Suite 1330, Dallas, Texas 75201. Director recommendations submitted by stockholders should include the following information regarding the stockholder making the recommendation and the individual(s) recommended for nomination:

•	name, age, business address and residence address;
•

the class, series and number of any shares of Hilltop stock or other securities of Hilltop or any affiliate of Hilltop owned, beneficially or of record (including the name of the nominee holder if beneficially owned);

•	the date(s) that shares of Hilltop stock or other securities of Hilltop or any affiliate of Hilltop were acquired and the investment intent of such acquisition;
•

any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any securities of Hilltop or any affiliate of Hilltop;

•

whether and the extent to which such person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the prior six months has engaged in, any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (a) manage risk or benefit of changes in the price of Hilltop securities or any security of any entity listed in the peer group in the stock performance graph included in the materials distributed with this Proxy Statement or (b) increase or decrease the voting power of such person in Hilltop disproportionately to such person’s economic interest in Hilltop securities (or, as applicable, any security of any entity listed in the peer group in the stock performance graph included in the materials distributed with this Proxy Statement);

•

any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with us), by security holdings or otherwise of such person in us or in any of our affiliates, other than an interest arising from the ownership of securities where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

•

the investment strategy or objective, if any, of the stockholder making the recommendation and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors, or potential investors, in such stockholder (if not an individual);

•	to the extent known by the stockholder making the recommendation, the name and address of any other stockholder supporting the nominee for election or reelection as a director;
•

a certificate executed by the proposed nominee that certifies that the proposed nominee is not, and will not, become a party to any agreement, arrangement or understanding with any person or entity other than us in connection with service or action as a director that has not been disclosed to us and that the proposed nominee consents to being named in a proxy statement and will serve as a director if elected;

•	completed proposed nominee questionnaire (which will be provided upon request by writing or telephoning our corporate Secretary at the address or phone number listed under “Questions” on page 74); and
•

all other information that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules promulgated thereunder.

The stockholder recommendation and information described above must be delivered to the corporate Secretary not earlier than the 120th day and not later than 5:00 p.m., Dallas, Texas local time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the first anniversary of the date of the preceding year’s annual meeting, the stockholder recommendation and information must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Dallas, Texas local time, on the later of the 90th day prior to the date of such annual meeting of stockholders and the 10th day following the date on which public announcement of the date of such annual meeting is first made. In the event, however, the number of directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder recommendation also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the corporate Secretary not later than 5:00 p.m., Dallas, Texas local time, on the 10th day following the day on which the public announcement is first made.

The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

No fee was paid to any third party or parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

The Nominating and Corporate Governance Committee did not receive the name of any stockholder recommendations for director nominees with respect to the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information regarding our common stock beneficially owned on April 20, 2017 by any person or “group,” as that term is used in Section 13(d)(3) of the Exchange Act, known to us to beneficially own more than five percent of the outstanding shares of our common stock.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class (a)

Gerald J. Ford (b)	15,573,024	15.8%
200 Crescent Court, Suite 1350
Dallas, Texas 75201
The Vanguard Group (c)	5,630,463	5.7%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP (d)	5,524,136	5.6%
Building One
6300 Bee Cave Road
Austin, Texas 78746

(a)

Based on 98,529,976 shares of common stock outstanding on April 20, 2017. Shares issuable under instruments to purchase our common stock that are exercisable within 60 days of April 20, 2017 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(b)

The shares of common stock beneficially owned by Mr. Gerald J. Ford include 20,484 shares that are owned by Turtle Creek Revocable Trust, a revocable trust for the benefit of the members of Mr. Gerald J. Ford’s family, and indirectly by Mr. Gerald J. Ford as settlor of the trust. Mr. Gerald J. Ford disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Also includes 15,544,674 shares owned by Diamond A Financial, LP. Mr. Gerald J. Ford is the sole general partner of Diamond A Financial, LP. Mr. Gerald J. Ford has sole voting and dispositive power of these shares. Excludes 90,000 restricted stock units (“RSUs”) that will not vest within 60 days of April 20, 2017.

(c)

Based on the Schedule 13G (Amendment No. 1) filed with the SEC by The Vanguard Group on February 13, 2017. According to the Schedule 13G (Amendment No. 1), The Vanguard Group has sole voting power over 90,558 shares of our common stock, shared voting power over 8,480 shares of our common stock, sole dispositive power over 5,535,402 shares of our common stock and shared dispositive power over 95,061 shares of our common stock. The Schedule 13G (Amendment No. 1) reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 86,581 shares of our common stock as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 12,457 shares of our common stock as a result of its serving as investment manager of Australian investment offerings.

(d)

Based on the Schedule 13G  filed with the SEC by Dimensional Fund Advisors LP on February 9, 2017. According to the Schedule 13G, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, according to the Schedule 13G, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the Schedule 13G disclaims that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any purposes other than Section 13(d) of the Securities Exchange Act of 1934.

Security Ownership of Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 20, 2017, by:

•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers presently serving, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is c/o Hilltop Holdings Inc., 200 Crescent Court, Suite 1330, Dallas, Texas 75201. Except as otherwise indicated in the footnotes to this table, the persons named in the table have specified that they have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to any applicable community property law.

	Common Stock
	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (a)
Charlotte Jones Anderson	8,592		*
Rhodes Bobbitt	126,059	(b)	*
Tracy A. Bolt	16,373		*
W. Joris Brinkerhoff	25,228		*
J. Taylor Crandall	—	(c)	*
Charles R. Cummings	37,476		*
Hill A. Feinberg	1,157,029	(d)	1.2%
Gerald J. Ford	15,573,024	(e)	15.8%
200 Crescent Court, Suite 1350
Dallas, Texas 75201
Jeremy B. Ford	639,656	(f)	*
William B. Furr	7,589	(g)	*
J. Markham Green	119,152		*
William T. Hill, Jr.	54,350	(h)	*
James R. Huffines	376,066	(i)	*
Lee Lewis	656,199	(j)	*
Andrew J. Littlefair	11,779		*
W. Robert Nichols, III	41,000	(k)	*
Darren Parmenter	5,361	(l)	*
C. Clifton Robinson	1,235,024		1.3%
Kenneth D. Russell	—		*
Todd L. Salmans	14,662	(m)	*
A. Haag Sherman	14,422		*
Robert C. Taylor, Jr.	33,787		*
Carl B. Webb	110,803		*
Alan B. White	1,693,301	(n)	1.7%

All Directors and Executive Officers,
as a group (27 persons)	22,134,750	(o)	22.5%

*     Represents less than 1% of the outstanding shares of such class.

(a)

Based on 98,529,976 shares of common stock outstanding on April 20, 2017. Shares issuable under instruments to purchase our common stock that are exercisable within 60 days of April 20, 2017 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(b)	Includes 62,100 shares of common stock held in an IRA account for the benefit of Mr. Bobbitt.
(c)	Excludes 1,488 shares held by Oak Hill Capital Management LLC, 69,014 shares held by Oak Hill Capital Management Partners III, L.P. and 2,101,418 shares held by Oak Hill Capital Partners III, L.P.
(d)

Includes 25,776 shares of common stock held directly by Mr. Feinberg’s wife. Also includes 776 shares of common stock held by the Max McDermott Trust for the benefit of Mr. Feinberg’s stepson. Mr. Feinberg’s wife is the trustee of the trust. Excludes 43,999 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 20, 2017.

(e)

The shares of common stock beneficially owned by Mr. Gerald J. Ford include 18,476 shares that are owned by Turtle Creek Revocable Trust, a revocable trust for the benefit of the members of Mr. Gerald J. Ford’s family, and indirectly by Mr. Gerald J. Ford as settlor of the trust. Mr. Gerald J. Ford disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Also includes 15,544,674 shares owned by Diamond A Financial, LP. Mr. Gerald J. Ford is the sole general partner of Diamond A Financial, LP. Mr. Gerald J. Ford has sole voting and dispositive power of these shares. Excludes 90,000 RSUs that will not vest within 60 days of April 20, 2017.

(f)

Jeremy B. Ford is a beneficiary of a trust that owns a 49% limited partnership interest in Diamond A Financial, LP (see footnote (e)). Excludes 135,418 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 20, 2017 and 15,544,674 shares of common stock held by Diamond A Financial, LP.

(g)	Excludes 43,812 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 20, 2017.
(h)

Includes 7,300 shares of common stock held in a SEP IRA account for the benefit of Mr. Hill and 15,750 shares of common stock held by the William T. Hill P.C. retirement account for the benefit of Mr. Hill.

(i)

Includes 47,000 shares of common stock held by the James Huffines 1994 Trust for the benefit of Mr. Huffines and 12,028 shares of common stock held in a self-directed individual retirement account. Excludes 62,035 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 20, 2017.

(j)

Includes 603,417 shares of common stock held by Lee Lewis Construction. Mr. Lewis is the sole owner of Lee Lewis Construction and may be deemed to have voting and/or investment power with respect to the shares owned by Lee Lewis Construction.

(k)	Includes 11,000 shares of common stock held in an IRA account for the benefit of Mr. Nichols.
(l)	Excludes 26,669 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 20, 2017.
(m)	Excludes 52,282 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 20, 2017.
(n)

Includes (a) 9,785 shares of common stock held directly by Mr. White’s wife, (b) 453 shares of common stock held in a self-directed individual retirement account of Mr. White’s wife, (c) 23,806 shares of common stock held by Double E Investments (“Double E”), (d) 12,883 shares of common stock held by EAW White Family Partnership, Ltd. (“EAW”), (e) 8,045 shares of common stock held by Maedgen, White and Maedgen (“MW&M”), (f) 1,366,458 shares of common stock held by Maedgen & White, Ltd., and (g) 95,844 shares of common stock held in a self-directed individual retirement account of Mr. White. As the manager of Double E, the managing partner of MW&M and the sole member of the general partner of EAW, Mr. White has exclusive authority to vote and/or dispose of the securities held by Double E, MW&M and EAW, respectively, and may, therefore, be deemed to have sole voting and dispositive power over the shares of common stock held by Double E, MW&M and EAW. Mr. White is the sole general partner of Maedgen & White, Ltd. and may be deemed to beneficially own the shares held by Maedgen & White, Ltd. As the sole general partner of Maedgen & White, Ltd., Mr. White has the power to vote the shares held by Maedgen & White, Ltd. The Agreement of Limited Partnership of Maedgen & White, Ltd. requires the approval of 80% of the limited partnership interests in Maedgen & White, Ltd. before its general partner may dispose of the shares held by Maedgen & White, Ltd. Mr. White, directly and indirectly, controls approximately 77% of the limited partnership interests of Maedgen & White, Ltd. and therefore may be deemed to share dispositive power over the shares held by Maedgen & White, Ltd. Excludes 104,563 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 20, 2017.

(o)	Represents 27 persons. Excludes 687,022 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 20, 2017.

MANAGEMENT

Executive Officers

General

We have identified the following officers as “executive officers,” consistent with the definition of that term as used by the SEC:

Name	Age	Position	Officer Since
Hill A. Feinberg	70	Chairman and Chief Executive Officer of Hilltop Securities	2012
Jeremy B. Ford	42	President and Co-Chief Executive Officer	2010
William B. Furr	39	Executive Vice President, Chief Financial Officer	2016
James R. Huffines	66	Executive Vice President, Chief Operating Officer of Subsidiaries	2012
John A. Martin	69	Executive Vice President, Chief Accounting Officer	2012
Darren E. Parmenter	54	Executive Vice President, Chief Administrative Officer	2007
Corey G. Prestidge	43	Executive Vice President, General Counsel and Secretary	2008
Todd L. Salmans	68	Chief Executive Officer of PrimeLending	2012
Jerry L. Schaffner	59	President and Chief Executive Officer of the Bank	2012
Alan B. White	68	Vice Chairman and Co-Chief Executive Officer	2012

Business Experience of Executive Officers

Information concerning the business experience of Messrs. Hill A. Feinberg, Jeremy B. Ford, James R. Huffines and Alan B. White is set forth above under “Proposal One — Election of Directors — Nominees for Election as Directors” beginning on page 6.

William B. Furr.  Mr. Furr has served as the Chief Financial Officer of Hilltop since September 2016. Prior to joining Hilltop, Mr. Furr served as Executive Vice President and Community Bank Chief Financial Officer for KeyCorp from November 2012 to August 2016. Before joining KeyCorp, Mr. Furr served in various financial leadership roles at Regions Financial Corporation and Bank of America Corporation.

John A. Martin.  Mr. Martin has served as Executive Vice President and Chief Accounting Officer of Hilltop since September 2016. Mr. Martin previously served as Executive Vice President and Chief Financial Officer of PlainsCapital since November 2010 and continued in that position since our acquisition of PlainsCapital in November 2012. Mr. Martin also serves on the board of directors of the Bank and various other subsidiaries of PlainsCapital. Prior to joining PlainsCapital, Mr. Martin most recently served as executive vice president and chief financial officer of Family Bancorp, Inc. and its subsidiary, San Antonio National Bank, from April 2010 until October 2010. Before joining Family Bancorp, from 2009 to 2010, Mr. Martin served as a consultant to community banks, providing strategic planning services. Beginning in 2005, Mr. Martin served as chief financial officer of Texas Regional Bancshares, Inc. and later served as director of financial planning and analysis for BBVA Compass after its acquisition of Texas Regional Bancshares in 2006.

Darren E. Parmenter.  Mr. Parmenter has served as Executive Vice President and Chief Administrative Officer since September 2016. Mr. Parmenter previously served as Executive Vice President and Principal Financial Officer of Hilltop since February 2014 and as Senior Vice President of Finance of Hilltop from June 2007 to February 2014. From January 2000 to June 2007, Mr. Parmenter was with Hilltop’s predecessor, Affordable Residential Communities Inc., and served as the Controller of Operations from April 2002 to June 2007. Prior to 2000, Mr. Parmenter was employed by Albertsons Inc. as an Assistant Controller.

Corey G. Prestidge.  Mr. Prestidge has served as an Executive Vice President of Hilltop since February 2014 and General Counsel and Secretary of Hilltop since January 2008. From November 2005 to January 2008, Mr. Prestidge was the Assistant General Counsel of Mark Cuban Companies. Prior to that, Mr. Prestidge was an associate in the corporate and securities practice group at Jenkens & Gilchrist, a Professional Corporation, which is a former national law firm. Mr. Prestidge is the son-in-law of our Chairman of the Board, Gerald J. Ford, and the brother-in-law of our President and Co-Chief Executive Officer, Jeremy B. Ford.

Todd L. Salmans.  Mr. Salmans has served as Chief Executive Officer of PrimeLending since January 2011 and has continued in that position since our acquisition of PlainsCapital in November 2012. He also previously held the office of President of PrimeLending until August 2013. As Chief Executive Officer, Mr. Salmans is responsible for the strategic direction and day-to-day management of PrimeLending, including financial performance, compliance, business development, board and strategic partner communications and team development. He also serves as a member of PrimeLending’s Board of Directors. Mr. Salmans joined PrimeLending in 2006 as Executive Vice President and Chief Operating Officer, with responsibility over daily operations, loan processing and sales. He was promoted to President in April 2007. Mr. Salmans has over 40 year of experience in the mortgage banking industry. Prior to joining PrimeLending, he served as regional executive vice president of CTX/Centex, regional senior vice president of Chase Manhattan/Chase Home Mortgage Corp., and regional senior vice president of First Union National Bank/First Union Mortgage Corp. Mr. Salmans is currently a board member of the Texas Mortgage Bankers Association.

Jerry L. Schaffner.  Mr. Schaffner has served as the President and Chief Executive Officer of the Bank since November 2010 and has continued in that position since our acquisition of PlainsCapital in November 2012. He currently serves as a director of the Bank and various other subsidiaries, and previously served as a director of PlainsCapital from 1993 until March 2009. Mr. Schaffner joined PlainsCapital in 1988 as part of its original management group.

Terms of Office and Relationships

Our executive officers are elected annually or, as necessary, to fill vacancies or newly created offices by our Board of Directors. Each executive officer holds office until his successor is duly elected and qualified or, if earlier, until his death, resignation or removal. Any officer or agent elected or appointed by our Board of Directors may be removed by our Board of Directors whenever, in its judgment, our best interests will be served, but any removal will be without prejudice to the contractual rights, if any, of the person so removed.

Except as disclosed under “Proposal One — Election of Directors — Nominees for Election as Directors” commencing on page 6 and under “Management — Executive Officers — Business Experience of Executive Officers” on page 27, (a) there are no familial relationships among any of our current directors or executive officers and (b) none of our director nominees hold directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or pursuant to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Except as set forth in this Proxy Statement, there are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or that officer was selected.

Compensation Discussion and Analysis

This Compensation Discussion & Analysis section reviews the compensation program for our named executive officers (“NEOs”), which include our principal executive officers, principal financial officers and our three other most highly-compensated executive officers, during the year ended December 31, 2016.

During 2016, we integrated the personnel of the two holding companies, PlainsCapital and Hilltop Holdings Inc., into Hilltop Holdings Inc. We believe this new structure provides leadership for the entire organization, promotes consistency and accountability and supports a more coordinated and cohesive long-term growth strategy.  Accordingly, we named Messrs. Jeremy B. Ford and Alan B. White as Co-Chief Executive Officers. We believe this structure will allow Messrs. Jeremy Ford and Alan White to use their respective strengths to manage the enterprise more effectively and efficiently. Mr. White oversees the revenue generating operations, and Mr. Ford oversees corporate functions, such as accounting and finance, risk and compliance, legal, corporate development and corporate administration. In addition, in September 2016, we hired a new Chief Financial Officer that has deep experience in large financial institutions.

For 2016, our NEOs were:

Named Executive Officer	Title/Role
Jeremy B. Ford	President and Co-Chief Executive Officer
Alan B. White	Vice Chairman and Co-Chief Executive Officer
William B. Furr	Executive Vice President, Chief Financial Officer
Darren E. Parmenter	Former Principal Financial Officer
Hill A. Feinberg	Chairman and Chief Executive Officer of Hilltop Securities
James R. Huffines	Executive Vice President, Chief Operating Officer of Subsidiaries
Todd L. Salmans	Chief Executive Officer of PrimeLending

2016 Business and Financial Highlights

2016 represented another strong year for the Company. In 2016, we continued to grow and expand into a diversified financial holding company through the integration of SWS, which was acquired in January 2015. In addition, we had the following accomplishments during 2016:

•	Generated $146 million in income applicable to common stockholders, or $1.48 per diluted share, during 2016. Return on average equity was 8.13% and return on average assets was 1.21% for 2016.
•

Maintained strong asset quality compared to peers with non-performing assets as a percentage of total assets of 0.24% as of December 31, 2016, excluding covered loans and covered other real estate owned.

•	Maintained strong capital ratios with a Common Equity Tier 1 Risk Based Capital Ratio at 18.30% and a Total Risk Based Capital Ratio of 19.34% at December 31, 2016.
•	Initiated a quarterly dividend of $0.06 per quarter.

The results contributed to an increase in our book value per share from $17.56 at December 31, 2015 to $18.98 at December 31, 2016. Additional detail regarding our results and achievements can be found in our Annual Report on Form 10-K for the year ended December 31, 2016.

Our 2016 Executive Compensation Program

Overview

The Compensation Committee, or, in this Compensation Discussion and Analysis, the Committee, has the responsibility to establish, implement and monitor adherence with our compensation philosophy. The Committee ensures that the total compensation paid to executive officers is fair, reasonable, competitive, performance-based and aligned with stockholder interests. The Committee administers the Company’s executive compensation program in light of our unique structure and acquisition history. As a holding company that conducts its operations through its subsidiaries, we provide performance-based compensation to the chief executives of each of our business units that is based on both the results of the business unit, and the Company.

Philosophy and Objectives of Our Executive Compensation Program

Our compensation program continues to focus on performance-based pay that reflects our achievements on an annual basis and our ability to deliver long-term value to our stockholders. The Compensation Committee regularly reviews the Company’s compensation programs to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry trends and stockholder interests.

With this in mind, the following principles help guide our decisions regarding compensation of our NEOs:

•

Compensation opportunities should be competitive with market practices.  We are committed to providing competitive total annual compensation opportunities in order to attract and retain executives with the experience and skills necessary to lead our Company and motivate them to deliver strong performance to our stockholders.

•

A significant portion of compensation should be performance-based.  Our executive compensation program emphasizes pay-for-performance. Both our annual and long-term incentives are earned based on a combination of corporate, business unit and individual performance. Our annual incentive compensation also can be reduced based upon improper risk taking and non-compliance with applicable laws and regulations.
•

Management’s interests should be aligned with those of our stockholders.  Our long-term incentive compensation is delivered in the form of RSUs to support our goals for alignment, ownership and retention. Half of the RSUs awarded vest upon achievement of predefined performance goals. The value of these performance-based RSUs ultimately depends upon our relative total stockholder return and our cumulative earnings per share, or EPS, over the three-year vesting period. Commencing in 2016, the percentage of these awards that vest is based first on cumulative earnings per share over a three-year period and then multiplied by a modifier based on our relative total stockholder return during the same period.

•	Compensation should be perceived as fair. We strive to create a compensation program that will be perceived as fair and equitable, both internally and externally.
•

Our compensation program should be balanced and mitigate risk taking.  We have a balanced approach to total compensation that includes a mix of fixed and performance-based pay, a proportion of cash and equity compensation absolute and relative performance goals, and short- and long-term incentive compensation. We believe this approach effectively aligns our pay with performance while discouraging inappropriate risk taking.

Goverance Highlights

The Compensation Committee continued to maintain the following compensation best practices:

•	Robust stock ownership guidelines for executive officers and directors
•	Clawback policy for incentive compensation
•	Anti-hedging and pledging policy
•	Limited perquisites
•	No excise tax gross-ups in new employment agreements
•	One year holding requirement on all vested equity awards
•	Annual compensation risk assessment

How We Determine and Assess Executive Compensation Generally

Background

We completed the acquisition of PlainsCapital on November 30, 2012, and the compensation of our NEOs who were employed by PlainsCapital is, therefore, in part based upon the compensation they were paid by PlainsCapital prior to the acquisition. Four of our NEOs, Messrs. White, Feinberg, Huffines and Salmans, were employed by PlainsCapital or its subsidiaries prior to the acquisition. In connection with the acquisition of PlainsCapital, we entered into a retention agreement with Mr. White to ensure continuity following the closing that was negotiated based upon the pre-existing rights in his employment agreement with PlainsCapital. All other existing employment arrangements at PlainsCapital were amended to terminate on November 30, 2014. Following the expiration of the employment agreements with Messrs. Huffines and Salmans, we entered into new employment agreements with them that are consistent with our current compensation philosophy. For a more detailed discussion of these employment agreements and Mr. White’s retention agreement, see “Executive Compensation —  Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Contracts and Incentive Plans —  Employment Contracts.”

Role of the Compensation Committee

The Committee is responsible for reviewing and approving all aspects of the compensation programs for our NEOs and making all decisions regarding specific compensation to be paid or awarded to them. The Committee is responsible for, among its other duties, the following:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;
•	Evaluation of individual performance results in light of these goals and objectives;

•	Evaluation of the competitiveness of the total compensation package; and
•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts and retention programs.

The Committee is responsible for determining all aspects of compensation of the Co-Chief Executive Officers, as well as assessing their individual performance.

In setting the compensation of our NEOs, the Committee, in its discretion, considers (i) the transferability of managerial skills, (ii) the relevance of each NEO’s experience to other potential employees, and (iii) the readiness of the NEO to assume a different or more significant role, either within our organization or with another organization. When the Committee makes pay-related decisions, the Committee considers our acquisition and growth strategy, our desire to attract, retain and motivate talent, and the importance of compensation in supporting the achievement of our strategic objectives.

Information about the Committee and its composition, responsibilities and operations can be found under the “Board Committees” section.

Role of the Co-Chief Executive Officers in Compensation Decisions

The Co-Chief Executive Officers provide input and recommendations to the Committee regarding compensation decisions for their direct reports, including the other NEOs. These recommendations are made within the framework of the compensation programs approved by the Committee and based on market data provided by the Committee’s independent consultant. The input includes base salary changes, annual incentive and long-term incentive opportunities and payouts, specific individual performance objectives, and individual performance assessments. The Co-Chief Executive Officers make their recommendations based on their assessment of the individual officer’s performance, performance of the officer’s respective business or function and employee retention considerations. The Committee reviews and considers the Co-Chief Executive Officers’ recommendations when determining any compensation changes affecting our officers or executives. The Co-Chief Executive Officers do not play any role with respect to their own compensation.

Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation. At the Company’s annual meeting of stockholders held in June 2016, over 97% of the votes cast (excluding abstentions and broker non-votes) on the say-on-pay proposal at that meeting were voted in favor of the proposal.  Given this significant level of support from the Company’s stockholders, the Committee and the Board of Directors believe that the Company is taking a measured, informed and responsible approach to executive compensation that incorporates all of the Company’s objectives and policies set forth above, including, but not limited to, a pay for performance culture that retains executives who perform strongly. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

Role of Compensation Consultant

Pursuant to its charter, the Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2016, the Committee continued its engagement of Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant.

Pursuant to its engagement, Meridian provides research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. In addition, Meridian keeps the Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine or recommend the exact amount or form of executive compensation for any of the NEOs. A representative of Meridian generally attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee and the chairman of the Committee.

Pursuant to the Committee’s charter, if the Committee elects to use a compensation consultant, the Committee must assess the consultant’s independence, taking into account the following factors:

•	The provision of other services to the Company by the consultant;
•	The amount of fees the consultant received from the Company;
•	The policies and procedures the consultant has in place to prevent conflicts of interest;
•	Any business or personal relationships between the consulting firm and the members of the Committee;
•	Any ownership of Company stock by the individuals at the firm performing consulting services for the Committee; and
•	Any business or personal relationship of the firm with an executive officer of the Company.

Meridian has provided the Committee with appropriate assurances and confirmation of its independent status pursuant to the charter and other factors. The Committee believes that Meridian has been independent throughout its service for the Committee and there is no conflict of interest between Meridian and the Committee.

Other Factors

The Committee makes executive compensation decisions following a review and discussion of both the financial and operational performance of our businesses and the annual performance reviews of the NEOs and other members of the management team.

Benchmarking Compensation

The Committee regularly assesses the components of the executive compensation program with advice from its independent compensation consultant. In October 2015, Meridian provided an analysis of base salary, annual incentive and long-term incentive practices of comparable companies in the financial industry. Meridian considered individual compensation elements as well as the total compensation package.

In performing this analysis, Meridian used the same peer group of financial institutions that were used in its prior year study. The peer group includes institutions of generally similar asset size and, to the extent possible, organizations with significant other operating segments.

The following financial institutions were included in the peer group used in the report presented for consideration in the determination of 2016 pay:

Associated Banc-Corp	Cullen/Frost Bankers, Inc.	First Citizens BancShares, Inc.
First Horizon National Corporation	First Midwest Bancorp, Inc.	FirstMerit Corporation
Hancock Holding Company	IBERIABANK Corporation	International Bancshares Corporation
MB Financial, Inc.	Old National Bancorp	Prosperity Bancshares, Inc.
South State Corporation	TCF Financial Corporation	Texas Capital Bancshares, Inc.
Trustmark Corporation	UMB Financial Corporation	Umpqua Holdings Corporation
Union Bankshares Corporation	United Bankshares, Inc.	WesBanco, Inc.
Wintrust Financial Corporation

In addition to the peer group, Meridian included data from industry-specific compensation surveys. The information from these competitive data sources and the peer group were used to make 2016 compensation decisions.

Elements of our Executive Compensation Program

The basic elements of our executive compensation program are summarized below. Our compensation policies and programs are considered by the Committee in a total rewards framework, which considers both “pay” — base salary, annual incentive awards and long-term incentive awards — and “benefits” — perquisites and other benefits and other compensation. Our executive compensation program consists primarily of the following components:

Compensation Component	Purpose
Base Salary	Fixed component of pay intended to compensate the individual fairly for the responsibility level of the position held.

Annual Incentive Awards	Variable component of pay intended to motivate and reward the individual’s contribution to achieving our short-term/annual objectives.

Long-term Incentive Awards	Variable component of pay intended to retain, motivate and reward the individual’s contribution to achieving our long-term objectives and creating stockholder value.

Perquisites and Other Benefits	Fixed component of pay intended to provide an economic benefit to us in attracting and retaining executive talent.

Base Salary

We provide base salaries for each NEO commensurate with the services each provides to us. We believe a portion of total direct compensation should be provided in a form that is fixed and liquid. In reviewing base salaries, the Committee evaluated the salaries of other executive officers of the Company and its peers and any increased level of responsibility, among other items. The Committee determined to maintain the current salaries of all NEOs for 2016, as they were found to be competitive with the Company’s peers. The following are the base salaries for our NEOs in 2015 and 2016:

	Base Salary
Name	2015	2016
Jeremy B. Ford	$700,000	$700,000
Alan B. White	$1,350,000	$1,350,000	(a)
William B. Furr	$—	$425,000	(b)
Darren E. Parmenter	$335,000	$335,000
Hill A. Feinberg	$500,000	$500,000
James R. Huffines	$690,000	$690,000
Todd L. Salmans	$750,000	$750,000

(a)	Mr. White’s base salary was set forth in his retention agreement, which became effective upon the closing of the acquisition of PlainsCapital.
(b)	Mr. Furr’s base salary effective upon his hiring as our Chief Financial Officer on September 1, 2016.

In February 2017, the Committee assessed base salaries of the NEOs and decided to provide the following increases: $25,000 for Mr. Ford, $50,000 for Mr. White and $10,000 for Mr. Parmenter.

Annual Incentive Awards

Our NEOs and other employees are eligible to participate in the Annual Incentive Plan and receive annual cash incentive awards based upon our financial performance and other factors, including individual performance. The Committee believes that this element of compensation is important to focus management efforts on, and provide rewards for, annual financial and strategic results that are aligned with creating value for our stockholders.

Target Annual Incentive Opportunities

Target incentive awards are defined at the start of the year in consideration of market data provided by the Committee’s consultant, each executive’s total compensation package and the entity’s budgetary considerations. The Committee did not increase the target opportunity for any NEO in 2016.

	Annual Incentive Value
		Target
	Threshold		% of Annual	Maximum
Name	($)	($)	Base Salary	($) (c)
Jeremy B. Ford	108,000	600,000	86%	900,000
Alan B. White (a)	—	1,350,000	100%	—
William B. Furr (b)	325,000	375,000	88%	562,500
Darren E. Parmenter	28,200	235,000	70%	352,500
Hill A. Feinberg	72,000	600,000	120%	900,000
James R. Huffines	99,900	555,000	80%	832,500
Todd L. Salmans	90,000	750,000	100%	1,125,000

(a)	Mr. White’s annual incentive compensation is determined pursuant to his retention agreement for the achievement of specified performance criteria.
(b)	Mr. Furr’s employment agreement specified minimum cash incentive compensation of $325,000 for 2016. The employment agreement does not provide for minimum cash incentive compensation in future years.
(c)	Awards are capped at 150% of the target amount.

Performance Measures

Each NEO serving for the full year had pre-defined performance objectives based upon measurable performance of both our Company and the individual, other than Mr. White, whose pre-defined performance objectives are based solely upon Hilltop’s performance. Other than with respect to Mr. Feinberg, at least 70% of each executive’s incentive was based on the net income of our Company and/or their relevant business unit. Mr. Feinberg’s incentive compensation also included performance objectives related to the integration of Hilltop Securities. Our 2016 goals were intended to be realistic and reasonable but challenging in order to drive performance. The Committee and management believe that by using these metrics we are encouraging profitable top line growth and value for stockholders without creating excessive risk.

The measures and weights of the performance objectives for each NEO are summarized in the following table:

	Hilltop	PlainsCapital	Business Unit	Strategic/
Name	Net Income	Net Income	Net Income	Individual Goals
Jeremy B. Ford	70%	—	—	30%
Alan B. White (a)	100%	—	—	—
William B. Furr (b)	—	—	—	—
Darren E. Parmenter	50%	—	20%	30%
Hill A. Feinberg	20%	—	30%	50%
James R. Huffines	—	70%	—	30%
Todd L. Salmans	—	20%	50%	30%

(a)	Determined pursuant to Mr. White’s retention agreement for the achievement of earnings target.
(b)	Mr. Furr did not have pre-defined performance objectives given his hiring in September 2016.

In addition to the above criteria, up to 15% of payouts under the Annual Incentive Plan are subject to forfeiture in the event of any improper risk management or non-compliance with applicable laws or regulations. The Committee changed this provision in 2017 to specify that the entire payout under the Annual Incentive Plan is subject to forfeiture in the event of material risk or compliance issues.

The individual strategic objectives for the NEOs are developed through an iterative process between the Committee and management. Management develops an initial set of recommendations based upon the business needs. The Committee reviews the proposed goals and revises/amends them at its discretion, ensuring that goals are aligned with the Board of Director’s strategic focus. The following strategic and individual goals, among others, were established for the NEOs in 2016:

•

Mr. Ford: execute the Company’s 2016 strategic plan, continue to identify strategic acquisition opportunities that complement the Company’s business mix, continue to integrate recent acquisitions and increase net earnings.

•

Mr. Parmenter: facilitate acquisition activity and the Company’s strategic initiatives, integrate and consolidate the Company’s accounting and human resources departments, and provide effective leadership of his responsible business units.

•	Mr. Feinberg: integrate Hilltop Securities, manage risk through capital and develop culture and communication at combined broker-dealer.
•	Mr. Huffines: grow core business and achieve quantitative cost savings through integration of mergers and acquisitions.
•

Mr. Salmans: execute three-year business strategy for PrimeLending, continue succession planning and talent development for key positions and achieve cost savings from implementation of strategic plan.

Performance Results and Payouts

The Committee, in its sole discretion, determines the final amount of each participant’s award based on attainment of the applicable performance goals and assessments of individual and strategic performance.

Each element of the annual cash incentive award is independent of the other. Accordingly, the executive officer may achieve certain performance goals, while at the same time failing to achieve others. In that case, the executive officer will be entitled to receive the award for the performance goal achieved, but not an award for a performance goal for which threshold performance is not achieved. Potential awards ranged from 50% for threshold performance to a maximum of 150% for stretch performance.

At the end of the fiscal year, the Committee determined a payout based on net income performance. 2016 performance goals and actual net income performance were as follows (dollars in millions):

2016 Performance Goal	Threshold ($)	Target ($)	Stretch ($)	Actual ($)	Achievement
Hilltop Adjusted Net Income	71.6	119.3	179.0	151.4	127%

PlainsCapital Net Income	62.9	104.8	157.2	125.3	120%

Hilltop Securities Net Income	8.2	13.6	20.4	28.4	209%

PrimeLending Net Income	12.2	20.4	30.6	51.2	251%

Based upon evaluation of their respective individual performance in 2016, the Committee awarded the NEOs scores ranging from 54% to 150% for their strategic and individual goals. The Committee also assessed risk and compliance performance for each NEO and determined that no reductions were warranted.

Based on the above financial and individual performance measures and the Committee’s discretion, the 2016 annual cash incentive payments were awarded as follows relative to the 2016 target value:

	2016 Annual	% of 2016 Target
Name	Incentive Payment ($)	Annual Incentive
Jeremy B. Ford	715,000	119%
Alan B. White (a)	1,400,000	104%
William B. Furr	375,000	100%
Darren E. Parmenter	280,000	119%
Hill A. Feinberg	750,000	125%
James R. Huffines	555,000	100%
Todd L. Salmans	1,100,000	147%

(a)

Determined pursuant to Mr. White’s retention agreement for the achievement of earnings target. The Committee determined to increase the contractual payout of $1,350,000 to $1,400,000 based on Mr. White’s individual performance and his promotion to Co-CEO.

See “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Annual Incentive Plan” for more information with respect to our shareholder-approved Annual Incentive Plan.

Long-Term Incentive Awards

As described above, we believe that a portion of each NEO’s compensation should be tied to the performance of our stock price, aligning the officer’s interest with that of our stockholders. In this regard, the Committee determined that the award vehicle mix should be:

Award Vehicle Mix	% of Award
Time-Based Restricted Stock Units	50%
Performance-Based Restricted Stock Units	50%

Time-based RSUs cliff vest on the third anniversary of the date of grant. Performance-based RSUs are earned and cliff vest after the three-year performance period from January 1, 2016 through December 31, 2018. Performance awards are earned based on Hilltop’s three-year cumulative EPS and based on relative total stockholder return, or TSR, relative to the KBW Regional Banking Index.

Commencing in 2016, a revision was made to the method of calculating performance for awarding performance-based RSUs. Under the revised form of award, the percentage of performance-based RSUs that vest following a performance period is determined based on Hilltop’s three-year cumulative EPS relative to pre-established performance objectives, multiplied by a modifier that is determined based on Hilltop’s TSR relative to the KBW Regional Banking Index. The new method of measuring performance puts more weight on EPS and uses TSR as a modifier, instead of weighting each measure equally as was done in prior grants. The EPS component of performance calculation ranges from 50% at threshold to 150% at the max, and the TSR modifier ranges from 80% at threshold to 120% at max. The total number of shares earned from the performance awards can range from 40% to 180% of the target number of RSUs granted.

All shares of common stock delivered pursuant to the RSUs are subject to a one-year holding period requirement after vesting. Further discussion of the 2012 Equity Incentive Plan pursuant to which such RSUs were awarded is found under “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

In 2016, long-term incentive awards were made in consideration of each executive’s role, competitive market practice, and performance. Grants were made in the form of RSUs on February 23, 2016, to the following NEOs as set forth below:

		Performance-Based
	Time-Based RSUs	RSUs Awarded	Total RSUs
Name	Awarded	(at Target)	Awarded
Jeremy B. Ford	21,971	21,971	43,942
Alan B. White	21,971	21,971	43,942
William B. Furr	—	—	—
Darren E. Parmenter	5,493	5,493	10,986
Hill A. Feinberg	9,416	9,416	18,832
James R. Huffines	13,183	13,182	26,365
Todd L. Salmans	10,986	10,985	21,971

On February 23, 2017, the Committee continued the same mix of long-term incentive awards and approved a grant of RSUs to the NEOs as set forth below:

		Performance-Based
	Time-Based RSUs	RSUs Awarded	Total RSUs
Name	Awarded	(at Target)	Awarded
Jeremy B. Ford	27,734	27,734	55,468
Alan B. White	12,307	12,306	24,613
William B. Furr	6,154	6,153	12,307
Darren E. Parmenter	3,341	3,340	6,681
Hill A. Feinberg	6,154	6,153	12,307
James R. Huffines	7,033	7,032	14,065
Todd L. Salmans	6,154	6,153	12,307

Since the adoption of the 2012 Equity Incentive Plan, all equity-based awards, including those made to the NEOs, have since been made pursuant to the 2012 Equity Incentive Plan. All equity-based awards made to the NEOs are approved by the Committee and not pursuant to delegated authority.

Perquisites and Other Benefits

We provide various perquisites and other benefits to certain NEOs. Messrs. Jeremy B. Ford and Alan B. White are provided access to company aircraft. Messrs. White, Huffines and Salmans are provided with a monthly car allowance and reimbursement for country club membership dues. In addition, Mr. White is provided bank-owned life insurance. Otherwise, generally, our NEOs receive only medical benefits, life insurance and long-term disability coverage, as well as supplemental contributions to the Company’s 401(k) program, on the same terms and conditions as available to all employees of that entity.

Severance and Other Post-Termination Compensation

Generally, we do not currently maintain any severance or change in control programs other than change in control provisions in our 2012 Equity Incentive Plan (with exceptions noted below). However, we have historically paid severance, the amount of which is generally determined both by length of tenure and level of compensation, when termination occurs other than for cause and pursuant to which certain benefits may be provided to the NEOs. Absent the negotiation of specific agreements with the NEOs, severance benefits would be provided on the same basis as provided to other employees of the Company.

In connection with our acquisition of PlainsCapital in 2012, we entered into employment agreements with Messrs. Huffines and Salmans. We subsequently entered into new employment agreements with Messrs. Huffines and Salmans in 2014 following the expiration of their previous agreements. Mr. Huffines’ agreement was amended in September 2016 to reflect changes in his responsibilities. A description of these new employment agreements and the post-contractual benefits provided thereunder is discussed in further detail under “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Contracts and Incentive Plans — Employment Contracts” and “Potential Payments Upon Termination or Change-in-Control” below.

In connection with our acquisition of PlainsCapital in 2012, we entered into a retention agreement with Mr. White which was approved by shareholders of PlainsCapital in connection with our acquisition of PlainsCapital. The summary of the severance terms for this retention agreement is set forth below:

Legacy Retention Agreement

Pursuant to Mr. White’s retention agreement:

(1)

we agreed to contribute an amount of cash equal to $6,430,890 as deferred compensation to Mr. White in satisfaction of Mr. White’s rights under Section 6 (Termination Upon Change in Control) of his previous employment agreement with PlainsCapital, which such amount accrues interest at the prevailing money market rate and is payable to Mr. White on the 55th day following termination of his employment; and

(2)

upon a termination of his employment by us other than for cause or death or disability, or after non-renewal, cash severance of (i) the sum of Mr. White’s annual base salary and the average of the annual bonus amounts paid to him for the three most recently completed fiscal years ending immediately prior to the date of termination, multiplied by (ii) the greater of (A) two, and (B) the number of full and partial years from the date of termination through the end of the applicable employment period under the retention agreement. Such severance is payable over the “severance period,” which is the greater of two years from the date of termination and the number of full and partial years from the date of termination through the end of the applicable employment period under the retention agreement.

The foregoing cash amounts in subparagraph (1) represent “modified single trigger” benefits, payable assuming the termination of employment for any reason, and the foregoing cash amounts in subparagraph (2) represent “double trigger” benefits, payable assuming a qualifying termination of employment. With respect to the amounts described in subparagraph (1) that are paid in full satisfaction of Section 6 of Mr. White’s previous employment agreement with PlainsCapital, such amounts are payable upon any termination of employment at any time, subject to any delay required by Section 409A of the Internal Revenue Code, or the Code, and the execution of a release of claims. The cash severance amounts described in subparagraph (2) are payable upon a termination of employment other than for cause, death or disability or upon a termination due to non-renewal by Hilltop, subject to any delay required by Section 409A of the Code and the execution of a release of claims.

Mr. White’s retention agreement was amended in 2016 solely to recognize his promotion to Co-Chief Executive Officer of the Company and to specify that his annual incentive would be based on the consolidated results of Hilltop (as opposed to just the results of PlainsCapital). The amendment did not include any changes to his pay opportunity or the other terms of his employment. The Committee did not believe it was appropriate to alter other terms of the agreement given that it (a) increased his dutes and responsibilities without providing Mr. White additional compensation and (b) was negotiated as part of our acquisition of PlainsCapital to secure Mr. White’s continued employment, including the amounts payable under subparagraph (1) above which would otherwise have been due to Mr. White immediately upon any termination of his employment following our acquisition of PlainsCapital. Further, Mr. White had the right to terminate his employment in the event other modifications were required in connection with the amendment.

Furr Employment Agreement

Pursuant to our employment agreement with Mr. Furr, upon termination of employment by us other than for cause, Mr. Furr is entitled receive, subject to such termination of employment being on or after September 1, 2017, a lump-sum cash payment equal to the sum of (i) his annual base salary rate immediately prior to the effective date of such termination, and (ii) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination. If his employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” he will be entitled to receive, if the “change in control” is on or after September 1, 2017, a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination. The immediately foregoing cash amount represents a “double trigger” benefit. Finally, if any payment made as a result of a change in control would constitute a “parachute payment” as defined under Section 280G of the Code, then the benefits payable will be reduced to $1 below the parachute limit.

Huffines and Salmans Employment Agreements

Pursuant to our employment agreements with Messrs. Huffines and Salmans, upon termination of employment by us other than for cause, the applicable executive is entitled to a lump-sum cash payment equal to the sum of (i) his annual base salary rate immediately prior to the effective date of such termination, and (ii) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination. If his employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” he will be entitled to receive a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination. The immediately foregoing cash amount represents a “double trigger” benefit. Finally, if any payment made as a result of a change in control would constitute a “parachute payment” as defined under Section 280G of the Code, then the benefits payable will be reduced to $1 below the parachute limit.

Further discussion of the agreements with Messrs. White, Furr, Huffines and Salmans, including the definitions of “cause” and “disability” under such arrangements, as well as potential payments made pursuant thereto may be found under the headings “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” below.

Incentive Plans

The 2012 Equity Incentive Plan, under which we have granted awards to the NEOs, contains specific termination and change in control provisions. We determined to include a change in control provision in the plan to be competitive with what we believe to be the standards for the treatment of equity upon a change in control for similar companies and so that employees who remain after a change in control would be treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control. Under the terms of the 2012 Equity Incentive Plan, if a change in control (as defined below in the discussion of the plan under “Executive

Compensation — Potential Payments Upon Termination or Change-in-Control”) were to occur, all awards then outstanding would become vested and/or exercisable and any applicable performance goals with respect thereto would be deemed to be fully achieved.  Further discussion of the change in control payments made pursuant to the 2012 Equity Incentive Plan may be found in the “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” section below.

The Annual Incentive Plan, pursuant to which annual incentive bonuses are awarded, does not contain specific change in control provisions. Accordingly, the Committee, in its discretion, may determine what constitutes a change in control and what effects such an event may have any awards made pursuant to such plan.

Risk Considerations in Our Compensation Program

We do not believe that our compensation policies and practices for 2016 give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion for 2016, we considered the following factors:

•

Base salary is fixed and the only compensation components that are variable are the annual incentives and performance-based RSUs awarded to NEOs, which were awarded based upon attainment of pre-determined levels of earnings.

•

Annual Incentive Plan payments to the NEOs were determined or approved following the completion of the audit of the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. Thus, the Committee had ample knowledge of the financial condition and results of the Company, as well as reports of other committees of the Board of Directors, upon which to base any decisions.

•

We have a balanced program that includes multiple performance goals, rewards short-term and multi-year performance, pays in cash and equity and provides a meaningful portion of pay in stock, which is tied to our long-term performance.

•	The Annual Incentive Plan awards are subject to claw-back and adjustments for improper risk and significant compliance issues.
•	Each year the Committee reviews all compensation programs to ensure existing programs are not reasonably likely to have a material adverse effect on the Company.

Additional Governance Programs and Policies

Stock Ownership Requirements

In February 2014, the Committee recommended, and the Board of Directors adopted, a stock ownership policy applicable to our executive officers and directors. Within five years of the later of appointment or the date the policy was adopted, executive officers are required to achieve ownership of a defined market value of Company common stock equal to a minimum number of equity or equity-based securities as follows:

•	Six times annual base salary for the Co-Chief Executive Officers; and
•	Three times annual base salary for the other executive officers.

Under this policy, directors are expected to own shares with a value greater than five times their annual retainer for serving on the Board of Directors of the Company, unless they are subject to certain restrictions on receiving director fees. Our director compensation program permits directors to elect to receive their director compensation in cash, Company common stock or a combination of cash and Company common stock.

In calculating equity ownership for purposes of this requirement, we will include all shares beneficially owned by an individual, such as shares owned by an individual in the Company’s benefit plans (e.g., 401(k)), shares of restricted stock and shares with respect to which an individual has voting or investment power. Shares underlying unexercised stock options and unearned performance shares are excluded when determining ownership for these purposes.

Executive officers are expected to hold 50% of any net shares received through compensatory equity-based grants until the ownership guidelines are achieved. Once such officer achieves the ownership requirement, he or she is no longer restricted by this holding requirement; provided his or her total stock ownership level does not fall below the ownership guidelines.

In addition, all awards of RSUs granted since February 2014 to NEOs are, subject to certain exceptions, required to be held for one year after vesting.

As of April 1, 2017, all NEOs are on track to meet the ownership guidelines.

Clawback Policy

Our compensation program also includes a claw-back from any annual cash or long-term incentive award for improper risk and significant compliance issues. Annual Incentive Plan awards are subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to Hilltop or its subsidiaries or (ii) set forth in any policies adopted or maintained by Hilltop or any of its subsidiaries.

Tax Considerations

Section 162(m) of the Code imposes a $1.0 million limit on the tax-deductibility of compensation paid to our five most highly paid executives, which includes the NEOs. Exceptions are provided for compensation that is “performance-based” and paid pursuant to a plan meeting certain requirements of Section 162(m) of the Code. The Committee has carefully considered the implications of Section 162(m) of the Code and believes that tax deductibility of compensation is an important consideration. Accordingly, where possible and considered appropriate, the Committee strives to preserve corporate tax deductions. The Committee, however, reserves the flexibility, where appropriate, to approve compensation arrangements that may not be tax deductible to the Company, such as base salary and awards of time-based RSUs. The Committee will continue to review the Company’s executive compensation practices to determine if other elements of executive compensation constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Trading Controls and Hedging, Short Sale and Pledging Policies

Executive officers, including the NEOs, are required to receive the permission of the General Counsel prior to entering into any transactions in our securities, including gifts, grants and those involving derivatives. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the NEOs, may enter into a trading plan under Rule 10b5-1 under the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by the General Counsel. We require trading plans to include a waiting period and the trading plans may not be amended during their term. The NEO bears full responsibility if he or she violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

Executive officers are prohibited from entering into hedging and short sale transactions and are subject to restrictions on pledging our securities.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Hilltop Holdings Inc. has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

The foregoing report has been submitted by the following members of the Compensation Committee:

A. Haag Sherman (Chairman)	Rhodes Bobbitt	W. Joris Brinkerhoff
William T. Hill, Jr.	Andrew Littlefair

Executive Compensation

The following tables set forth information concerning the compensation earned for services performed during 2016, 2015 and 2014 by the NEOs, who were either serving in such capacities on December 31, 2016, during 2016, or are reportable pursuant to applicable SEC regulations.

Summary Compensation Table

Fiscal Years 2016, 2015 and 2014

									Change in Pension
								Non-Equity	Value and
						Stock	Option	Incentive Plan	Nonqualified Deferred	All Other
		Salary		Bonus (a)		Awards (b)	Awards	Compensation (c)	Compensation	Compensation (e)
Name and principal position	Year	($)		($)		($)	($)	($)	Earnings (d) ($)	($)	Total ($)
Jeremy B. Ford	2016	700,000		—		699,996	—	715,000	—	60,534	2,175,530
President and	2015	662,500		—		679,741	—	740,000	—	70,861	2,153,102
Co-Chief Executive Officer	2014	537,500		—		600,013	—	600,000	—	23,028	1,760,541

Alan B. White	2016	1,350,000		1,400,000		699,996	—	—	29,392	126,848	3,606,236
Vice Chairman and	2015	1,350,000		1,350,000		679,741	—	—	29,261	110,142	3,519,144
Co-Chief Executive Officer	2014	1,350,000		1,350,000		699,991	—	—	29,129	106,142	3,535,263

William B. Furr	2016	143,438	(g)	518,000	(h)	939,528	—	—	—	31,562	1,632,528
Executive Vice President and	2015	—		—		—	—	—	—	—	—
Chief Financial Officer (f)	2014	—		—		—	—	—	—	—	—

Darren E. Parmenter	2016	335,000		—		175,007	—	280,000	—	12,105	802,112
Former Principal Financial	2015	333,750		—		169,935	—	290,000	—	3,106	796,791
Officer (i)	2014	322,500		25,000	(j)	175,004	—	300,000	—	3,318	825,822

Hill A. Feinberg	2016	500,000		—		299,994	—	750,000	—	18,177	1,568,171
Chairman and Chief Executive	2015	500,000		—		242,765	—	650,000	—	11,896	1,404,661
Officer of Hilltop Securities	2014	240,001		—		242,765	—	675,000	—	18,656	1,176,422

James R. Huffines	2016	690,000		—		419,994	—	555,000	—	58,471	1,723,465
Executive Vice President and	2015	690,000		—		407,849	—	555,000	—	41,824	1,694,673
Chief Operating Officer of	2014	690,000		—		420,000	—	555,000	—	41,433	1,706,433
Subsidiaries

Todd L. Salmans	2016	750,000		—		349,998	—	1,100,000	—	55,122	2,255,120
Chief Executive Officer of	2015	750,000		—		339,871	—	1,000,000	—	53,292	2,143,163
PrimeLending	2014	750,000		500,000		350,008	—	500,000	—	34,967	2,134,974

(a)	Represents bonuses paid for services during 2016, 2015 and 2014, as applicable.
(b)

Reflects the grant date fair value calculated in accordance with the provisions of the Stock Compensation Topic of the ASC. The value of performance-based stock awards is based on the probable outcome of the applicable performance conditions. The following table presents the value of performance-based awards included in the table above based on the achievement of both probable and maximum outcomes:

		Performance-Based Stock Awards
Name	Year	(Probable Achievement) ($)	(Maximum Achievement) ($)
Jeremy B. Ford	2016	349,998	524,997
	2015	332,624	498,936
	2014	234,559	351,838

Alan B. White	2016	349,998	524,997
	2015	332,624	498,936
	2014	273,633	410,450

William B. Furr	2016	—	—
	2015	—	—
	2014	—	—

Darren E. Parmenter	2016	87,503	131,255
	2015	83,156	124,734
	2014	68,413	102,619

Hill A. Feinberg	2016	149,997	224,995
	2015	118,794	178,191
	2014	82,084	123,127

James R. Huffines	2016	209,989	314,984
	2015	199,567	299,350
	2014	164,187	246,281

Todd L. Salmans	2016	174,991	262,487
	2015	166,312	249,468
	2014	136,826	205,239

(c)

For 2016, represents cash awards earned under the Annual Incentive Plan for services during 2016, but paid in March 2017. For 2015, represents cash awards earned under the Annual Incentive Plan for services during 2015, but paid in March 2016. For 2014, represents cash awards earned under the Annual Incentive Plan for services during 2014, but paid in March 2015.

(d)

Represents interest earned on non-qualified deferred compensation contributions to Mr. White during 2016, 2015 and 2014, as applicable. For additional information, see “— Non-Qualified Deferred Compensation.”

(e)

Includes amounts paid during 2016, 2015 and 2014, as applicable, for group life insurance premiums, auto allowance, gym and club expenses, use of a company car and aircraft, moving expenses, and cellular phone reimbursement. The table following these footnotes is a breakdown of all other compensation included in the “Summary Compensation Table” for the NEOs.

(f)	Mr. Furr began serving as our Executive Vice President and Chief Financial Officer effective September 1, 2016.
(g)	Includes sign-on bonus of $143,000.
(h)	Mr. Furr’s annual salary is $425,000.
(i)	Mr. Parmenter began serving as our Chief Administrative Officer effective September 1, 2016.
(j)	Reflects the portion of his bonus pursuant to the Annual Incentive Plan in excess of the maximum stretch bonus permitted thereunder.

All Other Compensation
			Gross-Ups or
			Other
			Amounts	Company
			Reimbursed	Contributions
		Perquisites	for the	to Defined
		and Personal	Payment of	Contribution	Insurance	Total All Other
Name	Year	Benefits (a) ($)	Taxes ($)	Plans ($)	Policies (b) ($)	Compensation ($)
Jeremy B. Ford	2016	50,754	—	9,000	780	60,534
	2015	70,081	—	—	780	70,861
	2014	22,248	—	—	780	23,028

Alan B. White	2016	105,275	—	9,000	12,573	126,848
	2015	100,236	—	—	9,906	110,142
	2014	96,236	—	—	9,906	106,142

William B. Furr	2016	19,572	9,730	2,125	135	31,562
	2015	—	—	—	—	—
	2014	—	—	—	—	—

Darren E. Parmenter	2016	1,800	—	9,000	1,305	12,105
	2015	1,800	—	—	1,306	3,106
	2014	1,800	—	—	1,518	3,318

Hill A. Feinberg	2016	—	—	8,271	9,906	18,177
	2015	—	—	9,000	2,896	11,896
	2014	—	—	8,750	9,906	18,656

James R. Huffines	2016	38,714	—	9,000	10,757	58,471
	2015	36,676	—	—	5,148	41,824
	2014	36,285	—	—	5,148	41,433

Todd L. Salmans	2016	32,000	4,216	9,000	9,906	55,122
	2015	43,386	8,051	—	9,906	61,343
	2014	25,061	—	—	9,906	34,967

(a)

Year 2016: For Mr. Jeremy B. Ford, reflects $1,800 gym membership allowance and personal use of company airplane of $48,954. For Mr. White, reflects car allowance of $36,000, club expenses of $33,264, personal use of company airplane of $34,723 and personal use of company automobile of $1,288. For Mr. Furr, reflects one-time moving reimbursement of $19,197 and a cellular phone reimbursement of $375. For Mr. Parmenter, reflects $1,800 gym membership allowance. For Mr. Huffines, includes a car allowance of $24,000, club expenses of $13,214 and a cellular phone reimbursement of $1,500. For Mr. Salmans, includes a car allowance of $12,000 and club expenses of $20,000. Personal use of company aircraft is calculated on a per mile basis utitlizing SIFL rates published by the IRS.

(b)	Reflects group term life insurance premiums paid during 2016, 2015 and 2014, as applicable.

Grants of Plan-Based Awards

Grants of Plan-Based Awards Table

Fiscal Year 2016

									All Other
									Stock Awards:		Grant Date
		Estimated Future Payouts Under Non-Equity				Estimated Future Payouts Under Equity			Number of		Fair Value of
		Incentive Plan Awards (a)				Incentive Plan Awards (b)			Shares of		Share and
		Threshold	Target		Maximum	Threshold	Target	Maximum	Stock or Units		Option Awards
Name	Grant Date	($)	($)		($)	(#)	(#)	(#)	(c) (#)		(d) ($)
Jeremy B. Ford	2/23/2016								21,971		349,998
	2/23/2016					10,986	21,971	32,957			349,998
	2/23/2016	108,000	600,000		900,000

Alan B. White	2/23/2016								21,971		349,998
	2/23/2016					21,971	21,971	21,971			349,998
	2/23/2016	—	1,350,000	(e)	—

William B. Furr	9/6/2016								33,147	(f)	739,519
	9/6/2016								8,965		200,009
	2/23/2016	325,000	375,000		562,500

Darren E. Parmenter	2/23/2016								5,493		87,503
	2/23/2016					2,747	5,493	8,240			87,503
	2/23/2016	28,200	235,000		352,500

Hill A. Feinberg	2/23/2016								9,416		149,997
	2/23/2016					4,708	9,416	14,124			149,997
	2/23/2016	72,000	600,000		900,000

James R. Huffines	2/23/2016								13,183		210,005
	2/23/2016					6,591	13,182	19,773			209,989
	2/23/2016	99,900	555,000		832,500

Todd L. Salmans	2/23/2016								10,986		175,007
	2/23/2016					5,493	10,985	16,478			174,991
	2/23/2016	90,000	750,000		1,125,000

(a)

Represent the value of potential payments under the Annual Incentive Plan to the NEOs based on 2016 performance. Management incentive award amounts shown above represent potential awards that may have been earned based on performance during 2016. The actual amounts earned pursuant to Annual Incentive Plan awards for 2016 are reported in the “Summary Compensation Table” above. For more information regarding the Annual Incentive Plan, see below and also refer to “Compensation Discussion and Analysis” in this Proxy Statement.

(b)

Represents performance-based RSUs that vest based upon the achievement of certain performance goals during the three-year period beginning January 1, 2016 and ending December 31, 2018. These RSUs were issued pursuant to the 2012 Equity Incentive Plan and a form of award agreement and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the 2012 Equity Incentive Plan and the form of award agreement. For additional information, see “— Compensation Discussion and Analysis — Elements of our Executive Compensation Program — Long-Term Incentive Awards.”

(c)

Represents time-based RSUs that cliff vest upon the earlier of the third anniversary of the date of grant and a change of control. These RSUs were issued pursuant to the 2012 Equity Incentive Plan and a form of award agreement and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the 2012 Equity Incentive Plan and the form of award agreement. For additional information, see “—Compensation Discussion and Analysis — Elements of our Executive Compensation Program — Long-Term Incentive Awards.”

(d)

Reflects the grant date fair value calculated in accordance with the provisions of the Stock Compensation Topic of the ASC. The value of the performance-based stock awards is based on the probable outcome of the applicable performance conditions. For more information regarding outstanding awards held by the NEO, refer to section “Outstanding Equity Awards at Fiscal Year-End” below.

(e)	Represents the amount Mr. White would be entitled to under his retention agreement.
(f)

Represents time-based RSUs that vest as follows:  32% on February 15, 2017; 26% on February 15, 2018; 32% on February 15, 2019; and 10% on February 15, 2020, or upon a change of control.  These RSUs were issued pursuant to the 2012 Equity Incentive Plan and a form of award agreement and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the 2012 Equity Incentive Plan and the form of award agreement.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contracts and Incentive Plans

Set forth below is a summary of our retention agreement with Mr. White and our employment agreements with Messrs. Furr, Huffines and Salmans. We do not have employment agreements with Messrs. Jeremy B. Ford, Parmenter or Feinberg. Also set forth below is a description of our incentive plans, pursuant to which the awards included in the “Outstanding Equity Awards at Fiscal Year-End Table” below were made to our NEOs. The Compensation Committee believes that the arrangements described below serve our interests and the interests of our stockholders because they help secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment.

Employment Contracts

Mr. White

On November 30, 2012, in connection with our acquisition of PlainsCapital, we entered into a retention agreement with Mr. White. We amended the retention agreement on September 12, 2016 solely for the purpose of recognizing his promotion to Co-CEO of Hilltop, including a corresponding change to compensate him based upon the consolidated results of Hilltop, as opposed to PlainsCapital. The term of the retention agreement is three years, with automatic one-year renewals at the end of the second year of the agreement and each anniversary thereof unless notice has been given otherwise. Pursuant to the agreement, Mr. White’s annual base salary is at least $1,350,000. He is also entitled to an annual bonus that varies based upon the performance of the Company. If Hilltop’s annual net income is less than or equal to $70,000,000 but greater than $15,000,000, Mr. White is entitled to a bonus equal to the average of his annual bonus in the prior three calendar years. If Hilltop’s annual net income exceeds $70,000,000, he is entitled to a bonus equal to 100% of his annual base salary. Additionally, in accordance with the agreement, Mr. White is entitled to participate in all of the Company’s employee benefit plans and programs. Further, the agreement provides that the Company will provide Mr. White with the use of a corporate aircraft and an automobile allowance, each at the same level that such benefits were available to Mr. White immediately prior to our acquisition of PlainsCapital. He continues to have bank-owned life insurance and access to the country club that was available to him through PlainsCapital’s membership prior to our acquisition of PlainsCapital. The agreement also includes, among other things, customary non-competition, non-solicitation and confidentiality provisions. Mr. White’s non-competition and non-solicitation obligations terminate thirty-six (36) months after his termination. For a description of compensation and benefits to which Mr. White is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Furr

In connection with the appointment of Mr. Furr as Chief Financial Officer of the Company, the Company and Mr. Furr entered into an employment agreement effective as of September 1, 2016. The employment agreement remains in effect until the third anniversary of the effective date. Pursuant to this agreement, Mr. Furr is entitled to an annual base salary of $425,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board of Directors, and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board of Directors. With respect to calendar year 2016, the Employment Agreement provides that Mr. Furr was entitled to receive a minimum bonus of $325,000 under the Annual Incentive Plan and a long-term incentive plan award having a value of at least $300,000. Mr. Furr also is entitled to reimbursement of employment-related expenses and to participate in the employee benefit programs generally available to employees of the Company. Additionally, the employment agreement provides that Mr. Furr was entitled to receive a grant of RSUs having an aggregate fair market value of $200,000 on the date of grant. In addition, the employment agreement provides that Mr. Furr was entitled to receive a cash sign-on bonus of $143,000 and a grant of RSUs having a value of $739,519, in each case, which was based upon the value of KeyCorp stock. The employment agreement provides that Mr. Furr was entitled to be reimbursed for airfare and up to approximately $148,200 of out-of-pocket costs related to Mr. Furr’s relocation to Dallas, Texas. The agreement also includes, among other things, customary non-competition, non-solicitation and confidentiality provisions. Mr. Furr’s non-competition and non-solicitation obligations continue for twelve (12) months following the earlier of (i) his termination and (ii) the termination of his employment agreement. For a description of compensation and benefits to which Mr. Furr is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Huffines

On December 4, 2014, we entered into an employment agreement with Mr. Huffines, which was amended on September 12, 2016 to reflect his new role as Chief Operating Officer for Subsidiaries of the Company. Mr. Huffines’s previous employment agreement expired on November 30, 2014 in accordance with its terms. The current employment agreement with Mr. Huffines has a three-year term and provides that Mr. Huffines is entitled to an annual base salary of $690,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee and (2) any long-term incentive award programs adopted by the Compensation Committee. Mr. Huffines is also entitled to participate in the employee benefit programs generally available to employees of the Company. The agreement also includes, among other things, customary non-competition, non-solicitation and confidentiality provisions. Mr. Huffines’s non-competition and non-solicitation obligations continue for twelve (12) months following the earlier of (i) his termination and (ii) the termination of his employment agreement. For a description of compensation and benefits to which Mr. Huffines is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Salmans

On December 4, 2014, we entered into an employment agreement with Mr. Salmans, pursuant to which Mr. Salmans will continue to serve as Chief Executive Officer of PrimeLending. Mr. Salmans’s previous employment agreement expired on November 30, 2014 in accordance with its terms. The current employment agreement with Mr. Salmans has a three-year term and provides that Mr. Salmans is entitled to an annual base salary of $750,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee and (2) any long-term incentive award programs adopted by the Compensation Committee. Mr. Salmans is also entitled to participate in the employee benefit programs generally available to employees of the Company. Additionally, the agreement provides for a one-time cash bonus of $260,000, which was paid to Mr. Salmans upon execution of the agreement. The agreement also includes, among other things, customary non-competition, non-solicitation and confidentiality provisions. Mr. Salmans’s non-competition and non-solicitation obligations continue for twelve (12) months following the earlier of (i) his termination and (ii) the termination of his employment agreement. For a description of compensation and benefits to which Mr. Salmans is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Equity Incentive Plans

On December 23, 2003, we adopted the 2003 Equity Incentive Plan, which provides for the grant of equity-based awards, including restricted shares of our common stock, stock options, grants of shares and other equity-based incentives, to our directors, officers and other employees and certain of our subsidiaries selected by our Compensation Committee. At inception, 1,992,387 shares were authorized for issuance pursuant to the 2003 Equity Incentive Plan. All shares granted and outstanding pursuant to the 2003 Equity Incentive Plan, whether vested or unvested, are entitled to receive dividends and to vote, unless forfeited. No participant in our 2003 Equity Incentive Plan may be granted awards in any fiscal year representing more than 500,000 shares of our common stock.

On September 20, 2012, our stockholders approved the 2012 Equity Incentive Plan, and as a result, our ability to grant new awards pursuant to the 2003 Equity Incentive Plan was terminated. However, all awards that were previously granted and outstanding under the 2003 Equity Incentive Plan remained in full force and effect according to their respective terms. As of December 31, 2016, there were no longer any awards outstanding under the 2003 Equity Incentive Plan.

The 2012 Equity Incentive Plan provides for the grant of equity-based awards, including restricted shares of our common stock, RSUs, stock options, grants of shares, stock appreciation rights (SARs) and other equity-based incentives, to our directors, officers and other employees and those of our subsidiaries selected by our Compensation Committee. At inception, 4,000,000 shares were authorized for issuance pursuant to the 2012 Equity Incentive Plan. All shares granted and outstanding pursuant to the 2012 Equity Incentive Plan, whether vested or unvested, are entitled to receive dividends and to vote, unless forfeited. No participant in our 2012 Equity Incentive Plan may be granted performance-based equity awards in any fiscal year representing more than 500,000 shares of our common stock or stock options or SARs representing in excess of 750,000 shares of our common stock. The maximum number of shares underlying incentive stock options granted under the 2012 Equity Incentive Plan may not exceed 2,000,000.

The 2003 Equity Incentive Plan was, and the 2012 Equity Incentive Plan is, administered by our Compensation Committee, which has the discretion to, among other things, determine the persons to whom awards will be granted, the number of shares of our common stock to be subject to awards and the other terms and conditions of the awards. The Compensation Committee also has authority to establish performance goals for purposes of determining cash bonuses to be paid under the incentive plans. Such performance goals may be applied to our Company as a whole, any of our subsidiaries or affiliates, and/or any of our divisions or strategic business units, and may be used to evaluate performance relative to a market index or a group of other companies. Further, the Compensation Committee has the authority to adjust the performance goals in recognition of unusual or non-recurring events. The 2003 Equity Incentive Plan and the 2012 Equity Incentive Plan each provide that in no event will the Compensation Committee be authorized to re-price stock options, or to lower the base or exercise price of any other award granted under such plan, without obtaining the approval of our stockholders.

Stock options granted under the 2003 Equity Incentive Plan and the 2012 Equity Incentive Plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, or nonqualified stock options. Generally, holders of restricted stock will be entitled to vote and receive dividends on their restricted shares, but our Compensation Committee may determine, in its discretion, whether dividends paid while the shares are subject to restrictions may be reinvested in additional shares of restricted stock. Except as otherwise permitted by our Compensation Committee, awards granted under the 2003 Equity Incentive Plan and the 2012 Equity Incentive Plan will be transferable only by will or through the laws of descent and distribution, and each stock option will be exercisable during the participant’s lifetime only by the participant or, upon the participant’s death, by his or her estate. Director compensation paid in the form of our common stock, whether at our or the director’s election, is issued through the 2012 Equity Incentive Plan.

Annual Incentive Plan

On September 20, 2012, our stockholders approved the Annual Incentive Plan, which provides for a cash bonus to key employees of Hilltop and our subsidiaries who are selected by the Compensation Committee for participation in the plan. The Annual Incentive Plan is intended to permit the payment of amounts that constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code and is designed to reward executives whose performance during the fiscal year enabled Hilltop to achieve favorable business results and to assist Hilltop in attracting and retaining executives. A participant may receive a cash bonus under the Annual Incentive Plan based on the attainment, during each performance period, of performance objectives in support of our business strategy that are established by our Compensation Committee. These performance objectives may be based on one or more of the performance criteria outlined in the Annual Incentive Plan.

The performance objectives may be applied with respect to Hilltop or any one or more of our subsidiaries, divisions, business units or business segments and may be applied to performance relative to a market index or a group of other companies. The Compensation Committee may adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events.

Participation in the Annual Incentive Plan does not guarantee the payment of an award. All awards payable pursuant to the Annual Incentive Plan are discretionary and subject to approval by our Compensation Committee. After the performance period ends, the Compensation Committee determines the payment amount of individual awards based on the achievement of the performance objectives. No participant in the Annual Incentive Plan may receive an award that exceeds $10,000,000 per year. Except as otherwise provided in a participant’s employment or other individual agreement, the payment of a cash bonus to a participant for a performance period is conditioned upon the participant’s active employment on the date that the final awards are approved by the Compensation Committee. We may amend or terminate the Annual Incentive Plan at any time.

Outstanding Equity Awards at Fiscal Year End

The following table presents information pertaining to all outstanding equity awards held by the NEOs as of December 31, 2016.

	Stock Awards
				Equity Incentive		Equity Incentive
				Plan Awards:		Plan Awards:
			Market	Number of		Market or
	Number of		Value of	Unearned		Payout Value of
	Shares or		Shares or	Shares, Units		Unearned
	Units of		Units of	or Other		Shares, Units
	Stock That		Stock That	Rights That		or Other Rights
	Have Not		Have Not	Have Not		That Have Not
	Vested		Vested	Vested		Vested
Name	(#)		(a) ($)	(a) (#)		(a) ($)
Jeremy B. Ford	12,696	(b)	378,341	12,696	(c)	378,341
	18,004	(d)	536,519	18,004	(e)	536,519
	21,971	(f)	654,736	21,971	(g)	654,736

Alan B. White	14,812	(b)	441,398	14,811	(c)	441,368
	18,004	(d)	536,519	18,004	(e)	536,519
	21,971	(f)	654,736	21,971	(g)	654,736

William B. Furr	33,147	(h)	987,781	—		—
	8,965	(i)	267,157	—		—

Darren E. Parmenter	3,703	(b)	110,349	3,703	(c)	110,349
	4,501	(d)	134,130	4,501	(e)	134,130
	5,493	(f)	163,691	5,493	(g)	163,691

Hill A. Feinberg	4,444	(b)	132,431	4,443	(c)	132,401
	6,430	(d)	191,614	6,430	(e)	191,614
	9,416	(f)	280,597	9,416	(g)	280,597

James R. Huffines	8,887	(b)	264,833	8,887	(c)	264,833
	10,803	(d)	321,929	10,802	(e)	321,900
	13,183	(f)	392,853	13,182	(g)	392,824

Todd L. Salmans	7,406	(b)	220,699	7,406	(c)	220,699
	9,002	(d)	268,260	9,002	(e)	268,260
	10,986	(f)	327,383	10,985	(g)	327,353

(a)

Value based upon the closing price of $29.80 for our common stock on December 31, 2016. With respect to performance-based RSUs, the number of shares underlying each award was calculated based on the achievement of target level performance.

(b)	Represents time-based RSUs that cliff vested on February 24, 2017.
(c)

Represents performance-based RSUs that vested on February 24, 2017 upon the achievement of certain performance goals during the three-year period beginning January 1, 2014 and ending December 31, 2016. Based on applicable performance goal threshold performance during the noted period and as approved by the Compensation Committee on February 23, 2017, actual shares issued under performance awards were 75% of unvested shares reported in the table above at December 31, 2016.

(d)	Represents time-based RSUs that cliff vest upon the earlier of February 24, 2018 and a change of control.
(e)	Represents performance-based RSUs that vest upon the achievement of certain performance goals during the three-year period beginning January 1, 2015 and ending December 31, 2017.
(f)	Represents time-based RSUs that cliff vest upon the earlier of February 23, 2019 and a change of control.
(g)	Represents performance-based RSUs that vest upon the achievement of certain performance goals during the three-year period beginning January 1, 2016 and ending December 31, 2018.
(h)	Represents time-based RSUs that vest upon the earlier of four installments of 32%, 26%, 32% and 10%, respectively, commencing on February 15, 2017 and annually thereafter and a change of control.
(i)	Represents time-based RSUs that cliff vest upon the earlier of September 6, 2019 and a change of control.

Option Exercises and Stock Vested in 2016

During the fiscal year ended December 31, 2016, Mr. Ford exercised 500,000 options to purchase shares of common stock. In addition, the following table presents information pertaining to any outstanding equity awards held by the NEOs that vested during 2016.

	Option Awards			Stock Awards
	Number of	Value		Number of	Value
	Shares Acquired	Realized on		Shares Acquired	Realized on
Name	on Exercise (#)	Exercise ($)		on Vesting (#)	Vesting (b) ($)
Jeremy B. Ford	500,000	3,985,000	(a)	30,000	560,400

Alan B. White	—	—		50,000	934,000

William B. Furr	—	—		—	—

Darren E. Parmenter	—	—		5,000	93,400

Hill A. Feinberg	—	—		15,000	280,200

James R. Huffines	—	—		30,000	560,400

Todd L. Salmans	—	—		25,000	467,000

(a)	Represents market price of $15.67, less option strike price of $7.70.
(b)	Value based upon the closing price of $18.68 for our common stock on April 1, 2016.

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during the fiscal year ended December 31, 2016.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions	Fiscal Year End
Name	Year ($)	Year ($)	Year (a) ($)	($)	End (b) ($)
Jeremy B. Ford	—	—	—	—	—

Alan B. White	—	—	29,392	—	6,550,058

William B. Furr	—	—	—	—	—

Darren E. Parmenter	—	—	—	—	—

Hill A. Feinberg	—	—	—	—	—

James R. Huffines	—	—	—	—	—

Todd L. Salmans	—	—	—	—	—

(a)

Represents interest earned on 2012 deferred compensation contributions of $6,430,890 for Mr. White. All amounts reported as aggregate earnings in the last fiscal year are reported as compensation in the last completed fiscal year in the Summary Compensation Table.

(b)	All amounts were reported as compensation in the Summary Compensation Table for the last completed fiscal year or prior fiscal years.

In connection with our acquisition of PlainsCapital, we entered into a retention agreement with Mr. White. Pursuant to this agreement, we agreed to contribute an amount in cash equal to $6,430,890 as deferred compensation to Mr. White in satisfaction of his rights under Section 6 (Termination Upon Change of Control) of his previous employment agreement with PlainsCapital. Such amount accrues interest at the prevailing money market rate and is payable to Mr. White on the 55th day following termination of his employment.

Potential Payments Upon Termination or Change-in-Control

The 2012 Equity Incentive Plan, under which we have granted awards to the NEOs, contains specific termination and change in control provisions. We determined to include a change in control provision in the plan to be competitive with what we believe to be the standards for the treatment of equity upon a change in control for similar companies and so that employees who remain after a change in control would be treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control. Under the terms of the plan, if a change in control (as defined below in the discussion of the plan) were to occur, all awards then outstanding would become vested and/or exercisable and any applicable performance goals with respect thereto would be deemed to be fully achieved.

Employment Contracts

Mr. White

If Mr. White’s retention contract is terminated by us for cause, by him or due to his death or disability (as such terms are defined below), he or his estate, as applicable, is entitled to:

(i)	his annual base salary through the date of termination, to the extent not already paid and not deferred;
(ii)	any annual bonus earned by him for a prior award period, to the extent not already paid and not deferred;
(iii)	any business expenses he incurred that are not yet reimbursed as of the date of termination; and
(iv)

any other amounts or benefits, including all unpaid and/or vested, nonforfeitable amounts owing or accrued to him, required to be paid or provided or which he is eligible to receive under any plan, program, policy or practice or contract or agreement, to the extent not already paid and not deferred, through the date of termination.

In addition, Mr. White or his estate, as applicable, is entitled to a lump-sum cash payment equal to $6,430,890, which represents the amount Mr. White would have been entitled to receive under his prior employment agreement with PlainsCapital if his employment was terminated. Such amounts described in the preceding paragraph are referred to as the “White Accrued Amounts.”

If Mr. White’s employment is terminated by us other than for cause (as such term is defined below) or his death or disability, or if his employment terminates due to non-renewal by us, he is entitled to the White Accrued Amounts, including the lump-sum cash payment equal to $6,430,890 and interest thereon from November 30, 2012, as well as payments generally equal to the sum of the average of Mr. White’s prior annual bonuses over the preceding three years plus his annual base salary, multiplied by the greater of (i) the number of full and partial years remaining until the end of the term of his retention agreement and (ii) two. Mr. White will retain the right to be grossed-up for any excise tax relating to “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code), which is set forth in his prior employment agreement, provided that the gross-up will only relate to any excise taxes arising in connection with our acquisition of PlainsCapital. These severance amounts are payable subject to Mr. White’s execution of a release of claims.

Mr. Furr

If Mr. Furr’s employment agreement is terminated (1) by Mr. Furr, (2) by the Company for “Cause” (as such term is defined in the employment agreement), or (3) in the event of Mr. Furr’s death or disability, Mr. Furr (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the employment agreement or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination. With respect to a termination resulting from Mr. Furr’s death or disability, the unvested portion of the equity grants will also vest, subject to certain conditions.

If Mr. Furr’s employment is terminated by the Company without “Cause” (other than pursuant to a “Change in Control” (as such term is defined in the employment agreement)), Mr. Furr will be entitled to receive the amounts in the foregoing paragraph and, subject to his execution and delivery to the Company of a release and such termination of employment being on or after September 1, 2017, a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination. Any unvested portion of the equity grants will also vest, regardless of whether such termination occurs on or after September 1, 2017.

If Mr. Furr’s employment is terminated without “Cause” within the 12 months immediately following, or the six months immediately preceding, a “Change in Control,” Mr. Furr will be entitled to receive the same amount upon a termination for “Cause” and, if such Change in Control is on or after September 1, 2017, a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Furr executes and delivers a release to the Company. Any unvested portion of the equity grants will also vest, regardless of whether such Change in Control occurs on or after September 1, 2017. Notwithstanding, any amounts payable to Mr. Furr upon a Change in Control shall not constitute a “parachute payment” and shall be reduced accordingly.

Messrs. Huffines and Salmans

With respect to Messrs. Huffines and Salmans, if the employment agreement is terminated (1) by the executive officer, (2) by the Company for “cause” (as such term is defined below), or (3) in the event of the executive officer’s death or disability, the executive officer (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to executive officer at such time under the employment agreement or under any compensation or benefit plans and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination (collectively, the “Officer Accrued Amounts”).

If the executive officer’s employment is terminated by the Company without “cause” (other than pursuant to a “change in control” (as such term is defined in the applicable employment agreement of such executive officer)), the executive officer will be entitled to receive the Officer Accrued Amounts and, subject to the executive officer’s execution and delivery to the Company of a release of claims, (1) a lump-sum cash payment equal to the sum of (A) the executive officer’s annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to the executive officer in respect of the calendar year immediately preceding the year of the termination, and (2) if the executive officer elects continuation of coverage under the Company’s group health plan pursuant to COBRA, reimbursement for the executive officer’s COBRA premiums for a period of twelve months following the date of such termination, or until the executive officer is otherwise eligible for health coverage under another employer group health plan.

Further, if the executive officer’s employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” the executive officer, upon execution of a release, will be entitled to receive (1) a lump-sum cash payment equal to two times the sum of (A) the executive officer’s annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to the executive officer in respect of the calendar year immediately preceding the year of the termination, and (2) if the executive officer elects continuation of coverage under the Company’s group health plan pursuant to COBRA, reimbursement for the executive officer’s COBRA premiums for a period of twelve months following the date of such termination, or until the executive officer is otherwise eligible for health coverage under another employer group health plan. Notwithstanding the above, any amounts payable to the executive officer upon a change of control shall not constitute a “parachute payment” and shall be reduced accordingly.

For the purposes of Mr. White’s retention agreement and the employment agreements of Messrs. Furr, Huffines and Salmans, “cause” means: (i) an intentional act of fraud, embezzlement or theft in connection with the executive’s duties or in the course of his employment with the Company or its affiliates; (ii) intentional wrongful damage to property of the Company or its affiliates; (iii) intentional wrongful disclosure of trade secrets or confidential information of the Company or its affiliates; (iv) intentional violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final “Cease and Desist Order;” (v) intentional breach of fiduciary duty involving personal profit; or (vi) intentional action or inaction that causes material economic harm to the Company or its affiliates. In addition to items above, the definition of “cause” in Messrs. Furr, Huffines and Salmans employment agreements includes (a) a material violation of the Company’s written policies, standards or guidelines applicable to the executive officer or (b) the failure or refusal of the executive officer to follow the reasonable lawful directives of the Board of Directors or the executive officer’s supervisors.

For the purposes of Mr. White’s retention agreement, “disability” means he shall have been absent from full-time performance of his duties for 180 consecutive days as a result of incapacity due to physical or mental illness that is determined to be total and permanent by a physician. For the purposes of the employment agreements with Messrs. Huffines and Salmans, “disability” is defined in accordance with our disability policy in effect at the time of the disability.

Set forth below are the amounts that Messrs. Jeremy B. Ford, White, Furr, Parmenter, Feinberg, Huffines and Salmans would have received if the specified events had occurred on December 31, 2016:

Termination due
	Termination for	to Death or	Termination	Change of
Jeremy B. Ford	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance	—	—	—	—
Restricted stock units (a)	—	409,728	409,728	3,139,192
Welfare benefits	—	—	—	—
Total	$—	$409,728	$409,728	$3,139,192

(a)

RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2016. If a change of control under the 2012 Equity Incentive Plan occurs, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2016. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due	Termination
		to Death or	Without Cause
		Disability or by	or Non-Renewal
	Termination for	Executive for any	of Retention	Change of
Alan B. White	Cause	Reason	Agreement	Control
Accrued amounts (a)	$1,350,000	$1,350,000	$1,350,000	$—
Cash payment (b)	6,550,058	6,550,058	6,550,058	—
Cash severance (c)	—	—	5,400,000	—
Restricted stock units (d)	—	413,724	413,724	3,265,275
Welfare benefits	—	—	—	—
Total	$7,900,058	$8,313,782	$13,713,782	$3,265,275

(a)

Accrued amounts calculation based upon the sum of: (i) Mr. White’s annual base salary through December 31, 2016, to the extent not already paid and not deferred; (ii) any annual bonus earned, to the extent not already paid and not deferred; (iii) any business expenses incurred that have not yet been reimbursed as of the date of termination; and (iv) any other amounts or benefits, including all unpaid and/or vested, nonforfeitable amounts owing or accrued to Mr. White.

(b)

Cash payments refers to a lump-sum cash payment that represents the amount, including interest thereon, Mr. White would have been entitled to receive under his prior employment agreement with the Company if his employment had been terminated.

(c)

Cash severance calculation based upon the sum of the average of Mr. White’s prior annual bonuses for each of the preceding three years plus his annual base salary, multiplied by the greater of: (i) the number of full and partial years remaining until the end of the term of his employment agreement and (ii) two.

(d)

RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2016. If a change of control under the 2012 Equity Incentive Plan occurs, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2016. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

Termination due
	Termination for	to Death or	Termination	Change of
William B. Furr	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance	—	—	—	—
Restricted stock units (a)	—	40,401	40,401	1,254,938
Welfare benefits	—	—	—	—
Total	$—	$40,401	$40,401	$1,254,938

(a)

The RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2016. If a change of control under the 2012 Equity Incentive Plan occurs, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2016. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

Termination due
	Termination for	to Death or	Termination	Change of
Darren E. Parmenter	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance	—	—	—	—
Restricted stock units (a)	—	103,435	103,435	816,341
Welfare benefits	—	—	—	—
Total	$—	$103,435	$103,435	$816,341

(a) The RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2016. If a change of control under the 2012 Equity Incentive Plan occurs, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2016. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

Termination due
	Termination for	to Death or	Termination	Change of
Hill A. Feinberg	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance	—	—	—	—
Restricted stock units (a)	—	172,139	172,139	1,209,254
Welfare benefits	—	—	—	—
Total	$—	$172,139	$172,139	$1,209,254

(a) The RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2016. If a change of control under the 2012 Equity Incentive Plan occurs, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2016. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
	Termination for	to Death or	Termination	Change of
James R. Huffines	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance (a)	—	—	1,245,000	2,490,000
Restricted stock units (b)	—	248,233	248,233	1,959,171
Welfare benefits	—	—	—	—
Total	$—	$248,233	$1,493,233	$4,449,171

(a)

Cash severance calculation if Mr. Huffines is terminated without cause is based upon the sum of: (i) Mr. Huffines’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Huffines in respect of the calendar year immediately preceding the year of the date of termination. If his employment is terminated upon a change in control, the cash severance calculation is based upon two times the sum of: (i) Mr. Huffines’ annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Huffines in respect of the calendar year immediately preceding the year of the date of termination.

(b)

RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2016. If a change of control under the 2012 Equity Incentive Plan occurs, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2016. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
		to Death or
		Disability or by
	Termination for	Executive for any	Termination	Change of
Todd L. Salmans	Cause	Reason	without cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance (a)	—	—	1,250,000	2,500,000
Restricted stock units (b)	—	206,863	206,863	1,632,653
Welfare benefits	—	—	—	—
Total	$—	$206,863	$1,456,863	$4,132,653

(a)

Cash severance calculation if Mr. Salmans is terminated without cause is based upon the sum of: (i) Mr. Salmans’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Salmans in respect of the calendar year immediately preceding the year of the date of termination. If his employment is terminated upon a change in control, the cash severance calculation is based upon two times the sum of: (i) Mr. Salmans’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Salmans in respect of the calendar year immediately preceding the year of the date of termination.

(b)

RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2016. If a change of control under the 2012 Equity Incentive Plan occurs, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2016. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

Incentive Plans

Each of the incentive plans has a complex definition of “change in control”. Generally speaking, under the 2003 Equity Incentive Plan, a change in control occurs if: (i) with certain exceptions, any person becomes the owner of 50% or more of the combined voting power of our outstanding stock and other voting securities; (ii) a majority of the directors serving on our Board of Directors are replaced other than by new directors approved by at least two-thirds of the members of our Board of Directors; (iii) we are not the surviving company after a merger or consolidation; or (iv) with certain exceptions, our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets is consummated. Under the 2012 Equity Incentive Plan, a change in control occurs if: (i) with certain exceptions, any person becomes the owner of 33% or more of the outstanding shares of our common stock or the combined voting power of our outstanding stock and other voting securities; (ii) a majority of the directors serving on our Board of Directors are replaced other than by new directors approved by at least two-thirds of the members of our Board of Directors; (iii) we are not the surviving company after a merger or consolidation or sale of all or substantially all of our assets; or (iv) with certain exceptions, our stockholders approve a plan of complete liquidation or dissolution.

Both our 2003 Equity Incentive Plan and our 2012 Equity Incentive Plan are “single trigger” plans, meaning that accelerated vesting occurs upon a change in control even if the award holder remains with us after the change in control, regardless of whether awards are assumed or substituted by the surviving company. We believe a “single trigger” change in control provision was appropriate because it allows management to pursue all alternatives for us without undue concern for their own financial security.

In the event of a change in control, all awards then outstanding under the 2003 Equity Incentive Plan will become vested and, if applicable, exercisable, and any performance goals imposed with respect to then-outstanding awards will be deemed to be fully achieved. With respect to awards granted pursuant to the 2012 Equity Incentive Plan, in the event of a change in control: (i) all outstanding stock options and SARs will become fully vested and exercisable; (ii) all restrictions on any restricted stock, RSUs or other stock-based awards that are not subject to performance goals will become fully vested; and (iii) all restrictions on any restricted stock, RSUs, performance units or other stock-based awards that are subject to performance goals will be deemed to be fully achieved.

In addition to acceleration of benefits upon a change in control event, the non-qualified stock option agreements pursuant to which all option awards are granted provide for acceleration of vesting upon the death of the option holder. No other rights of acceleration are provided for under the terms of the Company’s benefit plans. However, in 2015, we revised our form of award for time-based and performance-based RSUs to include a non-solicitation provision that lasts for twelve months following a participant’s termination for any reason. In the event of a breach of the non-solicitation provision, the participant’s RSUs granted under the form of award will immediately cease vesting and any unvested RSUs or vested RSUs that have not been converted into shares of common stock will be forfeited.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2016, directors Rhodes R. Bobbitt, W. Joris Brinkerhoff, William T. Hill, Jr., Andrew J. Littlefair and A. Haag Sherman served on the Compensation Committee. During fiscal year 2016:

•	none of the members of our Compensation Committee is, or has ever been, one of our officers or employees;
•	none of the members of our Compensation Committee had any relationships with the Company requiring disclosure under “Certain Relationships and Related Party Transactions”;
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee;
•	none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Each of Mr. White, Hilltop’s Vice Chairman and Co-Chief Executive Officer, Mr. Feinberg, Chairman and Chief Executive Officer of Hilltop Securities and Mr. Huffines, Hilltop’s Executive Vice President and Chief Operating Officer of Subsidiaries, serves as a director of Hilltop. Hilltop’s Compensation Committee is comprised of independent directors, reviews and sets the compensation of each of Messrs. White, Feinberg and Huffines and does not believe that these interlocks pose any risks that are likely to have a material adverse effect on us.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information at December 31, 2016 with respect to compensation plans under which shares of our common stock may be issued.

Equity Compensation Plan Information
Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in first column)
Equity compensation plans approved by security holders*	—	$—	1,964,716
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	1,964,716

*  In September 2012, our stockholders approved the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the “2012 Plan”), which allows for the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards to employees of Hilltop, its subsidiaries and outside directors of Hilltop. Upon the effectiveness of the 2012 Plan, no additional awards are permissible under the 2003 equity incentive plan (the “2003 Plan”). At December 31, 2016, no awards remain outstanding. In the aggregate, 4,000,000 shares of common stock may be delivered pursuant to awards granted under the 2012 Plan. At December 31, 2016, 2,120,622 awards had been granted pursuant to the 2012 Plan, while 84,860 awards were forfeited and are eligible for reissuance. All shares outstanding under the 2012 Plan, whether vested or unvested, are entitled to receive dividends and to vote, unless forfeited. No participant in our 2012 Plan may be granted awards in any fiscal year covering more than 1,250,000 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than ten percent of our stock to file initial reports of ownership and reports of changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies furnished to us and representations from our officers and directors, we believe that all Section 16(a) filing requirements for the year ended December 31, 2016, applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied, except that (i) Forms 4 relating to correction of tax withholdings for transactions that occurred on April 1, 2016 were filed late by Messrs. White and Salmans.

Based on written representations from our officers and directors, we believe that all Forms 5 for directors, officers and greater than ten percent beneficial owners that have been filed with the SEC are the only Forms 5 required to be filed for the period ended December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Transactions with related persons are governed by our General Code of Ethics and Business Conduct, which applies to all officers, directors and employees. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing and related party transactions. Waiver of the policies set forth in this code will only be permitted when circumstances warrant. Such waivers for directors and executive officers, or that provide a benefit to a director or executive officer, may be made only by the Board of Directors, as a whole, or the Audit Committee of the Board of Directors and must be promptly disclosed as required by applicable law or regulation. Absent such a review and approval process in conformity with the applicable guidelines relating to the particular transaction under consideration, such arrangements are not permitted.

Hilltop Sublease

On December 1, 2012, Hilltop entered into a sublease with Hunter’s Glen/Ford, Ltd., an affiliate of Mr. Gerald J. Ford and the tenant of the office space. Pursuant to the Sublease, until February 27, 2014, Hilltop leased 5,491 square feet for $219,640 annually, plus additional rent due under the base lease. On February 28, 2014, the parties amended the Sublease to increase the square footage subleased to 6,902 square feet, increase the rent based on such additional square footage, and extend the term to July 31, 2018. Hilltop pays the same rate per square foot as Hunter’s Glen/Ford, Ltd. is required to pay under the base lease, as amended.

Jeremy B. Ford, a director and the President and Co-Chief Executive Officer of Hilltop, is the beneficiary of a trust that owns a 49% limited partnership interest in Diamond A Financial, L.P. Diamond A Financial, L.P. owns 15.8% of the outstanding Hilltop common stock at April 20, 2017. He also is a director and the Secretary of Diamond A Administration Company, LLC, or Diamond A, an affiliate of Gerald J. Ford, the current Chairman of the Board of Hilltop and the beneficial owner of 15.8% of Hilltop common stock as of April 20, 2017. Diamond A is owned by Hunter’s Glen/Ford, Ltd., a limited partnership in which a trust for the benefit of Jeremy B. Ford is a 46% limited partner. The spouse of Corey G. Prestidge, Hilltop’s Executive Vice President, General Counsel and Secretary, is the beneficiary of a trust that also owns a 46% limited partnership interest in Hunter’s Glen/Ford, Ltd. and a trust that owns a 49% limited partnership interest in Diamond A Financial, L.P.

Jeremy B. Ford is the son of Gerald J. Ford. Mr. Prestidge is the son-in-law of Gerald J. Ford. Accordingly, Messrs. Jeremy B. Ford and Prestidge are brothers-in-law.

Employment of Certain Family Members

We currently employ certain family members of our officers and/or directors in the following capacities: Corey G. Prestidge, the brother-in-law of Jeremy B. Ford, our President and Co-Chief Executive Officer, and the son-in-law of Gerald J. Ford, the Chairman of our Board, serves as Hilltop’s Executive Vice President, General Counsel and Secretary; Lee Ann White, the wife of Alan B. White, our Vice Chairman and Co-Chief Executive Officer, serves as the Senior Vice President, Director of Public Relations of PlainsCapital; Logan Passmore, the son-in-law of Mr. White, serves as Assistant Vice President, Commercial Loan Officer I of the Bank; Kale Salmans, the son of Todd Salmans, Chief Executive Officer of PrimeLending, serves as Senior Vice President, Strategic Resources and Process Improvement of PrimeLending; and Ty Tucker, the son-in-law of Mr. Salmans, serves as Vice President, Risk Analyst of PrimeLending. Pursuant to our employment arrangements with these individuals, during 2016, we paid Corey G. Prestidge $751,521, Lee Ann White $148,478, Logan Passmore $93,205, Kale Salmans $573,861 and Ty Tucker $141,337 cash compensation for their services as employees during 2016.

Cowboys Stadium Suite

In 2007, the Bank contracted with Cowboys Stadium, L.P., a company affiliated with the employer of Ms. Anderson and that is beneficially owned by Ms. Anderson and certain of her immediate family members, for the 20-year lease of a suite at Cowboys Stadium beginning in 2009. Pursuant to the lease agreement, the Bank has agreed to pay Cowboys Stadium, L.P. annual payments of $500,000, subject to possible annual escalations, not to exceed 3% per year, beginning with the tenth year of the lease.

Branch Renovation

In early February of 2017, the Bank accepted a bid from a company owned by Mr. Lewis, Lee Lewis Construction.  Per the accepted bid, the expected cost of the renovation will total approximately $315,000 subject to changes in the renovation requested by the Bank.

Leases at The Star

In 2016, the Bank contracted with Frisco HQ Operations, L.P. and Bluestar Frisco Retail L.P., which are each affiliated with the employer of Ms. Anderson and beneficially owned by Ms. Anderson and certain of her immediate family members, for the 10-year lease of office space and a Bank branch. Following an initial rent abatement period, the leases provide for annual base rent of an aggregate of approximately $383,000, which increases on a yearly basis thereafter to a maximum annual base rent of an aggregate of approximately $433,000.

Indebtedness

The Bank has had, and may be expected to have in the future, lending relationships in the ordinary course of business with our directors and executive officers, members of their immediate families and affiliated companies in which they are employed or in which they are principal equity holders. In our management’s opinion, our prior or current lending relationships with these persons were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than normal collection risk or present other unfavorable features.

PROPOSAL TWO — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking stockholders to cast an advisory vote on the compensation of our named executive officers disclosed in the Management section of this Proxy Statement. At our 2011 annual meeting of stockholders, our stockholders voted in favor of a proposal to hold an advisory vote on executive compensation each year. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions. An advisory vote to determine the frequency of future advisory votes on executive compensation will be conducted at this annual meeting.

We believe that our executive compensation programs effectively aligned the interests of our named executive officers with those of our stockholders by tying compensation to performance.

This annual vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. The vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

We are asking our stockholders to indicate their support for this Proposal Two and the compensation paid to our named executive officers as disclosed commencing on page 27 of this Proxy Statement by voting FOR, on an advisory basis, the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, the compensation tables and the narrative discussion related thereto.”

Vote Necessary to Approve, on an Advisory Basis, Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on an advisory basis, our executive compensation. The Compensation Committee of the Board of Directors will review the results of this matter and will take the results into account in making future determinations concerning executive compensation. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE — ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, we are asking stockholders to recommend, on an advisory basis, whether the advisory stockholder vote on the compensation of our named executive officers should occur every one, two or three years.  While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Our Board of Directors believes that an annual vote is, therefore, consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. At our annual meeting of stockholders in 2011, a majority voted in favor of holding an annual advisory vote on executive compensation. We currently hold this advisory vote every year.

We understand that our stockholders may have differing views as to which interval is the most appropriate for us to seek a non-binding advisory vote on executive compensation.  Stockholders may cast their vote on the preferred voting frequency with respect to a non-binding advisory vote on executive compensation by choosing either one year, two years, three years or by abstaining from voting in response to the following resolution regarding the frequency of seeking non-binding advisory votes on executive compensation:

“FURTHER RESOLVED, that the option of once every one year, two years or three years that receives a majority of the votes cast, or if a majority of the votes cast is not cast for any option, then the option that receives the greatest number of votes cast, for this resolution will determine the preferred frequency with which the Company is to hold a stockholder vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as such compensation is disclosed in our annual meeting proxy statements in accordance with the rules and regulations of the SEC.”

The vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

We anticipate that the next advisory vote on the frequency of stockholder advisory votes on executive compensation will occur at the 2023 annual meeting of stockholders.

The proxy card and other voting procedures provide stockholders with the opportunity to choose among four options (holding the vote every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF EVERY “1 YEAR” AS THE PREFERRED FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR — REAPPROVAL OF 2012 ANNUAL INCENTIVE PLAN PERFORMANCE GOALS

Our Board of Directors is also requesting that our stockholders reapprove the material terms of the performance goals contained in the Annual Incentive Plan in order to allow certain awards to be potentially eligible for exemption from the $1,000,000 deduction limit imposed by Section 162(m) of the Code as discussed under “Summary of the Annual Incentive Plan —Performance Goals” below. The performance goals were last approved by our stockholders at a special meeting held on September 20, 2012.

The following is a summary of the material terms of the Annual Incentive Plan, including its performance goals.  The full text of the Annual Incentive Plan is attached as Annex A to this Proxy Statement, and the following summary is qualified in its entirety by reference to the terms of the Annual Incentive Plan. Capitalized terms used in this proposal are defined in the Annual Incentive Plan. In the event of any inconsistency between the Annual Incentive Plan and this summary, the Annual Incentive Plan will control. Shareholders are urged to review the Annual Incentive Plan before determining how to vote on this proposal.

Under Section 162(m) of the Code, we are not entitled to a federal income tax deduction for compensation in excess of $1,000,000 paid in any year to a “covered employee” (within the meaning of Section 162(m) of the Code), subject to certain exceptions. Compensation that qualifies as “performance-based” under Section 162(m) of the Code is exempt from this limitation. The Annual Incentive Plan sets forth a list of alternative performance goals, the attainment of which may determine the degree of payout with respect to awards that are designed to qualify for the performance-based exception to Section 162(m) of the Code.

Summary of the Annual Incentive Plan

Purpose

The purposes of the Annual Incentive Plan are to reward executives whose performance during the fiscal year enabled us to achieve favorable business results and to assist us in attracting and retaining executives. The Annual Incentive Plan is designed to allow the Compensation Committee to grant awards that focus the executive’s efforts on the achievement of specific goals in support of the company’s business strategy.

Eligible Employees

The Compensation Committee selects executives who are eligible to receive awards under the Annual Incentive Plan and who will be participants in the Annual Incentive Plan during any performance period in which they may earn an award. A performance period will typically be a fiscal year. Eligible employees include each of our officers (as such term is used in Section 16 of the Securities Exchange Act of 1934, as amended) and any other executive of the Company or any of its subsidiaries as determined by the Compensation Committee. As of April 20, 2017, there were approximately eleven executives who would be eligible to participate in the Annual Incentive Plan.

Performance Goals

No later than the 90th day of a performance period (and in the case of a performance period less than a complete year, such determinations will be made no later than the date on which 25% of the performance period has elapsed), the Compensation Committee will: (i) select the performance goals (described below) under the Annual Incentive Plan which are to be used for each participant during the applicable performance period, and (ii) establish, in terms of an objective formula or standard for each participant, the amount of each award which may be earned if the achievement levels for each performance goal are achieved.

The Annual Incentive Plan provides that, in order to meet the performance-based compensation exception under Section 162(m) of the Code, performance goals shall be established by the Compensation Committee for each performance period. The performance goals applicable to awards granted pursuant to the Annual Incentive Plan may provide for a targeted level or levels of achievement using one or more of the following measures: stock price, earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to shareholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, shareholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, premium growth, investment income, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital in each case, with respect to the company or any one or more of its subsidiaries, divisions, business units or business segments. The performance goals may be based on absolute target numbers or relative results in one or more such categories compared to a prior period or to the performance of one or more other companies (including an index covering multiple companies). The Compensation Committee may adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in our financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC, provided that such adjustment does not violate Section 162(m) of the Code.

Determination of Award Amounts; Maximum Award Limit

After the performance period ends, the Compensation Committee will determine the payment amount of individual awards based on the achievement of the applicable previously designated performance goal(s), provided that no payment to any individual participant based on the achievement of these goal(s) may be greater than $10,000,000 in any fiscal year.

Payment Eligibility

Unless determined otherwise by the Compensation Committee, participants generally must be actively employed on the date final awards are approved by the Compensation Committee, as applicable.

Form of Payment

Awards are paid to participants in cash, provided that the Compensation Committee, in its discretion, may determine for any performance period that all or a portion of awards to one or more participants will instead be paid in shares of (or equity awards in respect of) our common stock, which shares or awards would be granted under the applicable equity plan of the Company and have such terms and conditions as may be determined by the Compensation Committee.

Timing of Payment

Awards are paid as soon as practicable after the end of the performance period, but in no event more than two and a half months after the end of the calendar year with respect to which the award was earned, unless the Compensation Committee determines to defer payment of all or a portion of an award (including by electing to pay all or a portion of an award in the form of equity awards), or the Participant has submitted a timely election to defer receipt of all or a portion of the award in accordance with a deferred compensation plan approved by the Compensation Committee.

Recoupment for Restatements

All awards granted under the Annual Incentive Plan are subject to any clawback, recoupment, or forfeiture provisions required by law and applicable to the Company or its subsidiaries or affiliates as may be in effect from time to time.

Administration; Amendment and Termination

The Annual Incentive Plan is interpreted and administered by the Compensation Committee, which has the authority and discretion to administer and interpret its provisions and to adopt such rules and regulations for the administration of the Annual Incentive Plan as the Compensation Committee deems necessary or advisable. The Compensation Committee has the full authority to (i) designate the employees who are eligible to participate in the Annual Incentive Plan; (ii) establish the performance goals, performance period, and achievement levels for each participant; and (iii) establish and certify the achievement of the performance goals. All decisions of the Compensation Committee regarding the interpretation and administration of the Annual Incentive Plan are final, conclusive, and binding upon all parties.

The Annual Incentive Plan will be interpreted and construed in a manner so as to cause payments intended to constitute performance-based compensation under Section 162(m) of the Code to qualify as performance-based compensation under Section 162(m) of the Code. The Annual Incentive Plan may be amended or terminated at any time for any reason by the Compensation Committee. Shareholder approval will be obtained in connection with any amendment for which shareholder approval is necessary.

Unfunded Plan; Participants are General Creditors

Award amounts are paid from the Company’s general funds and participants are considered unsecured general creditors with no special or prior right to any of our assets for payments under the Annual Incentive Plan. Nothing in the Annual Incentive Plan is intended to create a trust for the benefit of any participant or to create a fiduciary relationship between us and any participant with respect to any of the Company’s assets.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Annual Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation, including, in some instances, incentive compensation. If the requirements of Code Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax.

Tax Withholding

Generally, the recipient of cash compensation will be subject to tax at ordinary income rates on the amount received on the date of payment or delivery. Awards paid under the Annual Incentive Plan are subject to all applicable withholding taxes. Deferred compensation that is subject to Code Section 409A will also be subject to certain federal income tax withholding and reporting requirements. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or a subsidiary of the Company for which the participant performs services, will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) of the Code

Section 162(m) of the Code limits the deductibility of certain compensation of our chief executive officer and the three other highest paid executive officers (other than our chief financial officer). Compensation paid to such an officer during a year in excess of $1,000,000 that does not satisfy the performance-based exception under Section 162(m) of the Code would not be deductible on our federal income tax return for that year. It is intended that compensation attributable to awards payable under the Annual Incentive Plan will be eligible to qualify as performance-based compensation under Section 162(m) of the Code. However, the Compensation Committee reserves the right to grant bonus awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all bonus awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the company.

Other Compensation

The Annual Incentive Plan is not exclusive. We may pay other compensation to our executive officers and other key employees as authorized by our Board of Directors and applicable law.

New Plan Benefits

It is not currently possible to determine the awards and dollar value of the awards, if any, participants will be receive under the Annual Incentive Plan for fiscal 2017. The following table, however, sets forth the awards and dollar value of the awards granted under the Annual Incentive Plan based on the achievement of performance goals for fiscal 2016 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Value
Name and principal position	($)
Jeremy B. Ford	715,000
President and Co-Chief Executive Officer

Alan B. White	1,400,000
Vice Chairman and Co-Chief Executive Officer

William B. Furr	375,000
Executive Vice President and Chief Financial Officer

Darren E. Parmenter	280,000
Executive Vice President and Chief Administrative Officer

Hill A. Feinberg	750,000
Chairman and Chief Executive Officer of Hilltop Securities

James R. Huffines	555,000
Executive Vice President and Chief Operating Officer of Subsidiaries

Todd L. Salmans	1,100,000
Chief Executive Officer of PrimeLending

All executive officers as a group	5,175,000
All non-employee directors as a group	—
All employees other than executive officers as a group	1,645,000

Required Vote

The affirmative vote of a majority of the votes cast on the matter is required to reapprove the Annual Incentive Plan’s performance goals. For purposes of the reapproval of the Annual Incentive Plan’s performance goals, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REAPPROVAL OF THE 2012 ANNUAL INCENTIVE PLAN PERFORMANCE GOALS.

PROPOSAL FIVE — REAPPROVAL OF 2012 EQUITY INCENTIVE PLAN PERFORMANCE GOALS

Our Board of Directors is requesting that our stockholders reapprove the material terms of the performance goals contained in the Hilltop Holdings Inc. 2012 Equity Incentive Plan (referred in this proposal as the “Equity Incentive Plan”) in order to allow certain awards to be potentially eligible for exemption from the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as discussed under “Summary of the Equity Incentive Plan —Performance Units” and “—Performance Goals” below.  The performance goals were last approved by our stockholders at a special meeting held on September 20, 2012.

The following is a summary of the material terms of the Equity Incentive Plan, including its performance goals. The full text of the Equity Incentive Plan is attached as Annex B to this Proxy Statement, and the following summary is qualified in its entirety by reference to the terms of the Equity Incentive Plan. Shareholders are urged to review the Equity Incentive Plan before determining how to vote on this proposal.

Under Section 162(m) of the Code, we are not entitled to a federal income tax deduction for compensation in excess of $1,000,000 paid in any year to a “covered employee” (within the meaning of Section 162(m) of the Code), subject to certain exceptions. Compensation that qualifies as “performance-based” under Section 162(m) of the Code is exempt from this limitation. The Equity Incentive Plan sets forth a list of alternative performance goals, the attainment of which may determine the degree of payout and/or vesting with respect to awards that are designed to qualify for the performance-based exception to Section 162(m) of the Code. Under the Equity Incentive Plan, our Compensation Committee may grant awards in a manner that qualifies them for the exemption for performance-based compensation, or it may grant awards that do not qualify for the exemption.

Summary of the Equity Incentive Plan

Purpose

The purpose of the Equity Incentive Plan is to focus directors, officers, and other employees and consultants on business performance that creates shareholder value, to encourage innovative approaches to the Company’s business, and to encourage ownership of our common stock by directors, officers, and other employees and consultants and to continue to attract and retain employees in a competitive labor market, which is essential to our long-term growth and success.

General

Awards granted under the Equity Incentive Plan may be in the form of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units, other stock-based awards, or any combination of those awards.

Effective Date and Expiration

The Equity Incentive Plan became effective as of September 20, 2012, following stockholder approval of the plan, and will terminate on September 20, 2022, unless it is earlier terminated by our Board of Directors. Awards granted prior to the date the Equity Incentive Plan is terminated may extend beyond the Equity Incentive Plan’s termination date, and the terms of the Equity Incentive Plan will continue to apply to such awards.

Administration

The Equity Incentive Plan is administered by our Compensation Committee, which consists of at least two or more “outside directors” within the meaning of Section 162(m) of the Code and who are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Under the terms of the Equity Incentive Plan, the Compensation Committee will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the Equity Incentive Plan and awards granted thereunder; establish and revise rules and regulations relating to the Equity Incentive Plan; modify, amend, or adjust terms and conditions applicable to an award; establish any “blackout period” as it deems necessary and advisable, and make any other determinations it believes necessary for the administration of the Equity Incentive Plan. In addition, the Compensation Committee may delegate all or any part of its responsibilities and powers to any person or persons selected by the Compensation Committee. Any determination made by the Compensation Committee under the Equity Incentive Plan will be made in the sole discretion of the Compensation Committee and such determinations will be final, binding, and conclusive on all persons.

Shares Available; Individual Share Limits

The Equity Incentive Plan provides that the aggregate number of shares of Hilltop common stock that may be subject to awards under the Equity Incentive Plan cannot exceed 4,000,000, subject to adjustment in certain circumstances to prevent dilution or enlargement. No participant may be granted, in each case during any calendar year, performance-based equity awards intended to qualify under Section 162(m) of the Code (other than stock options and SARs) covering in excess of 500,000 shares or stock options and SARs covering in excess of 750,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 2,000,000.

Shares underlying awards that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the Equity Incentive Plan. Shares withheld by or delivered to us to satisfy the exercise price of stock options or tax withholding obligations with respect to any award granted under the Equity Incentive Plan will nonetheless be deemed to have been issued under the Equity Incentive Plan.

Eligibility

The Equity Incentive Plan provides for awards to the directors, officers, employees, and consultants of the Company and any of its subsidiaries or affiliates as well as prospective directors, officers, employees, and consultants who have accepted offers of employment or consultancy from the Company or any of its subsidiaries or affiliates. As of April 20, 2017, there were approximately 5,400 employees, 21 directors, and two consultants who would be eligible to participate in the Equity Incentive Plan. Our current executive officers and each of our directors are among the individuals eligible to receive awards under the Equity Incentive Plan.

Stock Options

Subject to the terms and provisions of the Equity Incentive Plan, stock options to purchase shares of our common stock may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Stock options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the participant under Federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the Equity Incentive Plan, the Compensation Committee determines the number of stock options to be granted to each participant. Each stock option grant will be evidenced by a stock option award agreement that specifies the stock option exercise price, whether the stock options are intended to be incentive stock options or nonqualified stock options, the duration of the stock options, the number of shares to which the stock options pertain, and such additional limitations, terms, and conditions as the Compensation Committee may determine.

The Compensation Committee determines the exercise price for each stock option granted, except that the stock option exercise price may not be less than 100% of the fair market value of a share of our common stock on the date of grant. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of our common stock on the date of grant. All stock options granted under the Equity Incentive Plan will expire no later than ten years from the date of grant (or five years with respect to incentive stock options in the case of an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary)). Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of nonqualified stock options, as otherwise expressly permitted by the Compensation Committee. The granting of a stock option does not accord the participant the rights of a shareholder, and such rights accrue only after the exercise of a stock option and the registration of shares of Hilltop common stock in the participant’s name.

Stock Appreciation Rights

The Compensation Committee, in its discretion, may grant SARs under the Equity Incentive Plan.  SARs may be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in conjunction with a stock option. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a Free-Standing SAR shall not be less than 100% of the fair market value of a share of our common stock on the date of grant.

A tandem SAR may be granted at the grant date of the related stock option. A tandem SAR will be exercisable only at such time or times and to the extent that the related stock option is exercisable and will have the same exercise price as the related stock option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

Each SAR will be evidenced by an award agreement that specifies the base price, the number of shares to which the SAR pertains and such additional limitations, terms, and conditions as the Compensation Committee may determine.  The Company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of our common stock, cash, or a combination of stock and cash as set forth in the award agreement relating to the SARs. SARs are not transferable except by will or the laws of descent and distribution or, with respect to SARs that are not granted in “tandem” with a stock option, as expressly permitted by the Compensation Committee.

Restricted Stock

The Equity Incentive Plan provides for the award of shares of our common stock that are subject to forfeiture and restrictions on transferability as set forth in the Equity Incentive Plan, the applicable award agreement, and as may be otherwise determined by the Compensation Committee. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted stock, the participant will have the rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock, on such terms as will be set forth in the applicable award agreement. During the restriction period set by the Compensation Committee, the participant may not sell, transfer, pledge, exchange, or otherwise encumber the restricted stock.

Restricted Stock Units

The Equity Incentive Plan authorizes the Compensation Committee to grant restricted stock units. Restricted stock units are not shares of our common stock and do not entitle the participant s to the rights of a shareholder, although the award agreement may provide for rights with respect to dividend equivalents. The participant may not sell, transfer, pledge, or otherwise encumber restricted stock units granted under the Equity Incentive Plan prior to their vesting.  Restricted stock units will be settled in cash, shares of our common stock, or a combination thereof, as provided in the applicable award agreement, in an amount based on the fair market value of our common stock on the settlement date.

Performance Units

The Equity Incentive Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares of our common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals (as described below) set by our Compensation Committee in granting the performance unit and may be paid in cash, shares of our common stock, other property, or a combination thereof. The maximum value of cash, shares, or other property that may be paid to a participant pursuant to a performance unit intended to be a qualified performance-based award under Section 162(m) of the Code in any calendar year is $10,000,000. Any terms relating to the termination of a participant’s employment shall be set forth in the applicable award agreement.

Other Stock-Based Awards

The Equity Incentive Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock, including unrestricted stock, dividend equivalents, and convertible debentures.

Performance Goals

The Equity Incentive Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of any award under the Equity Incentive Plan. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code:

•

such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to shareholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, shareholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies);

•	the performance goals may be adjusted as determined by the Compensation Committee in a manner consistent with Section 162(m) of the Code and the terms of the Equity Incentive Plan; and
•	such performance goals will be set by the Compensation Committee within the time period and other requirements prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

Vesting, Forfeiture, Assignment

Except as otherwise provided below, the Compensation Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date (or dates) subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Equity Incentive Plan. If the Compensation Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Compensation Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The Compensation Committee may also impose on any award at the time of grant or thereafter, such additional terms and conditions as the Compensation Committee determines, including, without limitation, terms requiring forfeiture of awards in the event of a participant’s termination of service. The Compensation Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards.

Awards granted under the Equity Incentive Plan generally are not assignable or transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, permit transfers of nonqualified stock options or free-standing SARs (i) for no value or consideration to (ii) a participant’s family member, whether directly, indirectly, by means of a trust or partnership, or otherwise.  A tandem SAR is only transferrable with the related stock option as permitted by the preceding sentence.  Unless otherwise determined by the Compensation Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.  A stock option or SAR is exercisable, subject to the terms of the Equity Incentive Plan, only by the participant, the participant’s guardian or legal representative, or any person to whom such stock option or SAR has been transferred as permitted by the Equity Incentive Plan. For purposes of the Equity Incentive Plan, the terms “holder” and “participant” shall include the guardian, legal representative, and other transferee; provided, however, that the term “termination of employment” shall continue to refer to the original participant’s termination of employment.

Change in Control

In the event of a “change in control” of the Company (as defined in the Equity Incentive Plan and described below), unless determined otherwise by the Compensation Committee, (i) all outstanding stock options and SARs shall become fully vested and exercisable, (ii) all restrictions on any restricted stock, restricted stock units or other stock-based awards that are not subject to performance goals shall lapse, and such awards shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant and (iii) all restrictions on any restricted stock, restricted stock units, performance units or other stock-based awards that are subject to performance goals shall lapse and be deemed to be achieved at the level set forth in the applicable award agreement, and such awards shall become free of all restrictions and become fully vested and transferable, in each case, to the extent set forth in the applicable award agreement. The Compensation Committee shall establish such terms and conditions as may be required to permit a participant to exercise a stock option or SAR that shall terminate in connection with the change in control.

For the purposes of the Equity Incentive Plan, a “change in control” will be deemed to occur upon:

•

the acquisition by any individual, entity or group of “beneficial ownership” (pursuant to the meaning given in Rule 13d-3 under the Exchange Act) of 33% or more (on a fully diluted basis) of either (a) the outstanding shares of our common stock or (b) the combined voting power of our then outstanding voting securities, with each of clauses (a) and (b) subject to certain exceptions, such as acquisitions from the Company, or acquisitions by an employee benefit plan of the Company, a corporation controlled by the Company, or an individual entity or group who currently holds or controls 10% of our common stock;

•

a majority of the directors who constituted our board of directors at the time the Equity Incentive Plan was adopted are replaced by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent directors then on the board of directors;

•

consummation of a merger, consolidation or sale of all or substantially all of our assets, other than a transaction in which all or substantially all of the shareholders of the Company receive 50% or more of the stock of the company resulting from the transaction, at least a majority of the board of directors of the resulting corporation were members of the incumbent board, and after which no individual, entity or group owns 33% or more of the stock of the resulting corporation, who did not own such stock immediately before the transaction; or

•	approval by our shareholders of the Company’s complete dissolution or liquidation.

Adjustments Upon Changes in Capitalization

In the event that any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a subsidiary or affiliate (including by reason of a disaffiliation), stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, separation, spinoff, or similar event affecting the Company or any of its subsidiaries, the Compensation Committee or the Board of Directors may make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the Equity Incentive Plan; (ii) the various maximum limitations set forth in the Equity Incentive Plan upon certain types of awards and upon the grants to individuals of certain types of awards; (iii) the number and kind of shares of common stock or other securities subject to outstanding awards; and (iv) the exercise price of outstanding awards. Such adjustments may include, (x) the cancellation of outstanding awards in exchange for payments of cash, property, or a combination of both having an aggregate value equal to the value of such awards; (y) the substitution of other property, including cash, other securities of the Company, or securities of entities other than the Company, for the shares of common stock subject to the outstanding awards; and (z) in connection with a disaffiliation, arranging for the assumption of awards or replacement of awards with new awards by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following the disaffiliation. The Compensation Committee may adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, provided that in the case of performance goals applicable to any qualified performance-based awards, provided such adjustment does not violate Section 162(m) of the Code. Notwithstanding the foregoing, any such adjustment made to awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, and any such adjustment made to awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made so as to ensure that after such adjustment either (i) the awards continue not to be subject to Section 409A of the Code or (ii) there is no resulting imposition of any penalty taxes under Section 409A of the Code in respect of such awards.

Amendment or Discontinuance of the Equity Incentive Plan

Our Board of Directors or the Compensation Committee may amend, alter, or discontinue the Equity Incentive Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of our shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Repricing of Stock Options or SARs Not Permitted

Other than for certain adjustments upon changes in capitalization, stock options and SARs may not be amended to decrease the exercise price; canceled in exchange for cash, other awards, or in conjunction with the grant of a new stock option or SAR with a lower exercise price; or otherwise subject to any action that would be treated as a “repricing” under the applicable security exchange listing standards or for accounting purposes, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

Recoupment for Restatements

All awards granted under the Equity Incentive Plan are subject to any clawback, recoupment, or forfeiture provisions required by law and applicable to the Company or its subsidiaries or affiliates as may be in effect from time to time.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences of awards made under the Equity Incentive Plan provisions of the Code and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.  The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Equity Incentive Plan.  The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Law Affecting Deferred Compensation

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Nonqualified Stock Options

A participant generally will not recognize taxable income at the time of grant of a nonqualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the exercise price paid for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the exercise price paid for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option.  A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the stock options for the shares over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options. In addition, if the fair market value of the shares received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction.

If, however, such shares are disposed of within such two- or one-year periods, the disposition will be considered a “disqualifying disposition,” and in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

Special Rule if Exercise Price is Paid for in Shares

If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our common stock and the transaction is not a disqualifying disposition of shares previously acquired under an incentive stock option, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of shares previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the applicable holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

SARs

Generally, a participant will not recognize taxable income at the time of grant of a SAR, provided that the SAR is exempt from or complies with Section 409A of the Code, and we will not be entitled to a tax deduction at such time.  Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock

A participant will generally not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Other Awards

A participant will generally not recognize taxable income at the time of grant of restricted stock units, performance units, or other stock-based awards, provided that the award is exempt from or complies with Section 409A of the Code, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the Equity Incentive Plan is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act.  Such withholding obligations may be satisfied (i) by the delivery of cash to the Company in an amount that equals the required tax withholding payment; (ii) unless otherwise prohibited by the Company, by the delivery of shares of our common stock that have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; (iii) unless otherwise prohibited by the Company, by the Company’s withholding of a number of shares to be delivered upon the exercise, vesting, or conversion of the award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). Additionally, the Company may, in its sole discretion, withhold any such tax withholding payment from any other cash remuneration otherwise payable by the Company to the participant.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) Limitations and Other Tax Matters

As explained above, Section 162(m) of the Code generally places a $1,000,000 annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The Equity Incentive Plan is designed so that stock options and SARs qualify for this exemption, and it also permits the Compensation Committee to grant other awards designed to qualify for this exception. However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the company.

If an individual’s rights under the Equity Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of an additional 20% federal excise tax (in addition to ordinary federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by us of a compensation deduction.

New Plan Benefits

It is not currently possible to determine the dollar amounts, if any, participants will receive under the Equity Incentive Plan for fiscal 2017. The following table sets forth the amount of the incentive payments made under the Equity Incentive Plan for fiscal 2016 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

		Value of		Value of		Value of
	Shares of	Shares of	Time-Based	Time-Based	Performance	Performance
	Common	Common	Stock	Stock	Stock	Stock
	Stock	Stock	Awards	Awards	Awards	Awards
Name and principal position	(#)	(a) ($)	(#)	(a) ($)	(b) (#)	(a) ($)
Jeremy B. Ford	—	—	21,971	349,998	21,971	349,998
President and
Co-Chief Executive Officer

Alan B. White	—	—	21,971	349,998	21,971	349,998
Vice Chairman and
Co-Chief Executive Officer

William B. Furr	—	—	—	—	—	—
Executive Vice President and
Chief Financial Officer

Darren E. Parmenter	—	—	5,493	87,503	5,493	87,503
Executive Vice President and
Chief Administrative Officer

Hill A. Feinberg	—	—	9,416	149,997	9,416	149,997
Chairman and Chief Executive Officer of
Hilltop Securities

James R. Huffines	—	—	13,183	210,005	13,182	209,989
Executive Vice President and
Chief Operating Officer of Subsidiaries

Todd L. Salmans	—	—	10,986	175,007	10,985	174,991
Chief Executive Officer of
PrimeLending

All executive officers as a group	—	—	109,857	1,750,022	109,853	1,749,958
All non-employee directors as a group	19,221	425,475	30,000	853,200	—	—
All employees other than executive officers as a group	—	—	339,189	6,132,002	8,670	138,113

(a)

Reflects the grant date fair value calculated in accordance with the provisions of the Stock Compensation Topic of the ASC. The value of performance-based stock awards is based on the probable outcome of such applicable performance conditions.

(b)	The number of shares reported is based upon the probable outcome of the applicable performance conditions.

Required Vote

The affirmative vote of a majority of the votes cast on the matter is required to reapprove the Equity Incentive Plan’s performance goals. For purposes of the reapproval of the Equity Incentive Plan’s performance goals, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REAPPROVAL OF THE 2012 EQUITY INCENTIVE PLAN PERFORMANCE GOALS.

PROPOSAL SIX — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as our independent registered public accounting firm during 2016 and has been selected to serve in that capacity for 2017, unless the Audit Committee of the Board of Directors subsequently determines that a change is desirable. While stockholder ratification is not required for the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection is being submitted for ratification at the Annual Meeting, solely with a view toward soliciting our stockholders’ opinion. This opinion will be taken into consideration by the Audit Committee in its future deliberations.

A representative of PricewaterhouseCoopers LLP is expected to be at our Annual Meeting to respond to appropriate questions and, if PricewaterhouseCoopers LLP desires, to make a statement.

Vote Necessary to Ratify the Appointment

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 will be ratified if this proposal receives the affirmative vote of a majority of the votes cast on the matter. With respect to this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Under applicable rules, a broker will have the authority to vote for this proposal in the absence of instructions from the beneficial owner of the relevant shares.

Report of the Audit Committee

The Audit Committee of the Board of Directors of Hilltop Holdings Inc. currently consists of three directors and operates under a written charter adopted by the Board of Directors. Hilltop considers all members to be independent as defined by the applicable NYSE listing standards and SEC regulations. Management is responsible for Hilltop’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, Hilltop’s independent registered public accounting firm, is responsible for performing an independent audit of Hilltop’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee the financial reporting process.

In this context, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2016, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the Public Company Accounting Oversight Board in Rule 3526, and has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company. The Audit Committee also concluded that PricewaterhouseCoopers LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussion with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

This report has been furnished by the members of the Audit Committee.

Charles R. Cummings (Chairman)	Tracy A. Bolt	J. Markham Green

Independent Auditor’s Fees

For the fiscal years ended December 31, 2016 and 2015, the total fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, were as follows:

	Fiscal Year Ended
	2016	2015
Audit Fees	$5,686,070	$5,744,025
Audit-Related Fees	251,400	1,042,806
Tax Fees	—	—
All Other Fees	1,800	1,800
Total	$5,939,270	$6,788,631

Audit Fees

Represents fees billed for the audits of our consolidated financial statements and effectiveness of internal control over financial reporting as of and for the years ended December 31, 2016 and 2015, reviews of our interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory and regulatory audits and related services required for certain of our subsidiaries, and consultations related to miscellaneous SEC and financial reporting matters.

Audit-Related Fees

In 2016, these fees primarily related to attestation reports required under various services agreement. In 2015, these fees related to the SWS merger and other SEC filings, including a debt offering pursuant to Rule 144A whereby we issued notes that were subsequently exchanged for identical notes registered under the Securities Act.

Tax Fees

No tax fees were incurred during 2016 and 2015.

All Other Fees

In 2016 and 2015, these fees related to an annual renewal of software licenses for accounting research software.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by PricewaterhouseCoopers LLP to ensure that the work does not compromise its independence in performing its audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. The Audit Committee pre-approved all fees noted above for 2016 and 2015.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PricewaterhouseCoopers LLP during either 2016 or 2015 that fell under this provision.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

STOCKHOLDER PROPOSALS FOR 2018

Stockholder proposals intended to be presented at our 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than 5:00 p.m., Dallas, Texas local time, on January 8, 2018 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2018 proxy statement and proxy.

In order for director nominations and proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act and pursuant to our current bylaws, the nomination or proposal must be received by us at our principal executive offices not before January 8, 2018, and not later than 5:00 p.m. Dallas, Texas local time, on February 7, 2018; provided, however, that in the event that the date of the 2018 annual meeting is not within 30 days before or after June 15, 2018, notice by the stockholder in order to be timely must be received no earlier than the 120th day prior to the date of the 2018 annual meeting and not later than 5:00 p.m. Dallas, Texas local time, on the 90th day prior to the date of the 2018 annual meeting or the 10th day following the day on which public announcement of the date of the 2018 annual meeting is first made, whichever is later. Stockholders are advised to review our charter and bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to our corporate Secretary at the address listed under “Questions” below.

OTHER MATTERS

Our Board of Directors knows of no other matters that have been submitted for consideration at this Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in their discretion.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations, Hilltop Holdings Inc., 200 Crescent Court, Suite 1330, Dallas, Texas 75201, or by calling (214) 855-2177. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT IS INCLUDED WITH THIS PROXY STATEMENT BUT SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL. A COPY OF THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 ALSO IS AVAILABLE WITHOUT CHARGE FROM OUR COMPANY WEBSITE AT WWW.HILLTOP-HOLDINGS.COM OR UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, HILLTOP HOLDINGS INC., 200 CRESCENT COURT, SUITE 1330, DALLAS, TEXAS 75201.

QUESTIONS

If you have questions or need more information about the Annual Meeting, you may write to the corporate Secretary at the following address of our principal executive office:

Corporate Secretary

Hilltop Holdings Inc.

200 Crescent Court, Suite 1330

Dallas, Texas 75201

You may also call us at (214) 855-2177. We also invite you to visit our website at www.hilltop-holdings.com.

Annex A

HILLTOP HOLDINGS INC. ANNUAL INCENTIVE PLAN

The Hilltop Holdings Inc. Annual Incentive Plan (“Plan”) was adopted by the Board of Directors of Hilltop Holdings Inc. on August 2, 2012. The Plan is an annual incentive program designed to reward Executives whose performance during the fiscal year enabled the Company to achieve favorable business results and to assist the Company in attracting and retaining Executives. The Plan focuses the Executives’ efforts on the achievement of specific goals in support of the Company’s business strategy and provides for an opportunity to receive annual payouts based on individual and corporate performance. The Plan is intended to permit the payment of amounts that constitute “performance‑based compensation” within the meaning of Section 162(m) of the Code.

Section 1:    DEFINITIONS

1.1         Award:  means an award of incentive compensation pursuant to the Plan.

1.2         Code:  means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

1.3         Committee:  means the Compensation Committee of the Company’s Board of Directors, which shall, with respect to payments hereunder intended to qualify as Performance‑Based Compensation, consist solely of two or more members of the Company’s Board of Directors who are not Executives of the Company and who otherwise qualify as “outside directors” within the meaning of Section 162(m) of the Code.

1.4         Company:  means Hilltop Holdings Inc.

1.5         Executive:  means any officer of the Company (as such term is used in Section 16 of the Securities Exchange Act of 1934, as amended) and any other executive of the Company or any of its subsidiaries as determined by the Committee.

1.6         Maximum Award:  means ten million dollars ($10,000,000) per Plan Year.

1.7         Participant:  means an Executive who is selected by the Committee to participate in the Plan.

1.8         Performance‑Based Compensation:  means “performance‑based compensation” within the meaning of Section 162(m) of the Code.

1.9         Performance Goals:  means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to Awards hereunder. As determined by the Committee, the Performance Goals applicable to Awards hereunder may provide for a targeted level or levels of achievement using one or more of the following measures: stock price, earnings (including earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to shareholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, shareholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, premium growth, investment income, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market‑spending efficiency, core non-interest income or change in working capital, in each case, with respect to the Company or any one or more of its subsidiaries, divisions, business units or business segments. The Performance Goals may be based on (i) absolute target numbers or (ii) relative results in one or more such categories compared to a prior period or to the performance of one or more other companies (including an index covering multiple companies). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other filings with the Securities and Exchange Commission; provided that such adjustment does not violate Section 162(m) of the Code.

1.10         Performance Period:  means the fiscal year beginning January 1 and ending December 31, which shall also be the Plan Year.

1.11         Plan:  means the Hilltop Holdings Inc. Annual Incentive Plan.

1.12         Plan Year:  means the fiscal year beginning January 1 and ending December 31.

Section 2:    ELIGIBILITY AND PARTICIPATION

The Committee shall select the Executives who are eligible to receive Awards under the Plan and who shall be Participants in the Plan during any Performance Period in which they may earn an Award.

Section 3:    TERMS OF AWARDS

3.1         The Committee may establish with respect to each Performance Period, an annual maximum opportunity for each Participant, subject to the achievement of one or more Performance Goal(s), as applicable; provided, that notwithstanding any other provision in the Plan, the incentive award amount to be paid out to any Participant with respect to any Performance Period shall not exceed the Maximum Award. The Performance Goal(s), as applicable, shall be established by the Committee within 90 days of the commencement of the Performance Period or, if earlier, by the expiration of 25% of the applicable Performance Period.

3.2         The Committee may not increase the amount payable under the Plan or with respect to an Award granted pursuant to the Plan and determined based on the attainment of the Performance Goal(s), as applicable, but retains the discretionary authority to reduce such amount. The Committee may establish factors to take into consideration in implementing its discretion, including, but not limited to, corporate or business unit performance against budgeted goals, objective business goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

3.3         Any Awards for Participants who begin participating in the Plan after the commencement of the Plan Year and who meet the eligibility requirements above will be prorated to reflect the portion of the Plan Year during which the Participant was eligible to participate in the Plan, subject to compliance with Section 162(m) to the extent an Awards is intended to qualify as Performance‑Based Compensation.

Section 4:    PAYOUT DETERMINATION

Following the Performance Period, the Committee will determine the amount of individual Awards based on the achievement of the applicable previously designated Performance Goal(s), as applicable; provided that the Award amount to be paid out to any Participant with respect to any Performance Period shall not exceed the Maximum Award. Awards intended to constitute Performance‑Based Compensation shall be based on the extent to which the Performance Goal(s), as applicable, have been attained (subject to Section 3.2) and shall be paid only upon certification by the Committee of the extent to which the Performance Goal(s), as applicable, and any other material terms for the applicable Plan Year have been satisfied, in accordance with Treasury Regulations Section 1.162-27(e)(5).

Section 5:    AWARD ADMINISTRATION

5.1         Awards are paid as soon as practical after the end of the Plan Year, but in no event more than two and a half months after the end of the calendar year with respect to which an Award was earned, unless the Participant has timely submitted an election to defer receipt of the Award in accordance with a deferred compensation plan approved by the Committee or the Committee has determined to defer payment of the Award, in either case, consistent with Section 409A of the Code.

5.2         Award payments shall be made to Participants in cash; provided that the Committee may, in its discretion, with respect to any Performance Period and with respect to one or more Participants, provide that all or any portion of Awards to such Participants shall be paid in Company common stock or awards in respect of Company common stock pursuant to an equity plan maintained by the Company to the extent permitted by the terms of such plan.

5.3         Participation in the Plan does not guarantee the Participant the payment of an Award. All Awards under the Plan are discretionary and subject to approval by the Committee; provided that, as set forth in Section 3.2, any discretion with respect to amounts intended to constitute Performance‑Based Compensation shall be exercised only in a manner which reduces the amount otherwise payable as a result of the attainment of the Performance Goal(s), as applicable.

5.4         Except as would result in amounts intended to constitute Performance‑Based Compensation ceasing to be Performance‑Based Compensation and subject to the limitation on discretion set forth in Section 5.4, extraordinary occurrences may be considered by the Committee when assessing performance results, and adjustments may be made to the performance measures at the discretion of the Committee to ensure that the objectives of the Plan are served.

5.5         Awards payable under the Plan may not be assigned, transferred or subjected to liens except as otherwise provided by law.

5.6         Except as otherwise provided by the Committee, if a Participant’s employment terminates prior to the date of Committee approval as required in Section 4, the Participant shall not be paid any Award for the Plan Year in which employment terminates.

5.7         Neither the adoption of the Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company or any of its subsidiaries. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.

Section 6:    FUNDING; NO CREATION OF TRUST

Amounts paid under the Plan shall be paid from the general funds of the Company, and each Participant shall be no more than an unsecured general creditor of the Company and its subsidiaries with no special or prior right to any assets of the Company or its subsidiaries for payment of any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Company or its subsidiaries and any Participant with respect to any assets of the Company or its subsidiaries.

Section 7:    GENERAL

7.1         The Committee has the sole responsibility for interpreting and administering the Plan as necessary. The decisions of the Committee regarding the interpretation and administration of the Plan are final and binding on all parties.

7.2         All Awards under the Plan will be subject to any clawback, recoupment or forfeiture provisions required by law and applicable to the Company or its subsidiaries as in effect from time to time.

7.3         All Awards to be paid under the Plan shall be subject to all applicable withholding taxes, including federal and state income and employment taxes. The Participant’s employer shall withhold such taxes in accordance with applicable tax law.

7.4         The Plan shall be interpreted and construed in a manner as to cause payments intended to constitute Performance‑Based Compensation to qualify as Performance‑Based Compensation. The Plan may be amended or terminated at any time for any reason by the Committee. In particular and without limitation, the Committee may at any time amend or add to the provisions of the Plan and the terms of participation in the Plan as it considers necessary or desirable to take account of or to comply with relevant law or regulation or for any other reason. Notwithstanding the foregoing, stockholder approval shall be obtained in connection with an amendment for which stockholder approval is necessary to ensure that payments hereunder may constitute Performance‑Based Compensation.

7.5         Neither the adoption of the Plan by the Company’s Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of the Company’s Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity‑based compensation arrangements, either tied to performance or otherwise.

7.6         If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.

7.7         The effective date of the Plan is August 2, 2012, subject to approval by the Company’s stockholders, in accordance with Section 162(m) of the Code. No amount shall be paid to any Participant under this Plan unless such stockholder approval has been obtained.

7.8         The laws of the State of Maryland shall control all matters relating to the Plan.

Annex B

HILLTOP HOLDINGS INC.

2012 EQUITY INCENTIVE PLAN

SECTION 1.  Purposes; Definitions

The purposes of this Plan are to focus directors, officers and other employees and consultants on business performance that creates stockholder value, to encourage innovative approaches to the business of the Company and to encourage ownership of Company Common Stock by directors, officers and other employees and consultants.

For purposes of this Plan, the following terms are defined as set forth below:

(a)          “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(b)          “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c)          “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock‑Based Award granted pursuant to the terms of this Plan.

(d)          “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(e)          “Board” means the Board of Directors of the Company.

(f)          “Change in Control” has the meaning set forth in Section 10(b).

(g)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(h)          “Commission” means the Securities and Exchange Commission or any successor agency.

(i)          “Committee” means the Committee referred to in Section 2.

(j)          “Common Stock” means common stock, par value $0.01 per share, of the Company.

(k)          “Company” means Hilltop Holdings Inc., a Maryland corporation.

(l)          “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(m)         “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)          “Fair Market Value” means, except as otherwise provided by the Committee, with respect to any given date, the closing reported sales price on such date (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of a Share on the Applicable Exchange. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.

(p)          “Free-Standing SAR” has the meaning set forth in Section 5(b).

(q)          “Full-Value Award” means any Award other than a Stock Option or Stock Appreciation Right.

(r)          “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(s)          “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(t)           “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(u)          “Other Stock‑Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(v)          “Participant” means an Eligible Individual to whom an Award is or has been granted.

(w)         “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. In the case of Qualified Performance‑Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to stockholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, stockholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market‑spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies), (ii) the Performance Goals may be adjusted as determined by the Committee in a manner consistent with Section 3(d) and (iii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.

(x)          “Performance Period” means the time period established by the Committee during which the achievement of the applicable Performance Goals is to be measured.

(y)          “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(z)          “Plan” means the Hilltop Holdings Inc. 2012 Equity Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(aa)         “Prior Plan” means the 2003 Equity Incentive Plan.

(bb)         “Qualified Performance‑Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(cc)         “Restriction Period” has the meaning set forth in Section 6(d).

(dd)         “Restricted Stock” means an Award granted under Section 6.

(ee)         “Restricted Stock Unit” has the meaning set forth in Section 7.

(ff)         “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(gg)          “Share” means a share of Common Stock.

(hh)          “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(ii)          “Stock Option” means an Award granted under Section 5(a).

(jj)          “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(kk)        “Tandem SAR” has the meaning set forth in Section 5(c).

(ll)          “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as provided in the Plan or specified in the applicable Award Agreement.

(mm)      “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Employment” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.    Administration

(a)    Committee.  This Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i)          to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)         to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock‑Based Awards or any combination thereof are to be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any acceleration of vesting or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(v)         to modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(a) and 5(b)), at any time or from time to time, including, but not limited to, Performance Goals; provided,  however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance‑Based Award;

(vi)        to determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(vii)       to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(viii)      to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ix)        to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x)         to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto); and

(xi)        to otherwise administer this Plan.

(b)    Procedures.

(i)          The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii)         Subject to Section 11(c), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)    Discretion of the Committee.  Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegated authority at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegate individual pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d)    Cancellation or Suspension.  Subject to Section 5(e), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e)    Award Agreements.  The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement being signed (or acknowledged electronically) by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12.

SECTION 3.    Common Stock Subject to Plan

(a)    Plan Maximums.  The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be four million (4,000,000) Shares. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be two million (2,000,000) Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares. On and after the Effective Date (as defined in Section 12(a)), no new awards may be granted under the Prior Plan, it being understood that awards outstanding under the Prior Plan as of the Effective Date shall remain in full force and effect under such plan according to their respective terms; provided,  however, that dividend equivalents may continue to be issued under the Prior Plan in respect of awards granted under the Prior Plan which are outstanding as of the Effective Date.

(b)    Individual Limits.  No Participant may be granted Awards intended to be Qualified Performance‑Based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of five hundred thousand (500,000) Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of seven hundred and fifty thousand (750,000) Shares during any calendar year.

(c)    Rules for Calculating Shares Delivered.  To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Award after payment of the exercise price and/or tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a).

(d)    Adjustment Provision.  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission, provided that in the case of Performance Goals applicable to any Qualified Performance‑Based Awards, such adjustment does not violate Section 162(m) of the Code.

(e)    Section 409A.  Notwithstanding Section 3(d): (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there is no resulting imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 4.    Eligibility

Awards may be granted under this Plan to Eligible Individuals.

SECTION 5.    Stock Options and Stock Appreciation Rights

(a)    Types of Stock Options.  Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)    Types and Nature of Stock Appreciation Rights.  Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or a combination thereof, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)    Tandem SARs.  A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)    Exercise Price.  The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date.

(e)    No Repricing.  In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(f)    Term.  The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than ten years after its Grant Date.

(g)    Exercisability.  Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times as shall be determined by the Committee and set forth in the applicable Award Agreement. The Award Agreement may also include any provisions as to continued employment or continued service as consideration for the grant or exercise of such Stock Option or Free-Standing SAR, as well as provisions as to performance conditions, and any other provisions that may be advisable to comply with applicable laws, regulations or the rulings of any governmental authority.

(h)    Method of Exercise.  Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option or Free-Standing SAR to be purchased. In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price). The exercise price for Stock Options may be paid upon such terms as shall be set forth in the applicable Award

Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company) with a Fair Market Value equal to the exercise price as payment.

(i)    Delivery; Rights of Stockholders.  A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. A Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares received upon exercise), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) and (iii) in the case of a Stock Option, has paid the exercise price for such Stock Options and applicable taxes in full.

(j)    Non-Transferability of Stock Options and Stock Appreciation Rights.  No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5(j), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided,  however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(k)    Additional Rules for Incentive Stock Options.  Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(l)    Dividends and Dividend Equivalents.  Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights, provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

SECTION 6.    Restricted Stock

(a)    Administration.  Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, including those contained in Section 6(c).

(b)    Book-Entry Registration.  Shares of Restricted Stock shall be evidenced through book-entry registration. If any certificate is issued in respect of Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hilltop Holdings Inc. 2012 Equity Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Hilltop Holdings Inc., 200 Crescent Court, Suite 1330, Dallas, Texas 75201.”

(c)    Terms and Conditions.  An Award of Restricted Stock shall be subject to such terms and conditions, and to such restrictions against sale, transfer or other disposition, as may be set forth in the applicable Award Agreement. The Committee may remove, modify or accelerate the removal of forfeiture conditions and other restrictions on any Restricted Stock for such reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance‑Based Award to cease to qualify for the Section 162(m) Exemption. In the event of the death of a Participant following the transfer of Shares of Restricted Stock to him or her, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his or her lifetime, or the person receiving such Shares under the Participant’s will or under the laws of descent and distribution shall take such Shares, subject to the same restrictions, conditions and provisions in effect at the time of the Participant’s death, to the extent applicable, unless otherwise set forth in the applicable Award Agreement.

(d)    Non-Transferability of Restricted Stock.  Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such award of Restricted Stock for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(e)    Stockholder Rights.  Except as provided in this Section 6 or the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends (subject to Section 14(d)); provided that, the Award Agreement shall specify on what terms and conditions the applicable Participant shall be entitled to dividends payable on the Common Stock.

SECTION 7.    Restricted Stock Units

(a)    Nature of Awards.  Restricted stock units are Awards denominated in Shares that shall be settled, subject to the terms and conditions of the Award Agreement evidencing the Restricted Stock Units, in an amount in cash, Shares, or a combination thereof, based upon the Fair Market Value of a specified number of Shares (“Restricted Stock Units”).

(b)    Terms and Conditions.  An Award of Restricted Stock Units shall be subject to such terms and conditions, including vesting and forfeiture, as may be set forth in the applicable Award Agreement. The Committee may accelerate the vesting of any Restricted Stock Units for such reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance‑Based Award to cease to qualify for the Section 162(m) Exemption. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(c)    Non-Transferability of Restricted Stock Units.  Subject to the provisions of this Plan and the applicable Award Agreement, during the Restricted Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(d)    Dividend Equivalents.  The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(d)).

SECTION 8.    Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance‑Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units intended to be a Qualified Performance‑Based Award granted in any one calendar year shall be ten million dollars ($10,000,000).

SECTION 9.    Other Stock‑Based Awards-

Other Stock‑Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 10.    Change in Control Provisions

(a)    Change in Control.  Unless otherwise determined by the Committee , (i) all outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, (ii) all restrictions on any Restricted Stock, Restricted Stock Units or Other Stock‑Based Awards that are not subject to Performance Goals shall lapse, and such Awards shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant, and (iii) restrictions on any Restricted Stock, Restricted Stock Units, Performance Units or Other Stock‑Based Awards that are subject to Performance Goals shall lapse and be deemed to be achieved at the level set forth in the applicable Award Agreement, and such Awards shall become free of restrictions and become fully vested and transferable, in each case, to the extent set forth in the applicable Award Agreement. The Committee shall, in its sole and absolute discretion, establish such terms and conditions as may be required to permit a Participant to exercise a Stock Option or Stock Appreciation Right that shall terminate in connection with a Change in Control or certain terminations of employment following Change in Control.

(b)    Definition of Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)          The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided,  however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by a Person who holds or controls entities that, in the aggregate (including the holdings of such Person), hold or control 10% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities on the Effective Date or (5) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(b); or

(ii)         Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided,  however, that any individual becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)        Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries with a third party or sale or other disposition of all or substantially all of the assets of the Company to a third party, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries to a third party (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination, or any Person who holds or controls entities that, in the aggregate (including the holdings of such Person), hold or control 10% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities on the Effective Date) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)        The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11.    Qualified Performance‑Based Awards; Section 16(b); Section 409A

(a)    The provisions of this Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Participant who is or is reasonably expected to be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Stock Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance‑Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than a Stock Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance‑Based Award, based upon a determination that (i) the recipient is or is reasonably expected to be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b)    Each Qualified Performance‑Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate and shall be set forth in the applicable Award Agreement.

(c)    The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance‑Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d)    The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short‑swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e)    This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts in respect of Awards that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

SECTION 12.    Term, Amendment and Termination

(a)    Effectiveness.  This Plan was approved by the Board on August 2, 2012, subject to and contingent upon approval by the Company’s stockholders. This Plan will be effective as of the date of such approval by the Company’s stockholders (the “Effective Date”).

(b)    Termination.  This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c)    Amendment of the Plan.  The Board or the Committee may amend, alter or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation, Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)    Amendment of Awards.  Subject to Section 5(e), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance‑Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules.

SECTION 13.    Unfunded Status of Plan

It is presently intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided,  however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 14.    General Provisions

(a)    Conditions for Issuance.  The Committee may, in its discretion, require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or Award Agreements hereunder, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)    No Contract of Employment.  This Plan and the Award Agreements hereunder shall not constitute a contract of employment, and the adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(c)    Required Taxes.  No later than the date as of which an amount with respect to any Award under this Plan first becomes includible in the gross income of a Participant or subject to withholding for federal, state, local or foreign income or employment or other tax purposes, such Participant shall pay to the Company or the applicable Affiliate, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise payable to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(d)    Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Shares and the payment of Shares with respect to dividends to Participants holding Awards under this Plan shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(d).

(e)    Designation of Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Eligible Individual, after such Participant’s death, may be exercised.

(f)    Subsidiary Employees.  In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(g)    Governing Law and Interpretation.  This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(h)    Non-Transferability.  Except as otherwise provided in Sections 5(j), 6(d) and 7(c) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(i)    Clawback.  All Awards under the Plan shall be subject to any clawback, recoupment or forfeiture provisions required by law and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time.

200 Crescent Court, Suite 1330

Dallas, Texas 75201

Telephone:  (214) 855-2177

Facsimile:  (214) 855-2173

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. HILLTOP HOLDINGS INC. 200 CRESCENT COURT, SUITE 1330 DALLAS, TX 75201 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E28787-P94133 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HILLTOP HOLDINGS INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) 07) 08) 09) 10) 11) Charlotte Jones Anderson Rhodes R. Bobbitt Tracy A. Bolt W. Joris Brinkerhoff J. Taylor Crandall Charles R. Cummings Hill A. Feinberg Gerald J. Ford Jeremy B. Ford J. Markham Green William T. Hill, Jr. 12) 13) 14) 15) 16) 17) 18) 19) 20) 21) James R. Huffines Lee Lewis Andrew J. Littlefair W. Robert Nichols, III C. Clifton Robinson Kenneth D. Russell A. Haag Sherman Robert C. Taylor, Jr. Carl B. Webb Alan B. White For Against Abstain ! ! ! ! ! ! ! ! ! 4. To reapprove the 2012 annual incentive plan performance goals. To reapprove the 2012 equity incentive plan performance goals. RatificationoftheappointmentofPricewaterhouseCoopersLLP as Hilltop Holdings Inc.'s independent registered public accounting firm for the 2017 fiscal year. 5. 6. The Board of Directors recommends you vote FOR proposals 2, 4, 5 and 6 and 1 YEAR on proposal 3. For Against Abstain The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof. ! ! ! 2. Advisory vote to approve executive compensation. 1 Year 2 Years 3 Years Abstain ! ! ! ! 3. Advisory vote on the frequency of future advisory votes on executive compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report for the year ended December 31, 2016 are available at www.proxyvote.com. E28788-P94133 HILLTOP HOLDINGS INC. Annual Meeting of Stockholders June 15, 2017 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Corey G. Prestidge and Jeremy B. Ford, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HILLTOP HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Dallas, Texas local time on June 15, 2017, at 2323 Victory Avenue, 5th Floor, Dallas, TX 75219, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side V.1.1